The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed pursuant to Rule 424(b)(5)
 Registration No. 333-281967
Subject to completion, dated September 9, 2026
Preliminary prospectus supplement
(To prospectus dated September 6, 2024)
$
Plains All American Pipeline, L.P.
$         % Series A Junior Subordinated Notes due 2056
$         % Series B Junior Subordinated Notes due 2056

Plains All American Pipeline, L.P. is offering $      aggregate principal amount of fixed-to-fixed reset rate junior subordinated notes, consisting of $      aggregate principal amount of    % Series A Junior Subordinated Notes due 2056 (the “Series A Notes”) and $      aggregate principal amount of     % Series B Junior Subordinated Notes due 2056 (the “Series B Notes,” and together with the Series A Notes, the “Notes”).
The Series A Notes will bear interest (i) from and including the original issue date (as defined herein) to, but excluding, December 15, 2031 at the rate of       % per annum and (ii) from and including December 15, 2031, during each Reset Period (as defined herein) at a rate per annum equal to the Five-year U.S. Treasury Rate (as defined herein) as of the most recent Reset Interest Determination Date (as defined herein) plus a spread of      %, to be reset on each Reset Date (as defined herein); provided that the interest rate during any Reset Period will not reset below    % per annum (which equals the initial interest rate on the Series A Notes). The Series A Notes will mature on December 15, 2056.
The Series B Notes will bear interest (i) from and including the original issue date to, but excluding, December 15, 2036 at the rate of      % per annum and (ii) from and including December 15, 2036, during each Reset Period (as defined herein) at a rate per annum equal to the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of      %, to be reset on each Reset Date; provided that the interest rate during any Reset Period will not reset below    % per annum (which equals the initial interest rate on the Series B Notes). The Series B Notes will mature on December 15, 2056.
Interest on the Notes will accrue from and including           , 2026 and will be payable semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2027.
The terms of each series of Notes will provide that so long as no event of default (as defined herein) with respect to the Notes of such series has occurred and is continuing, we may, at our option, defer interest payments on such series of Notes, from time to time, for one or more deferral periods of up to 20 consecutive semi-annual Interest Payment Periods (as defined herein) applicable to such series of Notes. During any deferral period applicable to either series of Notes, interest on such series of Notes will continue to accrue at the then-applicable interest rate on the Notes of such series (as reset from time to time on any Reset Date occurring during such deferral period in accordance with the terms of the Notes of such series) and, in addition, interest on deferred interest will accrue at the then-applicable interest rate on the Notes with respect to the Notes of either series (as reset from time to time on any Reset Date occurring during such deferral period in accordance with the terms of the Notes of such series), compounded semi-annually, to the extent permitted by applicable law. See “Description of the notes — Option to Defer Interest Payments.”
The terms of each series of Notes will provide that at our option, we may redeem Notes of such series at the times and at the applicable redemption prices described in this prospectus supplement. The Notes will be our unsecured obligations and will rank junior and subordinate in right of payment to our existing and future Senior Indebtedness (as defined herein). The Notes will rank equally in right of payment with any future unsecured indebtedness that we may incur from time to time if the terms of such indebtedness provide that it ranks equally with the Notes in right of payment. None of our subsidiaries will guarantee the Notes.
Each series of the Notes is a new issue of securities with no established trading market. We do not currently intend to apply for listing of either series of the Notes on any securities exchange or to have either series of the Notes quoted on any automated quotation system.
Investing in the Notes involves risks. See “Risk factors” beginning on page S-6 of this prospectus supplement.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Series A Note offered hereby	Total Series A Notes offered hereby	Per Series B Note offered hereby	Total Series B Notes offered hereby
Public Offering Price(1)	%	$	%	$
Underwriting Discount	%	$	%	$
Proceeds, Before Expenses, to Us	%	$	%	$

(1)
Plus accrued interest on the applicable series of Notes, if any, from           , 2026.

This prospectus supplement and the accompanying base prospectus are not intended to constitute an offer to, and the Notes should not be purchased, held or otherwise acquired by, a “specified foreign entity” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended (an “SFE”). By purchasing the Notes, any investor in the Notes (including all affiliated entities that participate in such purchase) will be deemed to represent and warrant to us that it is not, and will not be, for its taxable year that includes the date of the original issuance of the Notes, an SFE.
The underwriters expect to deliver the Notes in book-entry form only through facilities of The Depository Trust Company for the account of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank SA/NV, as operator of the Euroclear System, against payment on or about            , 2026.

Joint Book-Running Managers
J.P. Morgan Citigroup Mizuho MUFG Truist Securities

The date of this prospectus supplement is           , 2026.

Prospectus supplement
Prospectus

S-i

Important notice about information in this prospectus
supplement and the accompanying base prospectus
This document is in two parts. The first part is the prospectus supplement, which describes our business and the specific terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus. The second part, the accompanying base prospectus, gives more general information and includes disclosures regarding the Notes and additional disclosures that would pertain if at some time in the future we were to offer other series of our debt securities or our common units or preferred units. Accordingly, the accompanying base prospectus may contain information that does not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined.
If the description of the offering varies between the prospectus supplement and the accompanying base prospectus, you should rely on the information in the prospectus supplement.
Neither we nor the underwriters have authorized anyone to provide you any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement or the accompanying base prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the underwriters are making an offer of the Notes in any jurisdiction where the offer is not permitted. Except for information that is specifically tied to a particular date, you should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus or any related free writing prospectus is accurate as of any date other than the date on the front of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
The information in this prospectus supplement is not complete. You should review carefully all of the detailed information appearing in this prospectus supplement, the accompanying base prospectus, any free writing prospectus relating to this offering and the documents we have incorporated by reference before making any investment decision.
This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Forward-looking statements” and “Risk factors.”
We expect delivery of the Notes will be made against payment therefor on or about           , 2026, which is the           business day following the date of pricing of the Notes (such settlement being referred to as “T+    ”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on any date prior to the business day before delivery will be required, by virtue of the fact that the Notes initially will settle in T+    , to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

S-ii

Basis of presentation
Pro Forma Presentation
On October 31, 2025, we completed the purchase of an aggregate 55% non-operated equity interest in EPIC Crude Holdings, LP (“EPIC Crude Holdings”), the entity that owned and operated the Cactus III Pipeline, formerly known as the EPIC Crude Oil Pipeline, and an aggregate 55% of the membership interests in EPIC Crude Holdings GP, LLC (“EPIC GP”), the general partner of EPIC Crude Holdings (the “EPIC 55% Transaction”). Effective November 1, 2025, in a separate transaction from the EPIC 55% Transaction, we also completed the purchase of the remaining 45% equity interest in EPIC Crude Holdings and the remaining 45% of the membership interests in EPIC GP (the “EPIC 45% Transaction,” and, together with the EPIC 55% Transaction, the “Transactions”).
On May 12, 2026, we completed the sale of our Canadian NGL business. The operations of the Canadian NGL business met the criteria for classification as held for sale and for discontinued operations reporting. Accordingly, the balance sheet, results of operations and cash flows of the Canadian NGL business have been presented as discontinued operations in our condensed consolidated financial statements incorporated by reference herein. The SEC has held that if a significant disposition is presented as a discontinued operation in a registrant’s historical financial statements before the disposition is consummated, certain pro forma financial information with respect to such disposition may not be required.
This prospectus supplement incorporates by reference certain unaudited “pro forma” financial data. Pro forma financial data gives effect to the Transactions as if they had been consummated at the beginning of the periods presented. The pro forma financial data does not give effect to the sale of our Canadian NGL business. In each case, the pro forma data is presented for illustrative purposes only and should not be relied upon as an indication of the results of operations that would have been achieved if the Transactions had taken place on the specified dates. Accordingly, future results may vary significantly from the results reflected in such pro forma data and should not be relied on as an indication of future results. See our unaudited pro forma condensed combined financial statements and the related notes thereto incorporated by reference herein for additional information.

S-iii

Forward-looking statements
All statements included or incorporated by reference in this prospectus supplement or the accompanying base prospectus, other than statements of historical fact, are forward-looking statements, including but not limited to statements incorporating the words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “intend” and “forecast,” as well as similar expressions and statements regarding our business strategy, plans and objectives for future operations. The absence of such words, expressions or statements, however, does not mean that the statements are not forward-looking. Any such forward-looking statements reflect our current views with respect to future events, based on what we believe to be reasonable assumptions. Certain factors could cause actual results or outcomes to differ materially from the results or outcomes anticipated in the forward-looking statements. The most important of these factors include, but are not limited to:
•
general economic, market or business conditions in the United States and elsewhere (including the potential for a recession or significant slowdown in economic activity levels, the risk of persistently high inflation and supply chain issues, the impact of global public health events, such as pandemics, on demand and growth, and the timing, pace and extent of economic recovery) that impact (i) demand for crude oil, drilling and production activities and therefore the demand for the midstream services we provide and (ii) commercial opportunities available to us;

•
declines in global crude oil demand and/or crude oil prices or other factors that correspondingly lead to a significant reduction of North American crude oil production (whether due to reduced producer cash flow to fund drilling activities or the inability of producers to access capital, or both, the unavailability of pipeline and/or storage capacity, the shutting-in of production by producers, government-mandated pro-ration orders, or other factors), which in turn could result in significant declines in the actual or expected volume of crude oil shipped, processed, purchased, stored, fractionated and/or gathered at or through the use of our assets and/or the reduction of the margins we can earn or the commercial opportunities that might otherwise be available to us;

•
impacts of global geopolitical events, including conflicts in the Middle East and elsewhere, on commodity price volatility and crude oil supply and demand, as well as broader impacts on financial markets and the global macroeconomic environment;

•
fluctuations in refinery capacity and other factors affecting demand for various grades of crude oil and resulting changes in pricing conditions or transportation throughput requirements;

•
unanticipated changes in crude oil market structure, grade differentials and volatility (or lack thereof);

•
the effects of competition and capacity overbuild in areas where we operate, including downward pressure on rates, volumes and margins, contract renewal risk and the risk of loss of business to other midstream operators who are willing or under pressure to aggressively reduce transportation rates in order to capture or preserve customers;

•
the availability of, and our ability to consummate, acquisitions, divestitures, joint ventures or other strategic opportunities and realize benefits therefrom;

•
the successful operation of joint ventures and joint operating arrangements we enter into from time to time, whether relating to assets operated by us or by third parties, and the successful integration and future performance of acquired assets or businesses;

•
environmental liabilities, litigation or other events that are not covered by an indemnity, insurance or existing reserves;

•
negative societal sentiment regarding the hydrocarbon energy industry and the continued development and consumption of hydrocarbons, which could influence consumer preferences and governmental or regulatory actions that adversely impact our business;

•
the occurrence of a natural disaster, catastrophe, terrorist attack (including eco-terrorist attacks) or other event that materially impacts our operations, including cyber or other attacks on our or our service providers’ electronic and computer systems;

•
weather interference with business operations or project construction, including the impact of extreme weather events or conditions (including hurricanes, floods, wildfires and drought);

S-iv

•
the impact of current and future laws, rulings, legislation, governmental regulations, executive orders, trade policies, trade tariffs, accounting standards and statements, and related interpretations that (i) prohibit, restrict or regulate the development of oil and gas resources and the related infrastructure on lands dedicated to or served by our pipelines, (ii) negatively impact our ability to develop, operate or repair midstream assets, or (iii) otherwise negatively impact our business or increase our exposure to risk;

•
negative impacts on production levels in the Permian Basin or elsewhere due to issues associated with (or laws, rules or regulations relating to) hydraulic fracturing and related activities (including wastewater injection or disposal), including earthquakes, subsidence, expansion or other issues;

•
the pace of development of natural gas or other infrastructure and its impact on expected crude oil production growth in the Permian Basin;

•
the refusal or inability of our customers or counterparties to perform their obligations under their contracts with us (including commercial contracts, asset sale agreements and other agreements), whether justified or not and whether due to financial constraints (such as reduced creditworthiness, liquidity issues or insolvency), market constraints, legal constraints (including governmental orders or guidance), the exercise of contractual or common law rights that allegedly excuse their performance (such as force majeure or similar claims) or other factors;

•
loss of key personnel and inability to attract and retain new talent;

•
disruptions to futures markets for crude oil and other petroleum products, which may impair our ability to execute our commercial or hedging strategies;

•
the effectiveness of our risk management activities;

•
shortages or cost increases of supplies, materials or labor;

•
maintenance of our credit ratings and ability to receive open credit from our suppliers and trade counterparties;

•
our inability to perform our obligations under our contracts, whether due to non-performance by third parties, including our customers or counterparties, market constraints, third-party constraints, supply chain issues, legal constraints (including governmental orders or guidance), or other factors or events;

•
the incurrence of costs and expenses related to unexpected or unplanned capital or maintenance expenditures, third-party claims or other factors;

•
failure to implement or capitalize, or delays in implementing or capitalizing, on investment capital projects, whether due to permitting delays, permitting withdrawals or other factors;

•
failure to implement or realize anticipated benefits from operational and organizational streamlining and efficiency efforts and initiatives;

•
tightened capital markets or other factors that increase our cost of capital or limit our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, investment capital projects, working capital requirements and the repayment or refinancing of indebtedness;

•
the amplification of other risks caused by volatile or closed financial markets, capital constraints, liquidity concerns and inflation;

•
the use or availability of third-party assets upon which our operations depend and over which we have little or no control;

•
the currency exchange rate of the Canadian dollar to the United States dollar;

•
the deferral of current revenue recognition attributable to deficiency payments received from customers who fail to ship or move their minimum contracted volumes;

•
significant under-utilization of our assets and facilities;

•
increased costs, or lack of availability, of insurance;

S-v

•
fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans;

•
risks related to the development and operation of our assets; and

•
other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of

•
crude oil, as well as in the processing, transportation, fractionation, storage and marketing of NGL.

Other factors described or incorporated by reference herein, as well as factors that are unknown or unpredictable, could also have a material adverse effect on future results. See “Risk factors” beginning on page S-6 of this prospectus supplement and in Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (File No. 001-14569) and in any of our subsequent quarterly or current reports, which are incorporated in this prospectus supplement by reference, for information regarding risks you should consider before making an investment decision. Except as required by applicable securities laws, we do not intend to update these forward-looking statements and information.

S-vi

Prospectus supplement summary
This summary highlights information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus. It does not contain all of the information that you should consider before making an investment decision. You should read carefully the entire prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and the other documents to which we refer herein and therein for a more complete understanding of this offering of Notes. See “Risk factors” beginning on page S-6 of this prospectus supplement and in Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (File No. 001-14569) and in any of our subsequent quarterly or current reports, which are incorporated in this prospectus supplement by reference, for information regarding risks you should consider before making a decision to purchase any Notes in this offering.
For purposes of this prospectus supplement and the accompanying base prospectus, except as set forth in “Description of the notes” and unless the context clearly indicates otherwise, references to “PAA,” the “Partnership,” “we,” “us,” “our” and similar terms refer to Plains All American Pipeline, L.P. and its subsidiaries. With respect to the cover page and in the section entitled “— The Offering,” “we,” “our” and “us” refer only to Plains All American Pipeline, L.P., but not to any of the other subsidiaries of Plains All American Pipeline, L.P. References to our “general partner,” as the context requires, include any or all of PAA GP LLC, Plains AAP, L.P. and Plains All American GP LLC.
Plains All American Pipeline, L.P.
We are a publicly traded Delaware limited partnership. Our business model integrates large-scale supply aggregation capabilities with the ownership and operation of critical midstream infrastructure systems that connect major producing regions to key demand centers and export terminals. As one of the largest crude oil midstream service providers in North America, we own an extensive network of pipeline transportation, terminalling, storage and gathering assets in key crude oil producing basins (including the Permian Basin) and transportation corridors and at major market hubs in the United States and Canada.
Our Principal Executive Offices
Our executive offices are located at 333 Clay Street, Suite 1600, Houston, Texas 77002. Our telephone number is (713) 646-4100. We maintain a website at www.plains.com where we routinely post important information about our business and operations. Information contained on or available through our website is not incorporated into or otherwise a part of this prospectus supplement or the accompanying base prospectus.
Additional Information
For additional information about us, including our partnership structure and management, please refer to the documents set forth under “Where you can find more information” in this prospectus supplement, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (File No. 001-14569), our Quarterly Reports on Form 10-Q for the periods ended March 31, 2026 and June 30, 2026 and any subsequent Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), each of which is incorporated by reference herein.

The offering
The summary below describes the principal terms of the Notes. Certain of the terms described below are subject to important limitations and exceptions. The “Description of the notes” section of this prospectus supplement and the “Description of our debt securities” section of the accompanying base prospectus contain a more detailed description of the terms of the Notes.
Issuer
Plains All American Pipeline, L.P.
Notes offered
$      aggregate principal amount of    % Series A Junior Subordinated Notes due 2056 and $      aggregate principal amount of    % Series B Junior Subordinated Notes due 2056.
Maturity date
The Notes will mature on December 15, 2056.
Interest rate
The Series A Notes will bear interest (i) from and including       , 2026 to, but excluding, December 15, 2031 (the “Series A First Reset Date”) at the rate of     % per annum and (ii) from and including the Series A First Reset Date, during each Reset Period at a rate per annum equal to the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of     %, to be reset on each Reset Date; provided that the interest rate during any Reset Period will not reset below    % per annum (which equals the initial interest rate on the Series A Notes).
The Series B Notes will bear interest (i) from and including            , 2026 to, but excluding, December 15, 2036 (the “Series B First Reset Date”) at the rate of     % per annum and (ii) from and including the Series B First Reset Date, during each Reset Period at a rate per annum equal to the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of     %, to be reset on each Reset Date; provided that the interest rate during any Reset Period will not reset below    % per annum (which equals the initial interest rate on the Series B Notes).
For the definitions of the terms “Reset Period,” “Five-year U.S. Treasury Rate,” “Reset Interest Determination Date” and “Reset Date” and for other important information concerning the calculation of interest on the Notes, see “Description of the notes — Interest Rate and Maturity” in this prospectus supplement.
Interest payment dates
Subject to our right to defer interest payments as described under “— Optional interest deferral” below, we will pay interest on the Notes semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2027.
Optional interest deferral
The terms of each series of Notes will provide that so long as no event of default with respect to the Notes of such series has occurred and is continuing, we may, at our option, defer interest payments on such series of Notes, from time to time, for one or more deferral periods of up to 20 consecutive semi-annual Interest Payment Periods applicable to such series of Notes each (each such deferral period, commencing on the interest payment date on which the first such deferred interest payment otherwise would have been made, an “Optional Deferral Period”), except that no such Optional Deferral Period may extend beyond the final maturity date of the Notes of such series or end on a day other than the day immediately preceding an interest payment date applicable to such series of Notes. In other words, with respect to each series of Notes, we may declare at our discretion up to a ten-year interest payment moratorium and may choose to do that on one or more occasions. No interest will be due or payable on the Notes of such series during an Optional Deferral Period, unless we elect, at our option, to redeem any Notes of such series on any redemption date during such Optional Deferral Period, in which case all accrued and unpaid interest on the Notes of such series to be redeemed to, but excluding, such redemption date will be due and payable on such redemption date, or unless the principal of and interest on the Notes of such series shall have been declared due and payable as the result of an event of default with respect to the Notes of such series, in which case, all accrued and unpaid interest, including, to the extent permitted by applicable law, any interest on the deferred interest (“compound interest”), on the Notes of such series shall become due and payable. We may elect, at our option, to extend the length of any Optional Deferral Period that is shorter than 20 consecutive semi-annual Interest Payment Periods (so long as the entire Optional Deferral Period does not exceed 20 consecutive semi-annual Interest Payment Periods or extend beyond the final maturity date of the Notes of such series) and to shorten the length of any Optional Deferral Period. With respect to each series of Notes, we cannot begin a new Optional Deferral Period until we have paid all accrued and unpaid interest on the Notes of such series from any previous Optional Deferral Periods. During any Optional Deferral Period applicable to a series of Notes, interest on the applicable series of Notes will continue to accrue at the then-applicable interest rate on the Notes of such series (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes of such series). In addition, during any Optional Deferral Period, interest on the deferred interest will accrue at the then-applicable interest rate on the Notes with respect to the Notes of either series (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes of such series), compounded semi-annually, to the extent permitted by applicable law.
For the definition of the term “event of default,” see “Description of the notes — Events of Default” in this prospectus supplement, and for the definition of the term “Interest Payment Period” and other important information concerning our right to defer interest payments on such notes, see “Description of the notes — Option to Defer Interest Payments” in this prospectus supplement.
Restrictions during an optional deferral period
During any Optional Deferral Period, with respect to the Notes of either series, we (and our subsidiaries, as applicable) may not do any of the following (subject to certain exceptions): (i) declare or pay dividends or distributions on any of our capital stock, (ii) redeem, purchase, acquire or make a liquidation payment with respect to any of our capital stock, (iii) pay any principal, interest or premium on, or repay, repurchase or redeem, any of our indebtedness that ranks equally with or junior to the Notes of such series in right of payment, or (iv) make any payments with respect to any guarantees by us of any indebtedness if such guarantees rank equally with or junior to the Notes of such series in right of payment. For further information, including information concerning the exceptions referred to above, see “Description of the notes — Option to Defer Interest Payments” in this prospectus supplement.
Ranking
The Notes will be our unsecured obligations and will rank junior and subordinate in right of payment to the prior payment of our existing and future Senior Indebtedness, to the extent and in the manner set forth under the caption “Description of the notes —  Subordination” in this prospectus supplement. For the definition of the term “Senior Indebtedness,” see “Description of the notes —  Subordination” in this prospectus supplement. The Notes will not be guaranteed by any of our subsidiaries. The Notes will rank equally in right of payment with any future unsecured indebtedness that we may incur from time to time if the terms of such indebtedness provide that it ranks equally with the Notes in right of payment. The Notes will be effectively subordinated in right of payment to any secured indebtedness we have incurred or may incur (to the extent of the value of the collateral securing such secured indebtedness) and will also be effectively subordinated to all existing and future indebtedness and other liabilities of our subsidiaries.
Mandatory redemption
We will not be required to make mandatory redemption or sinking fund payments on the Notes or to repurchase the Notes at the option of the holders.
Optional redemption
The terms of each series of Notes will provide that at our option, we may redeem some or all of the Notes of such series before their maturity, as follows:
•
in whole or from time to time in part, (i) on any day in the period commencing on the date falling 90 days prior to the First Reset Date applicable to the Notes of such series and ending on (and including) such First Reset Date and (ii) after such First Reset Date, on any applicable interest payment date, in each case at a redemption price in cash equal to 100% of the principal amount of the Notes of such series to be redeemed, plus, subject to the terms described in the first paragraph under “Description of the notes — Redemption — Redemption Procedures; Cancellation of Redemption” in this prospectus supplement, accrued and unpaid interest on the Notes of such series to be redeemed to, but excluding, such redemption date;

•
in whole, but not in part, at any time within 120 days after the occurrence of a Tax Event (as defined in “Description of the notes — Redemption — Redemption Following a Tax Event” in this prospectus supplement) at a redemption price in cash equal to 100% of the principal amount of the Notes of such series to be redeemed, plus, subject to the terms described in the first paragraph under “Description of the notes —  Redemption — Redemption Procedures; Cancellation of Redemption” in this prospectus supplement, accrued and unpaid interest on the Notes of such series to be redeemed to, but excluding, such redemption date; and

•
in whole, but not in part, at any time during the continuance of and, in any event, within 120 days after the occurrence of, a Rating Agency Event (as defined in “Description of the notes —  Redemption — Redemption Following a Rating Agency Event” in this prospectus supplement) at a redemption price in cash equal to 102% of the principal amount of the Notes of such series to be redeemed, plus, subject to the terms described in the first paragraph under “Description of the notes —  Redemption — Redemption Procedures; Cancellation of Redemption” in this prospectus supplement, accrued and unpaid interest on the Notes of such series to be redeemed to, but excluding, such redemption date.
Use of proceeds
The net proceeds of this offering will be approximately $      after deducting the underwriting discounts and our estimated offering expenses. We intend to use the net proceeds from the offering, together with cash on hand and commercial paper borrowings, to redeem all 58,411,908 Series A Preferred Units (the “Series A Preferred Units”) outstanding on or about the closing date of this offering at a redemption price of 110% of par value of $26.25 per unit, and all 800,000 Series B Preferred Units (“Series B Preferred Units” and together with the Series A Preferred Units, the “Preferred Units”) outstanding on or about               , 2026 (30 days following the date hereof) at a redemption price of 100% of par value of $1,000 per unit, plus any accrued and unpaid distributions, if any, to, but not including the applicable redemption date (the “Preferred Unit Redemptions”). See “Use of proceeds.” This prospectus supplement does not constitute a notice of redemption with respect to either of the Series A Preferred Units or the Series B Preferred Units.
Book-entry, delivery and form
The Notes of each series will be represented by one or more permanent global certificates in fully registered form deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company.
No listing
Each series of the Notes is a new issue of securities with no established trading market. We do not currently intend to apply for listing of either series of the Notes on any securities exchange or to have either series of the Notes quoted on any automated quotation system. See “Risk factors — Risks Related to the Notes — Your ability to transfer the Notes may be limited by the absence of an organized trading market.”
Governing law
State of New York.
Trustee
U.S. Bank Trust Company, National Association.
U.S. federal income tax considerations
We intend to treat the Notes as indebtedness for U.S. federal income tax purposes. Each holder of the Notes will, by accepting the Notes, be deemed to have agreed that the holder intends that the Notes constitute indebtedness and will treat the Notes as indebtedness for U.S. federal and applicable state and local income tax purposes. See “Material United States federal income tax consequences —  Classification of the Notes.”
For a description of the material U.S. federal income tax consequences of the ownership and disposition of the Notes, see “Material United States federal income tax consequences.”
Risk factors
Investing in the Notes involves risks. You should consider carefully all of the information in this prospectus supplement, the accompanying base prospectus, any free writing prospectus relating to this offering and the documents incorporated by reference herein and therein. In particular, you should consider carefully the specific risks set forth in “Risk factors” beginning on page S-6 of this prospectus supplement.

Risk factors
Before making an investment in the Notes offered hereby, you should carefully consider the risk factors discussed herein and those included in Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (File No. 001-14569), and in any of our subsequent quarterly or current reports, which are incorporated by reference herein, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus. If any of these risks were to occur, our business, financial condition or results of operations could be materially adversely affected. In such case, the value of the Notes could decline, and you could lose all or part of your investment.
Risks related to the Notes
The Notes are subordinated or effectively subordinated to all of our other indebtedness (other than any unsecured indebtedness we have incurred or may in the future incur that ranks junior to or pari passu with the Notes), and the indenture will not limit the aggregate amount of indebtedness that we or our subsidiaries may incur.
Pursuant to the terms of the indenture governing the Notes, the Notes will be subordinated in right of payment to all of our existing and future Senior Indebtedness (as defined under “Description of the notes — Subordination”). This means that, in the event of (a) our dissolution, winding-up, liquidation or reorganization, (b) our failure to pay any interest, principal or other monetary amounts due on any of our Senior Indebtedness when due (and continuance of that default beyond any applicable grace period) or (c) acceleration of the maturity of any of our Senior Indebtedness as a result of a default, we will not be permitted to make any payments on the Notes until, in the case of clause (a), all amounts due or to become due on all of its Senior Indebtedness have been paid in full, or, in the case of clauses (b) and (c), all amounts due on our Senior Indebtedness have been paid in full. For additional information about the subordination of the Notes to our Senior Indebtedness, see “Description of the notes — Subordination” in this prospectus supplement. As of June 30, 2026, after giving effect to this offering and the application of the net proceeds as set forth under “Use of proceeds,” we would have had total senior debt of $       billion. Due to the subordination of the Notes to our Senior Indebtedness, if our assets are distributed upon our dissolution, winding-up, liquidation or reorganization, holders of our Senior Indebtedness and any secured indebtedness would likely recover more, ratably, than the holders of the Notes, and it is possible that no payments would be made to the holders of the Notes.
The Notes will rank equally in right of payment with any future unsecured indebtedness that we may incur from time to time if the terms of such indebtedness provide that it ranks equally with the Notes in right of payment. As of June 30, 2026, after giving effect to this offering and the application of the net proceeds as set forth under “Use of proceeds,” we would have had total junior subordinated debt of $      (reflecting the issuance of the Notes only).
The indenture will not limit the amount of Senior Indebtedness or secured indebtedness that may be incurred by us or the amount of other indebtedness or liabilities that may be incurred by us or any of our subsidiaries. The incurrence by us or our subsidiaries of additional indebtedness, including the incurrence of additional Senior Indebtedness or secured indebtedness by us, may have adverse consequences for you as a holder of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes, a loss of all or part of the trading value of your Notes and a risk that one or more of the credit ratings of the Notes could be lowered or withdrawn. Both we and our subsidiaries expect to incur substantial amounts of additional indebtedness, including Senior Indebtedness, in the future.
The interest rate on each series of Notes will reset on the applicable First Reset Date and each subsequent Reset Date and any interest payable after a Reset Date may be based on a rate that is less than an amount of interest payable in an earlier interest period. Although it is not possible for the interest rate on the notes to decrease below the interest rate as in effect during the Initial Fixed Period, the interest rate on the notes will fluctuate over time.
The interest rate on the Series A Notes from their original issue date to, but excluding, the Series A First Reset Date will be     % per annum. Beginning on the Series A First Reset Date, the interest rate on the Series A Notes for each Reset Period will equal the Five-year U.S. Treasury Rate as of the most recent

Reset Interest Determination Date plus a spread of     %, to be reset on each Reset Date; provided that the interest rate during any Reset Period will not reset below    % per annum (which equals the initial interest rate on the Series A Notes). The interest rate on the Series B Notes from their original issue date to, but excluding, the Series B First Reset Date will be     % per annum. Beginning on the Series B First Reset Date, the interest rate on the Series B Notes for each Reset Period will equal the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of     %, to be reset on each Reset Date; provided that the interest rate during any Reset Period will not reset below    % per annum (which equals the initial interest rate on the Series B Notes).
Therefore, although it is not possible for the interest rate to decrease below the interest rate as in effect during the initial Interest Payment Period preceding the Series A First Rest Date and Series B First Reset Date, respectively, the interest rate payable on either series of Notes during any Interest Payment Period following a Reset Date could be less than the interest rate payable during a previous Reset Period. We have no control over the factors that may affect U.S. Treasury rates, including geopolitical, economic, financial, political, regulatory, judicial or other conditions or events.
The historical Five-year U.S. Treasury Rates are not an indication of future Five-year U.S. Treasury Rates.
As noted above, the annual interest rate on the Notes for each Reset Period will be set by reference to the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date (provided that the interest rate during any Interest Reset Period will not reset below    % per annum, with respect to the Series A Notes, and    % per annum, with respect to the Series B Notes). In the past, U.S. Treasury rates have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of U.S. Treasury rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. Treasury rates is not an indication that U.S. Treasury rates are more or less likely to increase or decrease at any time in the future and you should not take historical U.S. Treasury rates as an indication of future U.S. Treasury Rates.
We can defer interest payments on the Notes for one or more Optional Deferral Periods of up to 20 consecutive semi-annual Interest Payment Periods each. This may affect the market price of the Notes.
The terms of each series of Notes will provide that so long as no event of default (as defined below under “Description of the notes — Events of Default”) with respect to the Notes of such series has occurred and is continuing, we may, at our option, defer interest payments on such series of Notes, from time to time, for one or more Optional Deferral Periods of up to 20 consecutive Interest Payment Periods applicable to such series of Notes each, except that no such Optional Deferral Period may extend beyond the final maturity date of the Notes of such series or end on a day other than the day immediately preceding an interest payment date applicable to such series of Notes. In other words, with respect to each series of Notes, we may declare at our discretion up to a ten-year interest payment moratorium and may choose to do that on one or more occasions. Moreover, following the end of any Optional Deferral Period, if all amounts then due on the applicable series of Notes are paid, we could immediately start a new Optional Deferral Period of up to 20 consecutive semi-annual Interest Payment Periods. No interest will be due or payable on the Notes of such series during an Optional Deferral Period, unless we elect, at our option, to redeem any Notes of such series on any redemption date during such Optional Deferral Period, in which case all accrued and unpaid interest on the Notes of such series to be redeemed to, but excluding, such redemption date will be due and payable on such redemption date, or unless the principal of and interest on the Notes of such series shall have been declared due and payable as a result of an event of default with respect to the Notes of such series, in which case, all accrued and unpaid interest on the Notes of such series shall become due and payable. Instead, interest on the applicable series of Notes would be deferred but would continue to accrue at the then-applicable interest rate on the Notes of such series (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes of such series). In addition, during any Optional Deferral Period, interest on the deferred interest would accrue at the then-applicable interest rate on the Notes with respect to the Notes of either series (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes of such series), compounded semi-annually, to the extent permitted by applicable law. If we exercise this interest deferral right with respect to the Notes of any series, the Notes of such series may trade at a price that does not reflect the value of accrued and unpaid interest on such Notes or that is otherwise substantially less than the price at which such Notes would have traded if we had not exercised such deferral right. If we exercise this interest deferral right and you sell your Notes of such series during an Optional Deferral Period, you may not receive the same return on your investment as a holder that continues to hold its Notes until we pay the deferred interest following the end of such Optional Deferral Period. In addition, as a result of our right to defer interest payments, the market price of the Notes may be more volatile than other securities that do not have these rights.
In certain circumstances, holders of the Notes may be subject to U.S. federal income tax on interest before they receive cash payments from us.
We have the option under certain circumstances to defer payments of stated interest on the Notes (see “Description of the notes — Option to Defer Interest Payments”). We believe the likelihood of our exercising the option to defer interest payments is “remote” within the meaning of the U.S. Treasury Regulations, and in addition, we expect the Notes to be treated as “variable rate debt instruments” for U.S. federal income tax purposes. Based on the foregoing, the U.S. Treasury Regulations applicable to variable rate debt instruments and the expected pricing terms of the Notes, we do not expect the Notes of each series to be treated as issued with original issue discount (“OID”) for U.S. federal income tax purposes.
However, if the option to defer interest payments on the Notes of any series were determined not to be remote, if we exercise the option to defer interest payments on the Notes of any series, if the pricing terms for the Notes of a series were to be set in a manner different than our expectations or if the Notes of a series were otherwise determined to have OID, the Notes of such series would be treated as issued with OID at the time of issuance or as reissued with OID at the time of such deferral, as the case may be, and all or a portion of the stated interest or, if interest is in fact deferred, all stated interest due after such deferral would be treated as OID. Under the OID rules, a U.S. holder (as defined in “Material United States federal income tax consequences —  Tax Consequences to U.S. Holders”) would be required to include such OID in taxable income (as ordinary income) with respect to the Notes of such series as it accrues, using a constant yield method, regardless of such U.S. holder’s method of accounting for U.S. federal income tax purposes and in advance of the receipt of cash to which such OID is attributable with respect to the Notes of such series. Any OID included in income would increase the holder’s adjusted tax basis in its Notes, and the actual receipt of cash interest payments would reduce that adjusted tax basis.
In addition, accrued and unpaid interest during an Optional Deferral Period for the Notes of such series will be payable on the interest payment date immediately following the last day of such Optional Deferral Period. In the event of such a deferral, a U.S. holder that disposes of the Notes of such series between record dates for interest payments will be required to include OID accrued to the date of such disposition in taxable income and such OID would increase such U.S. holder’s adjusted tax basis in the Notes of such series. To the extent the selling price is less than the U.S. holder’s adjusted tax basis, the U.S. holder would recognize a capital loss for U.S. federal income tax purposes. See “Material United States federal income tax consequences — Tax Consequences to U.S. Holders — Interest and Original Issue Discount.” Holders should consult with their tax advisors regarding the tax consequences to them of an investment in the Notes and potential for, and consequences of, the Notes being treated as issued (or reissued) with OID.
Holders of the Notes could be subject to materially different U.S. federal income tax consequences if the Notes were not to be respected as indebtedness for U.S. federal income tax purposes.
The determination of whether a security is classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the Notes. In the opinion of Vinson & Elkins LLP, under current law and based on the facts contained in this prospectus supplement, the terms of the Notes of each series and the indenture applicable to each series of Notes, and certain assumptions and representations relied upon in rendering such opinion, the Notes should be treated as indebtedness for U.S. federal income tax purposes (although there is no controlling authority directly on point). Further, we intend to treat the Notes as indebtedness for U.S. federal income tax purposes, and each holder of the Notes will, by accepting the Notes, be deemed to have agreed that the holder intends that the Notes constitute indebtedness and will treat the Notes as indebtedness for U.S. federal and applicable state and local income tax purposes. However, this position is not binding on the IRS or any court, and there can be no assurance that the IRS or a court will not challenge this position or that a court would not sustain such a challenge.
If the IRS were to successfully challenge the classification of the Notes as indebtedness, the U.S. federal income tax consequences to holders of the Notes would be materially different from those described herein. In such case, certain holders of the Notes could have substantial adverse tax consequences. For example, employee benefit plans and most other tax-exempt organizations, including individual retirement accounts and other retirement plans, could be subject to U.S. federal income tax on income and gain, if any, recognized by them with respect to the Notes as unrelated business taxable income. Non-U.S. holders of the Notes could be subject to U.S. federal income tax on income and gain, if any, recognized by them with respect to the Notes as effectively connected income (that would be attributable to a permanent establishment in the United States within the meaning of an applicable tax treaty), and be required to file U.S. federal tax returns in respect thereof. In addition, non-U.S. holders could be subject to substantial withholding taxes in connection with any payment from us or upon a taxable disposition of the Notes.
See “Material United States federal income tax consequences — Classification of the Notes.” Holders are urged to consult their own tax advisors regarding the tax consequences to them if the Notes were not to be treated as indebtedness for U.S. federal income tax purposes.
Holders of the Notes will have limited rights of acceleration.
Holders of the Notes and the trustee under the indenture may accelerate payment of the principal and interest on the Notes only upon the occurrence and continuation of certain events of default. Payment of principal and interest on the Notes may be accelerated upon the occurrence of an event of default under the indenture related to failure to pay interest within 30 days after it is due, failure to pay principal or premium, if any, on the Notes when due, and certain events of bankruptcy, insolvency, receivership or reorganization relating to the Partnership (but not its subsidiaries). Holders of the Notes and the trustee will not have the right to accelerate payment of the principal or interest on the Notes upon the breach of any other covenant in the indenture. See “Description of the notes — Option to Defer Interest Payments,” “Description of the notes — Events of Default” and “Description of the notes — Limitation on Remedies.”
We will make only limited covenants in the indenture that will govern the Notes and these limited covenants may not protect your investment.
With respect to the Notes of each series, each indenture will not:
•
require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows, or liquidity and, accordingly, will not protect holders of the Notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•
limit our subsidiaries’ ability to incur indebtedness which would structurally rank senior to the Notes;

•
limit our ability to incur indebtedness, including secured indebtedness, that is senior to, or equal in, right of payment to the Notes; or

•
restrict our ability to make investments or to pay distributions or make other payments in respect of our common units, preferred units or other securities ranking junior to the Notes.

The indenture also will permit us and our subsidiaries to incur additional indebtedness, including secured indebtedness, that could effectively rank senior to the Notes, and to engage in leaseback arrangements, subject to certain limitations. Any of these actions could adversely affect our ability to make principal and interest payments on the Notes.
Investors should not expect us to redeem the Notes on the first or any other date on which they are redeemable.
The terms of each series of Notes will provide that we may at our option redeem the Notes of such series, in whole or from time to time in part, (i) on any day in the period commencing on the date falling 90 days prior to the First Reset Date applicable to the Notes of such series and ending on (and including) such First Reset Date and (ii) after such First Reset Date, on any applicable interest payment date. In addition, the Notes of each series may be redeemed by us at our option, in whole but not in part, following the occurrence and during the continuance of either a Tax Event or a Rating Agency Event (as those terms are defined under “Description of the notes — Redemption” in this prospectus supplement). Any decision we may make at any time to redeem the Notes before their final maturity date will depend upon, among other things, the strength of our balance sheet, our results of operations, our access to the capital markets, interest rates, our growth strategy, and general market conditions at such time. Accordingly, while we may decide to do so, investors should not expect us to redeem the Notes on the first or any other date on which they are redeemable.
Our leverage may limit our ability to borrow additional funds, comply with the terms of our indebtedness or capitalize on business opportunities.
Our leverage is significant in relation to our partners’ capital. As of June 30, 2026, on an as further adjusted basis as described under “Capitalization,” our total outstanding long-term debt was approximately $      , and our total outstanding short-term debt was approximately $      . Various limitations in our credit facility and other debt instruments may reduce our ability to incur additional debt, to engage in some transactions and to capitalize on business opportunities. Any subsequent refinancing of our current indebtedness or any new indebtedness could have similar or greater restrictions.
Our leverage could have important consequences to investors in the Notes. We will require substantial cash flow to meet our principal and interest obligations with respect to the Notes and our other consolidated indebtedness. Our ability to make scheduled payments, to refinance our obligations with respect to our indebtedness or our ability to obtain additional financing in the future will depend on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors. We believe that we will have sufficient cash flow from operations and available borrowings under our credit facility to service our indebtedness, although either series of the Notes may need to be refinanced at or prior to maturity in whole or in part. A significant downturn in the hydrocarbon industry or other development adversely affecting our cash flow could materially impair our ability to service our indebtedness. If our cash flow and capital resources are insufficient to fund our debt service obligations, we may be forced to refinance all or a portion of our debt or sell assets. We can give no assurance that we would be able to refinance our existing indebtedness or sell assets on terms that are commercially reasonable.
Our leverage may adversely affect our ability to fund future working capital, capital expenditures and other general partnership requirements, future acquisition, construction or development activities, or to otherwise fully realize the value of our assets and opportunities because of the need to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness or to comply with any restrictive terms of our indebtedness. Our leverage may also make our results of operations more susceptible to adverse economic and industry conditions by limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate and may place us at a competitive disadvantage as compared to our competitors that have less debt.
Your ability to transfer the Notes may be limited by the absence of an organized trading market.
Each series of the Notes is a new issue of securities with no established trading market. We do not currently intend to apply for listing of either series of the Notes on any securities exchange or to have either series of the Notes quoted on any automated quotation system. Although certain of the underwriters have informed us that they currently intend to make a market in each series of the Notes, they are not obligated to do so. In addition, the underwriters may discontinue any such market making at any time without notice. The liquidity of any market for either series of the Notes will depend on the number of holders of such series of the Notes, the interest of securities dealers in making a market in such series of the Notes and other factors. Accordingly, we can give no assurance as to the development, continuation or liquidity of any market for either series of the Notes.
We have a holding company structure in which our subsidiaries conduct our operations and own our operating assets.
We are a holding company, and our subsidiaries conduct all of our operations and own all of our operating assets. We have no significant assets other than the ownership interests in our subsidiaries. As a result, our ability to make required payments on the Notes depends on the performance of our subsidiaries and their ability to distribute funds to us. The ability of our subsidiaries to make distributions to us may be restricted by, among other things, credit facility and applicable state partnership laws and other laws and regulations. Pursuant to our credit facility, we may be required to establish cash reserves for the future payment of principal and interest on the amounts outstanding under our credit facility. If we are unable to obtain the funds necessary to pay the principal amount at maturity with respect to either series of the Notes, we may be required to adopt one or more alternatives, such as a refinancing of either series of the Notes. We cannot assure you that we would be able to refinance the Notes.
Changes in our credit rating or outlook or in the rating assigned by a rating agency to the Notes of either series could adversely affect the market price or liquidity of such Notes.
Credit rating agencies continually revise their ratings and outlook for the companies that they follow, including us. The credit rating agencies also evaluate our industry as a whole and may change their credit ratings or outlook for us based on their overall view of our industry. We cannot be sure that credit rating agencies will maintain their ratings on the Notes of either series. A negative change in our ratings or outlook could have an adverse effect on the price of such Notes.
We expect that each series of the Notes will be rated by nationally recognized statistical rating agencies. We cannot assure you that any rating assigned will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, circumstances relating to the basis of the rating, such as adverse changes in our business, so warrant. Any lowering or withdrawal of a rating by a rating agency could reduce the liquidity or market value of such Notes.
We do not have the same flexibility as other types of organizations to accumulate cash, which may limit cash available to service the Notes or to repay the Notes at their respective maturities.
Unlike a corporation, our partnership agreement requires us to distribute, on a quarterly basis, 100% of our available cash to our unitholders of record. Available cash is generally defined as all of our cash receipts and cash equivalents on hand at the end of each quarter less reserves established in the discretion of our general partner for future requirements. Our available cash also includes cash on hand resulting from borrowings made after the end of the quarter. Our general partner will determine the amount and timing of such distributions and has broad discretion to establish and make additions to our reserves or the reserves of our operating partnerships in amounts the general partner determines in its reasonable discretion to be necessary or appropriate:
•
to provide for the proper conduct of our business and the business of our operating partnerships (including reserves for future capital expenditures and for our anticipated future credit needs);

•
to comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation;

•
to provide funds for distributions to our preferred unitholders; or

•
to provide funds for distributions to our common unitholders for any one or more of the next four calendar quarters.

Although our payment obligations to our unitholders are subordinate to our payment obligations to you, the value of our units may decrease in direct correlation with decreases in the amount we distribute per unit. Accordingly, if we experience a liquidity problem in the future, we may not be able to issue equity to recapitalize.
Our tax treatment depends on our status as a partnership for U.S. federal income tax purposes and not being subject to a material amount of entity-level taxation by individual states or foreign jurisdictions. If the Internal Revenue Service (“IRS”) were to treat us as a corporation for U.S. federal income tax purposes, or if we become subject to entity-level or other form of taxation for state or foreign tax purposes, our cash available for payment of principal and interest on the Notes and our other indebtedness could be substantially reduced.
A publicly traded partnership such as us may be treated as a corporation for U.S. federal income tax purposes unless it satisfies a “qualifying income” requirement as defined in Section 7704 of the Internal

Revenue Code of 1986, as amended (the “Code”). Based upon our current operations and current U.S. Treasury Regulations, we believe we satisfy the qualifying income requirement. However, no ruling has been or will be requested regarding our treatment as a partnership for U.S. federal income tax purposes. Failing to meet the qualifying income requirement or a change in current law could cause us to be treated as a corporation for U.S. federal income tax purposes or otherwise subject us to taxation as an entity and our cash available for payment of principal and interest on the Notes and other indebtedness could be substantially reduced.
In addition, several states impose and others have been evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise and other forms of taxation. For example, we are subject to entity-level tax on the portion of our income apportioned to Texas. Imposition of any similar or additional federal or foreign taxes on us could substantially reduce our cash available for payment of principal and interest on the Notes and our other indebtedness.
If the IRS makes audit adjustments to our income tax returns, it (and some states) may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustments directly from us, in which case our cash available for payment of principal and interest on the Notes and our other indebtedness could be substantially reduced.
If the IRS makes audit adjustments to our income tax returns, it (and some states) may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustments directly from us. To the extent possible under these rules, our general partner may elect to either pay the taxes (including any applicable penalties and interest) directly to the IRS or, if we are eligible, issue a revised information statement to each unitholder and former unitholder with respect to an audited and adjusted return. Although our general partner may elect to have our unitholders and former unitholders take such audit adjustments into account and pay any resulting taxes (including applicable penalties or interest) in accordance with their interests in us during the tax year under audit, there can be no assurance that such election will be practical, permissible or effective in all circumstances. If, as a result of any such audit adjustment, we are required to make payments of taxes, penalties and interest, our cash available for payment of principal and interest on the Notes and our other indebtedness could be substantially reduced.

Use of proceeds
The net proceeds of this offering will be approximately $       after deducting the underwriting discounts and our estimated offering expenses. We intend to use the net proceeds from the offering, together with cash on hand and commercial paper borrowings, to redeem all 58,411,908 Series A Preferred Units outstanding on or about the closing date of this offering at a redemption price of 110% of par value of $26.25 per unit, and all 800,000 Series B Preferred Units outstanding on or about           , 2026 (30 days following the date hereof) at a redemption price of 100% of par value of $1,000 per unit, plus any accrued and unpaid distributions, if any, to, but not including the applicable redemption date.
This prospectus supplement is not an offer to purchase or a solicitation of an offer to sell the Preferred Units. In addition, this prospectus supplement does not constitute a notice of redemption of the Preferred Units. The consummation of this offering is not conditioned on the consummation of the Preferred Units Redemptions, and the consummation of the Preferred Units Redemptions is not conditioned on the consummation of this offering.

Capitalization
The following table sets forth our capitalization as of June 30, 2026:
•
on a historical basis; and

•
as adjusted to give effect to the sale of the Notes offered hereby and the application of the net proceeds therefrom, together with cash on hand, as described under “Use of proceeds” in this prospectus supplement.

The consummation of this offering is not conditioned on the consummation of the Preferred Units Redemptions, and the consummation of the Preferred Units Redemptions is not conditioned on the consummation of this offering.
This table should be read in conjunction with our financial statements and the notes thereto that are incorporated by reference into this prospectus supplement.
	As of June 30, 2026
	Historical	As adjusted
	(in millions)
CASH AND CASH EQUIVALENTS	$1,059	$
SHORT-TERM DEBT
Commercial paper notes	—
Other	9		9
Total short-term debt	$9		$9
LONG-TERM DEBT
Senior notes
3.55% senior notes due December 2029	1,000		1,000
3.80% senior notes due September 2030	750		750
4.70% senior notes due January 2031	1,000		1,000
5.70% senior notes due September 2034	650		650
5.95% senior notes due June 2035	1,000		1,000
5.60% senior notes due January 2036	1,000		1,000
6.70% senior notes due May 2036	250		250
6.65% senior notes due January 2037	600		600
5.15% senior notes due June 2042	499		499
4.30% senior notes due January 2043	348		348
4.70% senior notes due June 2044	687		687
4.90% senior notes due February 2045	649		649
% Series A junior subordinated notes due 2056	—
% Series B junior subordinated notes due 2056	—
Unamortized discounts and debt issuance costs	(60)
Other	59		59
Total long-term debt	$8,432	$
PARTNERS’ CAPITAL
Series A preferred unitholders	$1,250		$—
Series B preferred unitholders	787		—
Common unitholders	9,042
Noncontrolling interests	3,212		3,212
Total partners’ capital	$14,291	$
Total capitalization	$22,723	$

Description of the notes
We will issue the Notes of each series under a base subordinated indenture (the “base indenture”) to be entered into between us and U.S. Bank Trust Company, National Association, as trustee, as amended and supplemented by supplemental indentures creating the Notes of such series (the “supplemental indentures”) and setting forth the specific terms of such Notes. With respect to each series of Notes, we refer to such base indenture as so amended and supplemented by the supplemental indentures, as the “indenture.”
This description is a summary of the material provisions of the Notes and the indenture. This description does not restate those agreements and instruments in their entirety. You should refer to the Notes and the indenture, forms of which will be available as set forth below under “Where you can find more information” for a complete description of our obligations and your rights.
In this description, the terms “Plains,” “we,” “us” and “our” refer only to Plains All American Pipeline, L.P. and not to any of its subsidiaries. Also, in this section, the term “holders” means The Depository Trust Company or its nominee and not the persons who own beneficial interests in the Notes through participants in The Depository Trust Company. Please review the special considerations that apply to beneficial owners under “Book-Entry, Delivery and Form.”
Each series of Notes will be a separate series of our subordinated debt securities as described in the accompanying base prospectus. This description is intended to be an overview of the material provisions of the Notes and is intended to supplement and, to the extent of any inconsistency, replace the description of the general terms and provisions of the subordinated debt securities set forth in the accompanying base prospectus, to which we refer you. Since this description is only a summary, you should refer to the indenture, when available, for a complete description of our obligations and your rights.
General
The Series A Notes will be issued in the aggregate principal amount of $      and the Series B Notes will be issued in the aggregate principal amount of $      . The Notes of each series will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The terms of each series of Notes will provide that we may, from time to time, without notice to or consent of the holders of the Notes of such series, issue additional Notes of such series, and any such additional Notes shall form a single series under the indenture with the Notes of such series offered by this prospectus supplement. Any such additional Notes of a particular series shall have the same form and terms as the Notes of such series offered by this prospectus supplement (other than the offering price, the date of issuance and, if applicable, the date from which interest thereon shall begin to accrue and the first interest payment date, and except that the provisions of the Notes specifying the rate of interest thereon to but excluding the applicable First Reset Date (as defined below) shall not be applicable to any such additional Notes whose date of original issuance is on or after the applicable First Reset Date). If any such additional Notes are not fungible with the Notes offered hereby for U.S. federal income tax purposes, they will have a different CUSIP, ISIN, or other identifying number so that they are distinguishable from the Notes offered hereby.
The Series A Notes and the Series B Notes will each constitute a separate series of subordinated debt securities under the indenture. The indenture does not limit the amount of debt securities we may issue under the indenture from time to time in one or more series. We may in the future issue additional debt securities under the indenture in addition to the Notes. The Notes will be non-recourse to our general partner.
The Notes will not be guaranteed by any of our subsidiaries, and the provisions described under “Description of our debt securities — Possible Future Guarantees” in the accompanying base prospectus will not apply to the Notes. Also, the Notes will not be co-issued by PAA Finance Corp., and any covenants or other provisions relating to PAA Finance Corp. in the accompanying base prospectus will not apply with respect to the Notes.
Maturity and Interest Rate
The Notes of each series will mature on December 15, 2056. The Notes will be subject to redemption at our option as described below under “— Redemption.”

The Series A Notes will bear interest (i) from and including           , 2026 (the “original issue date”) to, but excluding, December 15, 2031 (the “Series A First Reset Date”) at the rate of    % per annum and (ii) from and including the Series A First Reset Date, during each Reset Period (as defined below) at a rate per annum equal to the Five-year U.S. Treasury Rate (as defined below) as of the most recent Reset Interest Determination Date (as defined below) plus a spread of    %, to be reset on each Reset Date (as defined below); provided, that the interest rate on the Series A Notes during any Reset Period will not reset below    % (which equals the initial interest rate on the Series A Notes).
The Series B Notes will bear interest (i) from and including the original issue date to, but excluding, December 15, 2036 (the “Series B First Reset Date”) at the rate of    % per annum and (ii) from and including the Series B First Reset Date, during each Reset Period at a rate per annum equal to the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of    %, to be reset on each Reset Date; provided, that the interest rate on the Series B Notes during any Reset Period will not reset below    % (which equals the initial interest rate on the Series B Notes).
Interest on the Notes will accrue from the original issue date and will be payable semi-annually in arrears on June 15 and December 15 (each, an “interest payment date”) of each year, beginning on June 15, 2027, to the holders of record at the close of business on the immediately preceding June 1 and December 1, respectively (each, a “record date”), subject to our right to defer interest payments as described below under “— Option to Defer Interest Payments.” These regular record dates will apply regardless of whether a particular regular record date is a business day. In this section, a “business day” means any day other than a Saturday or Sunday or any other day on which commercial banks in New York City are authorized or required by law or executive order to close. If an interest payment date is not a business day, payment of interest will be made on the next succeeding business day, without any interest, additional interest, or other payment in lieu of interest or additional interest accumulating with respect to this delay.
The applicable interest rate for each Reset Period will be determined by the calculation agent (as defined below), as of the applicable Reset Interest Determination Date, in accordance with the following provisions:
“First Reset Date” means, with respect to the Series A Notes, the Series A First Reset Date and, with respect to the Series B Notes, the Series B First Reset Date.
“Five-year U.S. Treasury Rate” means, as of any Reset Interest Determination Date, as applicable, an interest rate (expressed as a decimal) determined to be the per annum rate (i) equal to the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days immediately preceding the Reset Interest Determination Date appearing (or, if fewer than five business days appear, such number of business days appearing) under the caption “Treasury Constant Maturities” in the most recent H.15 (as defined herein) as of 5:00 p.m. (Eastern Time); or (ii) if there are no such published yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, then the rate will be determined by interpolation between the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity for two series of actively traded U.S. treasury securities, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Interest Determination Date and (B) the other maturing as close as possible to, but later than, the Reset Date following the next succeeding Reset Interest Determination Date, in each case for the five business days appearing (or, if fewer than five business days appear, such number of business days appearing) under the caption “Treasury Constant Maturities” in the most recent H.15 as of 5:00 p.m. (Eastern Time) as of any date of determination.
“H.15” means the statistical release designated as such, or any successor publication, published by the Board of Governors of the U.S. Federal Reserve System (or any successor thereto).
The “most recent H.15” means the H.15 published closest in time but prior to the close of business on the Reset Interest Determination Date.
“Reset Date” with respect to the Notes of each series, means the First Reset Date applicable to the Notes of such series and each date falling on the five-year anniversary of the preceding Reset Date.

“Reset Interest Determination Date” means, in respect of any Reset Period, the day that is two business days prior to the first day of such Reset Period.
“Reset Period” with respect to the Notes of each series, means the period from and including the First Reset Date of the Notes of such series to, but excluding, the next following Reset Date applicable to the Notes of such series and thereafter each period from and including a Reset Date to, but excluding, the next following Reset Date.
If we, in our sole discretion, determine that the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described above, we may, in our sole discretion, designate an unaffiliated agent or advisor, which may include an unaffiliated underwriter for the offering of the Notes or any affiliate of any such underwriter, but shall not include the trustee (the “Designee”), to determine whether there is an industry-accepted successor rate to the Five-year U.S. Treasury Rate. If the Designee determines that there is such an industry-accepted successor rate, then the Five-year U.S. Treasury Rate shall be such successor rate and, in that case, the Designee may adjust the spread and may determine and adjust the business day convention, the definition of a “business day” and the Reset Interest Determination Date to be used and any other relevant methodology for determining or otherwise calculating such successor rate, including any adjustment factor needed to make such successor rate comparable to the Five-year U.S. Treasury Rate in each case, in a manner that is consistent with industry-accepted practices for the use of such successor rate. With respect to the Series A Notes, if we, in our sole discretion, do not designate a Designee or if the Designee determines that there is no industry-accepted successor rate, then the Five-year U.S. Treasury Rate will be the same rate determined for the prior Reset Interest Determination Date or, if this sentence is applicable with respect to the first Reset Interest Determination Date applicable to such series of Notes, the applicable interest rate for the First Reset Period (as defined below) applicable to the Series A Notes will be    %. With respect to the Series B Notes, if we, in our sole discretion, do not designate a Designee or if the Designee determines that there is no industry-accepted successor rate, then the Five-year U.S. Treasury Rate will be the same rate determined for the prior Reset Interest Determination Date or, if this sentence is applicable with respect to the first Reset Interest Determination Date applicable to such series of Notes, the applicable interest rate for the First Reset Period (as defined below) applicable to the Series B Notes will be    %.
The applicable interest rate for each Reset Period will be determined by the calculation agent, as of the applicable Reset Interest Determination Date. Promptly upon such determination, the calculation agent will notify us of the interest rate for the Reset Period and we will promptly notify, or cause the calculation agent to promptly notify, the trustee and paying agent for the Notes in writing of such interest rate, upon which the trustee and paying agent will be permitted to conclusively rely. The calculation agent’s determination of any interest rate and its calculation of the amount of interest for any interest period (as defined herein) beginning on or after the First Reset Date for the applicable series of Notes will be on file at our principal offices, will be made available to any holder or beneficial owner of the Notes upon request, and will be final and binding in the absence of manifest error.
We will give written notice of the relevant Five-year U.S. Treasury Rate as soon as reasonably practicable following each Reset Interest Determination Date to the trustee and paying agent.
Interest accumulating or payable on the Notes for any interest period (or portion thereof) will be calculated on the basis of a 360-day year consisting of twelve 30-day months.
If any interest payment date, redemption date or the maturity date of the Notes is not a business day (as defined in the indenture) at any place of payment, then payment of the principal, premium, if any, and interest may be made on the next business day at that place of payment. In that case, no interest will accrue on the amount payable for the period from and after the applicable interest payment date, redemption date or maturity date, as the case may be.
Calculation Agent
The “calculation agent” means any person or entity appointed by us and serving as such agent with respect to the Notes at such time. Unless we have validly called all of the outstanding Notes of any series for redemption during the First Reset Period of the applicable series of Notes, we will appoint a calculation agent for such Notes prior to the Reset Interest Determination Date preceding the First Reset Date for the applicable series of Notes; provided that, if we have called all of the outstanding Notes of such series for redemption on a redemption date occurring during such First Reset Period, but we do not redeem all of the outstanding Notes of such series on such redemption date, we will appoint a calculation agent for such Notes prior to the Reset Interest Determination Date preceding such First Reset Date. We may terminate any such appointment and may appoint a successor calculation agent at any time and from time to time. We may appoint ourselves or an affiliate of ours as calculation agent.
No Listing
The Series A Notes and Series B Notes are each a new issue of securities with no established trading market. We do not intend to apply for the listing or trading of the Notes on any securities exchange or trading facility or for inclusion of the Notes in any automated quotation system.
Open Market Purchases; No Mandatory Redemption or Sinking Fund
We may at any time and from time to time purchase Notes in the open market or otherwise, in each case, without any restriction under the indenture. We are not required to make any mandatory redemption, mandatory repurchase or sinking fund payments with respect to the Notes or to repurchase the Notes at the option of the registered holders.
Ranking
The Notes will be our unsecured obligations and will rank junior and subordinate in right of payment to the prior payment in full of our existing and future Senior Indebtedness (as defined below under “— Subordination”), to the extent and in the manner set forth under the caption “— Subordination” below.
The indenture does not contain any restrictions on the amount of Senior Indebtedness or other indebtedness or liabilities that we may incur or the amount of indebtedness, preferred equity or other liabilities that may be incurred by our subsidiaries. For additional information, see “Risk factors” above in this prospectus supplement.
The Notes will be effectively subordinated in right of payment to any secured indebtedness we have incurred or may incur (to the extent of the value of the collateral securing such secured indebtedness) and will also be effectively subordinated to all existing and future indebtedness and other liabilities of our subsidiaries.
Agreement by Holders to Tax Treatment
Each holder (or beneficial owner) of the Notes will, by accepting any Notes (or a beneficial interest therein), be deemed to have agreed that such holder (or beneficial owner) intends that the Notes constitute indebtedness of Plains, and will treat the Notes as indebtedness of Plains, for U.S. federal and applicable state and local income tax purposes.
Subordination
The following provisions will apply with respect to the Notes in lieu of the provisions described in the section “Description of our debt securities — Subordination” in the accompanying base prospectus.
The Notes will be subordinated in right of payment to the prior payment in full of all our Senior Indebtedness. This means that upon:
(a)   any payment by, or distribution of the assets of, Plains upon its dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings; or
(b)   a failure to pay any interest, principal or other monetary amounts due on any of Plains’s Senior Indebtedness when due and continuance of that default beyond any applicable grace period; or
(c)   acceleration of the maturity of any Senior Indebtedness of Plains as a result of a default;

then the holders of all of the Senior Indebtedness will be entitled to receive, in the case of clause (a) above, payment of all amounts due or to become due on all Senior Indebtedness, or in the case of clauses (b) and (c) above, payment of all amounts due on all Senior Indebtedness, before the holders of the Notes are entitled to receive any payment. So long as any of the events in clauses (a), (b), or (c) above has occurred and is continuing, any amounts payable or assets distributable on the Notes will instead be paid or distributed, as the case may be, directly to the holders of Senior Indebtedness to the extent necessary to pay, in the case of clause (a) above, all amounts due or to become due upon all such Senior Indebtedness, or, in the case of clauses (b) and (c) above, all amounts due on all such Senior Indebtedness, and, if any such payment or distribution is received by the trustee under the indenture or the holders of any of the Notes before all Senior Indebtedness due and to become due or due, as applicable, is paid, such payment or distribution must be paid over to the holders of the unpaid Senior Indebtedness. Subject to paying the Senior Indebtedness due and to become due in the case of clause (a) or the Senior Indebtedness due in the case of clauses (b) and (c), the holders of the Notes will be subrogated to the rights of the holders of the Senior Indebtedness to receive payments applicable to the Senior Indebtedness until the Notes are paid in full.
“Senior Indebtedness” means, with respect to the Notes, (i) indebtedness of Plains, whether outstanding at the date of the indenture or incurred, created or assumed after such date, (a) in respect of money borrowed by Plains (including any financial derivative, hedging or futures contract or similar instrument, to the extent any such item is primarily a financing transaction) and (b) evidenced by debentures, bonds, notes, credit or loan agreements or other similar instruments or agreements issued or entered into by Plains; (ii) all synthetic lease obligations, capitalized lease obligations and finance lease obligations of Plains; (iii) all obligations of Plains issued or assumed as the deferred purchase price of property, all conditional sale obligations of Plains and all obligations of Plains under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business and long-term purchase obligations); (iv) all obligations of Plains for the reimbursement of any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction; and (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which Plains is responsible or liable as obligor, guarantor or otherwise, except for any obligations, instruments or agreements of the type referred to in any of clauses (i) through (v) above that, by the terms of the instruments or agreements creating or evidencing the same or pursuant to which the same is outstanding, are subordinated or equal in right of payment to the Notes.
For purposes of the indenture and anything therein to the contrary notwithstanding, the Notes shall rank equally in right of payment with any additional Notes of either series or any future unsecured indebtedness that we may incur from time to time if the terms of such indebtedness provide that it ranks equally with the Notes in right of payment.
Due to the subordination of the Notes, if assets of Plains are distributed upon its dissolution, winding-up, liquidation or reorganization, holders of its Senior Indebtedness and other indebtedness and obligations that are not equal or junior to the Notes in right of payment will likely recover more, ratably, than holders of the Notes, and it is possible that no payments will be made to the holders of the Notes. The subordination provisions described above will cease to apply in the event of satisfaction and discharge of the Notes as described under “— Defeasance and Discharge,” respectively, below in this prospectus supplement.
The Notes and the indenture do not limit our ability to incur Senior Indebtedness or our or any of our subsidiaries’ ability to incur other secured and unsecured indebtedness, preferred equity or other liabilities. We expect that we and our subsidiaries will incur substantial additional amounts of indebtedness, including Senior Indebtedness, in the future.
Redemption
Optional Redemption
The terms of each series of Notes will provide that we may at our option redeem the Notes of such series, in whole or from time to time in part, (i) on any day in the period commencing on the date falling 90 days prior to the First Reset Date applicable to the Notes of such series and ending on (and including) such First Reset Date (the “First Reset Period”) and (ii) after such First Reset Date, on any applicable interest payment date, in each case at a redemption price in cash equal to 100% of the principal amount of the

Notes of such series to be redeemed, plus, subject to the terms described in the first paragraph under “— Redemption Procedures; Cancellation of Redemption” below, accrued and unpaid interest on the Notes of such series to be redeemed to, but excluding, such redemption date.
Redemption Following a Tax Event
The terms of each series of Notes will provide that we may at our option redeem the Notes of such series, in whole but not in part, at any time within 120 days after a Tax Event (as defined below) at a redemption price in cash equal to 100% of the principal amount of the Notes of such series to be redeemed, plus, subject to the terms described in the first paragraph under “— Redemption Procedures; Cancellation of Redemption” below, accrued and unpaid interest on the Notes of such series to be redeemed to, but excluding, such redemption date.
A “Tax Event” means that we have received an opinion of counsel experienced in such matters to the effect that, as a result of:
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any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties;

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an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation;

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any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known; or

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a threatened challenge asserted in writing in connection with a tax audit of us or any of our subsidiaries, or a publicly-known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes, which amendment, clarification or change is effective or the administrative action is taken or judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly-known after the date of this prospectus supplement, there is more than an insubstantial risk that interest payable by us on such Notes is not deductible, or within 90 days would not be deductible, in whole or in part, by us for U.S. federal income tax purposes.
Redemption Following a Rating Agency Event
The terms of each series of Notes will provide that we may at our option redeem the Notes of such series, in whole but not in part, at any time during the continuance of and, in any event, within 120 days after the occurrence of, a Rating Agency Event (as defined below) at a redemption price in cash equal to 102% of the principal amount of the Notes of such series to be redeemed, plus, subject to the terms described in the first paragraph under “— Redemption Procedures; Cancellation of Redemption” below, accrued and unpaid interest on the Notes of such series to be redeemed to, but excluding, such redemption date.
“Rating Agency Event” means, with respect to each series of the Notes, as of any date, a change, clarification or amendment in the methodology published by any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (or any successor provision thereto), that then publishes a rating for Plains (together with any successor thereto, a “rating agency”) in assigning equity credit to securities such as the Notes, (a) as such methodology was in effect on the date of this prospectus supplement, in the case of any rating agency that published a rating for Plains as of the date of this prospectus supplement, or (b) as such methodology was in effect on the date such rating agency first published a rating for Plains, in the case of any rating agency that first publishes a rating for Plains after the date of this prospectus supplement (in the case of either clause (a) or (b), the “current methodology”), that results in (i) any shortening of the length of time for which a particular level of equity credit pertaining to the applicable series of Notes by such rating agency would have been in effect had the current methodology not been changed or (ii) a lower equity credit (including up to a lesser amount) being assigned by such rating agency to such Notes as of the date of such change, clarification or amendment than the equity credit that would have been assigned to such Notes by such rating agency had the current methodology not been changed.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute.
Redemption Procedures; Cancellation of Redemption
Notwithstanding any statement under this caption “— Redemption” to the contrary, installments of interest on the Notes that are due and payable on any interest payment date falling on or prior to a redemption date for the Notes will be payable on that interest payment date to the registered holders thereof as of the close of business on the relevant regular record date according to the terms of the Notes and the indenture, except that, if the redemption date for any Notes falls on any day during an Optional Deferral Period (as defined below under “— Option to Defer Interest Payments”), accrued and unpaid interest (including, to the extent permitted by applicable law, any compound interest (as defined below under “— Option to Defer Interest Payments”)) on such Notes will be paid on such redemption date to the persons entitled to receive the redemption price of such Notes. The interest payment date falling immediately after the last day of an Optional Deferral Period shall not be deemed to fall on a day during such Optional Deferral Period.
Notice of redemption will be mailed or otherwise delivered at least 10 days but not more than 60 days before the redemption date to each registered holder of the Notes to be redeemed, at the address of such holder appearing in the register of the Notes maintained by the registrar, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the indenture with respect to the Notes. Once notice of redemption is delivered, the Notes called for redemption will become due and payable on the redemption date at the applicable redemption price, plus, subject to the terms described in the immediately preceding paragraph, accrued and unpaid interest to, but excluding, the redemption date, and will be paid upon surrender thereof for redemption, unless (a) the notice of redemption provides that such redemption shall be subject to the condition described in the next succeeding paragraph and (b) such redemption shall have been canceled in accordance with the provisions of the next succeeding paragraph because such condition shall not have been satisfied. If only part of a Note is redeemed, the trustee will issue in the name of the registered holder of the Note and deliver to such holder a new Note in a principal amount equal to the unredeemed portion of the principal of the Note surrendered for redemption. If we elect to redeem all or a portion of the Notes, then, unless otherwise provided in such notice of redemption as described in the next succeeding paragraph, the redemption will not be conditional upon receipt by the paying agent or the trustee of monies sufficient to pay the redemption price.
If, at the time a notice of redemption is given, (i) we have not effected satisfaction and discharge of the Notes as described under “— Defeasance and Discharge” below and (ii) such notice of redemption is not being given in connection with or in order to effect satisfaction and discharge of the Notes, then, if the notice of redemption so provides and at our option, the redemption may be subject to the condition that the trustee shall have received, on or before the applicable redemption date, monies in an amount sufficient to pay the redemption price and accrued and unpaid interest on the Notes called for redemption to, but excluding, the redemption date. If monies in such amount are not received by the trustee on or before such redemption date, such notice of redemption shall be automatically canceled and of no force or effect, such proposed redemption shall be automatically canceled and we shall not be required to redeem the Notes called for redemption on such redemption date. In the event that a redemption is canceled, we will, not later than the business day immediately following the proposed redemption date, deliver, or cause to be delivered, notice of such cancellation to the registered holders of the Notes called for redemption (which notice will also indicate that any Notes or portions thereof surrendered for redemption shall be returned to the applicable holders), and we will direct the trustee to, and the trustee will, promptly return any Notes or portions thereof that have been surrendered for redemption to the applicable holders. Unless we default in payment of the redemption price or the proposed redemption is canceled in accordance with the provisions set forth in the immediately preceding paragraph, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

If less than all of the Notes of a series are redeemed at any time, the trustee will select the Notes or any portions thereof in integral multiples of $1,000 to be redeemed on a pro rata basis, by lot or by any other method the trustee deems fair and appropriate and, when the Notes are in the form of global securities, in accordance with the applicable procedures of The Depository Trust Company (“DTC”).
Option to Defer Interest Payments
The terms of each series of Notes will provide that so long as no event of default (as defined below under “— Events of Default”) with respect to the Notes of such series has occurred and is continuing, we may, at our option, defer interest payments on such series of Notes, from time to time, for one or more deferral periods of up to 20 consecutive Interest Payment Periods (as defined below) applicable to such series of Notes each (each such deferral period, commencing on the interest payment date on which the first such deferred interest payment otherwise would have been made, an “Optional Deferral Period”), except that no such Optional Deferral Period may extend beyond the final maturity date of the Notes of such series or end on a day other than the day immediately preceding an interest payment date applicable to such series of Notes. During any Optional Deferral Period applicable to a series of Notes, interest on the applicable series of Notes will continue to accrue at the then-applicable interest rate on the Notes of such series (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes of such series). In addition, during any Optional Deferral Period, interest on the deferred interest (“compound interest”) will accrue at the then-applicable interest rate on the Notes with respect to the Notes of either series (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the Notes of such series), compounded semi-annually, to the extent permitted by applicable law.
No interest will be due or payable on the Notes of such series during an Optional Deferral Period, except upon a redemption of any Notes of such series on any redemption date during such Optional Deferral Period (in which case all accrued and unpaid interest (including, to the extent permitted by applicable law, any compound interest) on the Notes of such series to be redeemed to, but excluding, such redemption date will be due and payable on such redemption date), or unless the principal of and interest on the Notes of such series shall have been declared due and payable as the result of an event of default with respect to the Notes of such series (in which case all accrued and unpaid interest, including, to the extent permitted by applicable law, any compound interest, on the Notes of such series shall become due and payable). All references in the Notes of such series and, insofar as relates to the Notes, the indenture, to “interest” on the Notes shall be deemed to include any such deferred interest and, to the extent permitted by applicable law, any compound interest, unless otherwise expressly stated or the context otherwise requires.
With respect to each series of Notes, before the end of any Optional Deferral Period that is shorter than 20 consecutive Interest Payment Periods, we may elect, at our option, to extend such Optional Deferral Period, so long as the entire Optional Deferral Period does not exceed 20 consecutive Interest Payment Periods or extend beyond the final maturity date of the Notes of such series. We may also elect, at our option, to shorten the length of any Optional Deferral Period. No Optional Deferral Period (including as extended or shortened) may end on a day other than the day immediately preceding an interest payment date. At the end of any Optional Deferral Period, if all amounts then due on the Notes of such series, including all accrued and unpaid interest thereon (including, without limitation and to the extent permitted by applicable law, any compound interest), are paid, we may elect to begin a new Optional Deferral Period; provided, however, that, without limitation of the foregoing, we may not begin a new Optional Deferral Period unless we have paid all accrued and unpaid interest on the Notes of such series (including, without limitation and to the extent permitted by applicable law, any compound interest) from any previous Optional Deferral Periods.
The terms of each series of Notes will provide that during any Optional Deferral Period, we (and our subsidiaries, as applicable) will not do any of the following (subject to the exceptions set forth in the next succeeding paragraph):
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declare or pay any dividends or distributions on any Capital Stock (as defined below) of Plains;

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redeem, purchase, acquire or make a liquidation payment with respect to any Capital Stock of Plains;

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pay any principal, interest or premium on, or repay, repurchase or redeem, any indebtedness of Plains that ranks equally with or junior to the Notes of such series in right of payment; or

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make any payments with respect to any guarantees by Plains of any indebtedness if such guarantees rank equally with or junior to the Notes of such series in right of payment.

However, during an Optional Deferral Period, we may (a) declare and pay dividends or distributions payable solely in our common units (together with cash in lieu of any fractional unit) or options, warrants or rights to subscribe for or purchase units of our common units, (b) declare and pay any dividend or distribution in connection with the implementation of a plan (a “Rights Plan”) providing for the issuance by us to all holders of our common units of rights entitling them to subscribe for or purchase common units or any class or series of our preferred equity, which rights (1) are deemed to be transferred with such common units, (2) are not exercisable until the occurrence of a specified event or events and (3) are also issued in respect of future issuances of our common units, (c) issue any of shares of our Capital Stock under any Rights Plan or redeem or repurchase any rights distributed pursuant to a Rights Plan, (d) reclassify our Capital Stock or exchange or convert one class or series of our Capital Stock for another class or series of our Capital Stock, (e) purchase fractional interests in shares of our Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged, and (f) purchase, acquire or withhold our common units related to the issuance of our common units or rights under any dividend reinvestment plan or related to any of our benefit plans for our directors, officers, employees, consultants or advisors, including any employment contract.
We will give the holders of the applicable series of Notes and the trustee notice of our election of, or any shortening or extension of, an Optional Deferral Period at least 10 business days prior to the earlier of (1) the next succeeding interest payment date or (2) the date upon which we are required to give notice to any applicable self-regulatory organization or to holders of such Notes of the next succeeding interest payment date or the record date therefor. The record date for the payment of deferred interest and, to the extent permitted by applicable law, any compound interest payable on the interest payment date immediately following the last day of an Optional Deferral Period will be the regular record date with respect to such interest payment date.
“Capital Stock” means (i) in the case of a corporation or a company, corporate stock or shares; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (iv) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.
“Interest Payment Period” means the semi-annual period from and including an interest payment date to but excluding the next succeeding interest payment date, except for the first Interest Payment Period which shall be the period from and including the original issue date to but excluding June 15, 2027.
Events of Default
The provisions of this “— Events of Default” section will apply with respect to the Notes in lieu of the provisions described under “Description of our debt securities — Events of Default and Remedies” in the accompanying base prospectus.
The terms of each series of Notes will provide that an “event of default” occurs with respect to the Notes of such series if:
(a)   we do not pay any interest on any Note of such series when it becomes due and payable and such default continues for 30 days (regardless of whether such payment is prohibited by the subordination provisions applicable to the Notes), except as the result of a deferral of interest payments in accordance with the provisions discussed above under “— Option to Defer Interest Payments”;
(b)   we do not pay any principal of or premium, if any, on any Note of such series when it becomes due and payable (regardless of whether such payment is prohibited by the subordination provisions applicable to the Notes);

(c)   we remain in breach of any other covenant (excluding covenants solely applicable to one or more other series of debt securities issued under the indenture) in the indenture or the Notes of such series for 90 days after there has been given to us, by registered or certified mail, a written notice of default specifying such default or breach and requiring remedy of the default or breach; the notice must be sent by either the trustee or registered holders of at least 33% of the principal amount of the outstanding Notes of such series; or
(d)   Plains files for bankruptcy or other specified voluntary and involuntary events of bankruptcy, insolvency, receivership or reorganization occur with respect to Plains.
However, as discussed below under “— Acceleration,” neither the trustee nor the holders of the Notes will be entitled to declare the Notes to be due and payable immediately upon the occurrence of an event of default described in clause (c) above.
No event of default with respect to either series of Notes will necessarily constitute an event of default with respect to the debt securities of any other series issued under the indenture, and no event of default with respect to any such other series of debt securities issued under the indenture will necessarily constitute an event of default with respect to the Notes.
Acceleration
If an event of default, other than an event of default described in clause (c) under “— Events of Default” above, occurs and is continuing with respect to the Notes of either series, then either the trustee or the registered holders of not less than 33% in principal amount of the outstanding Notes of such series may declare the principal amount of all of the Notes of such series, together with accrued and unpaid interest thereon, if any, to be due and payable immediately, by a notice in writing to us (and to the trustee if given by the registered holders), and upon any such declaration, such principal amount of all outstanding Notes of such series and accrued and unpaid interest, if any, thereon shall become immediately due and payable. If an event of default described in clause (d) under “— Events of Default” above occurs and is continuing with respect to all series of subordinated debt securities issued under the base indenture at the time outstanding, then either the trustee or the registered holders of not less than 33% in principal amount of all such outstanding subordinated debt securities under the indenture may declare the principal amount of all such outstanding subordinated debt securities, together with accrued and unpaid interest thereon, to be due and payable immediately, and upon any such declaration, such principal amount of all outstanding Notes and accrued and unpaid interest, if any, thereon shall become immediately due and payable.
However, if an event of default described in clause (c) under “— Events of Default” above occurs and is continuing, neither the trustee nor the registered holders of the Notes of such series will be entitled to declare the principal of the Notes, or accrued or unpaid interest thereon, to be due and payable immediately, by reason of the occurrence and continuation of such event of default. See “Risk factors — Holders of the Notes will have limited rights of acceleration” above. However, they may exercise the other rights and remedies available under the indenture upon the occurrence of an event of default.
Rescission of Acceleration
The holders of a majority in principal amount of each series of the Notes may, by written notice to the trustee, rescind any acceleration with respect to the Notes of such series and annul its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction and all existing events of default with respect to the Notes of each series, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such acceleration, have been cured or waived.
Control by Registered Holders; Limitations
With respect to each series of Notes, subject to the indenture applicable to such series of Notes, the registered holders of a majority in principal amount of the outstanding Notes of such series will have the right to:
•
direct the time, method and place of conducting any proceeding for any remedy available to the trustee; or

•
exercise any trust or power conferred on the trustee with respect to the Notes of such series.

These rights of registered holders to make direction are subject to the following limitations:
(1)   the registered holders’ directions shall not conflict with any law or the indenture;
(2)   the trustee may also take any other action it deems proper which is consistent with the registered holders’ direction;
(3)   the registered holders’ directions may be declined to be followed by the trustee where the trustee determines such directions would involve it in personal liability; and
(4)   the registered holders shall have offered to the trustee security or indemnity satisfactory to it against any cost, liability, or expense.
The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of Notes or that would involve the trustee in personal liability.
If an event of default is continuing with respect to all series of subordinated debt securities issued under the indenture, the registered holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of all the series, considered as one class, will have the right to make such direction, and not the registered holders of the Notes of any one of the series.
Notice of Default
With respect to the Notes of each series, the indenture provides that if a default (that is, an event that is, or after notice or the passage of time would be, an event of default) with respect to the Notes of such series occurs and is continuing and is known to the trustee, the trustee must send to each holder of Notes of such series notice of the default within 90 days after it occurs. With respect to the Notes of each series, except in the case of a default in the payment of principal of, and premium, if any, or interest on the Notes of such series, the trustee may withhold such notice, but only if and so long as the trustee in good faith determines that withholding notice is in the interests of the holders of the Notes of such series. In addition, Plains is required to deliver to the trustee, within four months after the end of each fiscal year, an officers’ certificate as to compliance with all covenants under the indenture and indicating whether the signers thereof know of any default or event of default that occurred during the previous year. Plains also is required to deliver to the trustee, within 30 days after the occurrence thereof, an officers’ certificate specifying any default or event of default, its status and what action Plains is taking or proposes to take in respect thereof.
Amendments and Waivers
The following provision shall apply with respect to the Notes in lieu of the provisions described under “Description of our debt securities — Modification of Indentures” in the accompanying base prospectus.
Amendments of the indenture and either series of Notes may be made by Plains and the trustee with the written consent of the holders of a majority in principal amount of the then outstanding Notes of the affected series (including consents obtained in connection with a tender offer or exchange offer for debt securities). However, without the consent of each holder of an affected Note, no amendment may, among other things:
(1)   reduce the percentage in principal amount of Notes whose holders must consent to an amendment;
(2)   reduce the rate of or extend the time for payment of interest, including default interest, on any Note beyond the maximum time period for any permitted extension or deferral or to increase the maximum time period for any such interest extension or deferral or to increase the maximum number of times we may extend or defer such interest payment;
(3)   reduce the principal of or extend the stated maturity of any Note;

(4)   reduce the premium payable upon the redemption of any Note as described above under “— Redemption;”
(5)   change any obligation of Plains to pay additional amounts with respect to any Note;
(6)   make any Notes payable in money other than U.S. dollars;
(7)   impair the right of any holder to receive payment of the principal of and premium, if any, and interest on such holder’s Note or to institute suit for the enforcement of any payment on or with respect to such holder’s Note;
(8)   waive a continuing default or event of default in the payment of principal and premium, if any, and interest with respect to such holder’s Note; or
(9)   make any change in the amendment provisions which require each holder’s consent or in the waiver provisions.
The holders of a majority in principal amount of the outstanding Notes of any series, on behalf of all such holders, may waive any past or existing default or event of default with respect to the Notes of such series (including any such waiver obtained in connection with a tender offer or exchange offer for the Notes), except a default or event of default in the payment of principal, premium or interest or in respect of a provision that under the indenture cannot be modified or amended without the consent of the holder of each outstanding Note affected. A waiver by the holders of Notes of any series of compliance with a covenant, a default or an event of default will not constitute a waiver of compliance with such covenant or such default or event of default with respect to any other series of debt securities issued under the indenture to which such covenant, default or event of default applies.
Without the consent of any holder, Plains and the trustee may amend the indenture to:
(1)   cure any ambiguity, omission, defect or inconsistency;
(2)   provide for the assumption by a successor of the obligations of Plains under the indenture;
(3)   provide for uncertificated Notes in addition to or in place of certificated Notes;
(4)   secure the Notes or add guarantees with respect to the Notes or release guarantees with respect to the Notes in accordance with the terms thereof;
(5)   comply with any requirement in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);
(6)   add to the covenants of Plains for the benefit of the holders or surrender any right or power conferred upon Plains;
(7)   add any additional events of default;
(8)   make any change that does not adversely affect the rights under the indenture of any holder;
(9)   supplement any of the provisions of the indenture to facilitate the defeasance and discharge of Notes pursuant to the terms of the indenture;
(10)   comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;
(11)   conform the text of the indenture to any provision of this “Description of the notes” to the extent that such text of the indenture was intended to reflect such provision of this “Description of the notes” as specified in an officers’ certificate; and
(12)   provide for a successor trustee.
The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment with the consent of the holders under the indenture becomes effective, Plains is required to send to all holders of Notes a notice briefly describing such amendment. However, the failure to give such notice to all such holders, or any defect therein, will not impair or affect the validity of the amendment.
Defeasance and Discharge
Plains at any time may terminate all its obligations under the indenture as they relate to a given series of Notes (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer of or exchange the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes.
If Plains exercises its legal defeasance option, payment of the Notes of the applicable series may not be accelerated because of an event of default, and any security that may have been granted with respect to the Notes will be released.
In order to exercise the defeasance option, Plains must irrevocably deposit in trust (the “defeasance trust”) with the trustee money, U.S. Government Obligations (as defined in the indenture) or a combination thereof for the payment of principal, premium, if any, and interest on the Notes to redemption or stated maturity, as the case may be, and must comply with certain other conditions, including delivery to the trustee of an opinion of counsel (subject to customary exceptions and exclusions) to the effect that holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred. Such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable U.S. federal income tax law.
In the event of any legal defeasance, holders of the Notes would be entitled to look only to the defeasance trust for payment of principal of and any premium and interest on their Notes until maturity.
In addition, Plains may discharge all its obligations under the indenture with respect to each series of Notes as provided under “Description of our debt securities — Satisfaction and Discharge; Defeasance” in the accompanying base prospectus.
Concerning the Trustee
The indenture contains certain limitations on the right of the trustee, should it become our creditor, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in certain other transactions. However, if it acquires any conflicting interest within the meaning of the Trust Indenture Act after a default has occurred and is continuing, it must eliminate the conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.
If an event of default occurs and is not cured or waived, the trustee is required to exercise such of the rights and powers vested in it by the indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the trustee will not be under any obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of Notes unless they have offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities it may incur.
U.S. Bank Trust Company, National Association is the trustee under the indenture and has been appointed by Plains as registrar and paying agent with regard to the Notes. The trustee and its affiliates maintain commercial banking and other relationships with Plains.
Governing Law
The indenture and the Notes are governed by, and will be construed in accordance with, the laws of the State of New York.

Book-entry, delivery and form
We will issue each series of the Notes in the form of one or more fully registered global notes, without coupons, each of which we refer to as a “Global Note.” Each such Global Note will be registered in the name of a depositary or a nominee of a depositary and held through one or more international and domestic clearing systems, principally the book-entry systems operated by The Depository Trust Company (“DTC”) in the United States and by Euroclear Bank SA/NV (the “Euroclear Operator”), as an operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”), in Europe. Unless and until definitive notes are issued, all references to actions by holders of Notes issued in global form refer to actions taken by DTC, Euroclear or Clearstream, as the case may be, upon instructions from their respective participants, and all references to payments and notices to the holders refer to payments and notices to DTC, its nominee, Euroclear or Clearstream, as the case may be, as the registered holder of the Notes.
Electronic notes and payment transfer, processing, depositary and custodial links have been established among these systems and others, either directly or indirectly, which enable Global Notes to be issued, held and transferred among these clearing systems through these links.
Although DTC, Euroclear and Clearstream have agreed to the procedures described below in order to facilitate transfers of Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform these procedures, and these procedures may be modified or discontinued at any time. Neither we nor the trustee or any registrar and transfer agent with respect to the Notes will have any responsibility for the performance by DTC, Euroclear, Clearstream or any of their respective direct or indirect participants of their respective obligations under the rules and procedures governing DTC’s, Euroclear’s or Clearstream’s operations.
The Notes in the form of one or more Global Notes will be registered in the name of DTC or a nominee of DTC. Where appropriate, links will be established among DTC, Euroclear and Clearstream to facilitate the initial issuance of any Notes sold outside the United States and cross-market transfers of the Notes associated with secondary market trading. Although the following information concerning DTC, Euroclear and Clearstream and their respective book-entry systems has been obtained from sources that we believe to be reliable, we take no responsibility for the accuracy of that information.
Depository procedures
DTC has advised us that DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of securities transactions in those securities between the Participants through electronic book-entry changes in accounts of the Participants thereby eliminating the need for physical movement of securities certificates. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct Participants. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants or Indirect Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants.
The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC is recorded on the records of the Participants and the Indirect Participants.
DTC has also advised us that pursuant to procedures established by it, (a) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the underwriters with portions of the principal amount of the Global Notes and (b) ownership of such interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations (including Euroclear and Clearstream) that are Participants in such system. Euroclear and Clearstream will hold any interests in the Global Notes on behalf of their participants through their respective depositories, which in turn will hold such interests on the books of DTC. All interests in a Global Note, including any held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Any interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such system.
The laws of some jurisdictions may require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Notes, see “— Exchange of book-entry notes for certificated notes.”
Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.
Payments in respect of the principal of (and premium, if any) and interest on a Global Note registered in the name of DTC or its nominee will be payable to DTC or its nominee in its capacity as the registered holder under the indenture. Under the terms of the indenture, we and the trustee will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither we nor the underwriters, the trustee nor any of our or their agents has or will have any responsibility or liability for (1) any aspect or accuracy of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership or (2) any other matter relating to the actions and practices of DTC or any of the Participants or the Indirect Participants.
DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective interests in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of the Participants in identifying the beneficial owners of the Notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Global Notes for all purposes.
Except for trades involving only Euroclear and Clearstream participants, secondary market trading activity in interests in the Global Notes will settle in same-day funds, subject in all cases to the rules and procedures of DTC and the Participants. Transfers between accountholders in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.
Cross-market transfers between the accountholders in DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream accountholders, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream accountholders may not deliver instructions directly to the depositories for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream accountholder purchasing an interest in a Global Note from an accountholder in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream accountholder to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
DTC has advised us that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account with DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if any of the events described under “— Exchange of book-entry notes for certificated notes” occurs, DTC reserves the right to exchange the Global Notes for Notes in certificated form and to distribute such Notes to its Participants.
Neither we, the underwriters, the trustee nor any of our respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants, indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations.
Exchange of book-entry notes for certificated notes
A Global Note is exchangeable for definitive notes in registered certificated form if (1) DTC (a) notifies us that it is unwilling or unable to continue as depository for the Global Note or (b) has ceased to be a clearing agency registered under the Exchange Act, and (2) we fail to appoint a successor depository within 90 days. In all cases, certificated notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

Material United States federal income tax consequences
The following discussion summarizes material U.S. federal income tax consequences of the ownership and disposition of the Notes. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury Regulations promulgated thereunder, judicial authority and administrative interpretations, all as of the date hereof, and all of which are subject to change, possibly with retroactive effect, or are subject to differing interpretations. We cannot assure you that the IRS will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or, except as otherwise expressly set forth below under the heading “— Classification of the Notes”, an opinion of counsel with respect to the U.S. federal income tax consequences of owning or disposing of the Notes.
This discussion is limited to holders (as defined below) who purchase the Notes of a series in this offering for cash at a price equal to the issue price of the Notes of such series (i.e., the first price at which a substantial amount of the Notes of such series is sold for cash to investors other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and who hold the Notes as capital assets (generally, property held for investment). This discussion does not address any U.S. federal tax consequences other than U.S. federal income tax consequences (such as estate and gift tax consequences), the U.S. federal income tax consequences of the Medicare tax on net investment income or the tax consequences arising under the laws of any U.S. state or local or non-U.S. jurisdiction or under any income tax treaty. In addition, this discussion does not address all tax consequences that may be relevant to a particular holder in light of the holder’s special circumstances, or to certain categories of investors that may be subject to special rules, such as:
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dealers in securities or currencies;

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traders in securities that have elected the mark-to-market method of accounting for their securities;

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U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

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U.S. holders who hold Notes through non-U.S. brokers or other non-U.S. intermediaries;

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persons holding Notes as part of a hedge, straddle, appreciated financial position or other “synthetic security”, hedge, conversion transaction or other integrated transaction;

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former U.S. citizens or long-term residents of the United States;

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banks or other financial institutions;

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insurance companies;

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regulated investment companies;

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real estate investment trusts;

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persons subject to the alternative minimum tax;

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entities that are tax-exempt for U.S. federal income tax purposes;

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“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

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persons deemed to sell the Notes under the constructive sale provisions of the Code;

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persons holding the Notes through individual retirement accounts (“IRAs”) or other tax-deferred accounts;

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persons required to accelerate the recognition of any item of gross income with respect to the Notes as a result of such income being recognized on an “applicable financial statement” (within the meaning of Section 451(b) of the Code);

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persons who receive a portion of the net proceeds from this offering pursuant to the redemption of our Series A preferred units or the redemption of our Series B preferred units; and

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partnerships and other entities or arrangements treated as pass-through entities for U.S. federal income tax purposes and holders of interests therein.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Notes, the U.S. federal income tax treatment of a partner of the partnership generally will depend upon the status of the partner and the activities of the partnership and upon certain determinations made at the partner level. Partnerships considering an investment in the Notes and partners therein should consult their own tax advisors as to the particular U.S. federal income tax consequences of owning and disposing of the Notes.
For purposes of this discussion, a “holder” is either a U.S. holder or non-U.S. holder (each as defined below).
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND SHOULD NOT BE CONSTRUED TO BE TAX ADVICE TO ANY PARTICULAR INVESTOR. PROSPECTIVE INVESTORS CONSIDERING THE PURCHASE OF THE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF THE NOTES UNDER OTHER U.S. FEDERAL TAX LAWS OR UNDER THE LAWS OF ANY U.S. STATE OR LOCAL OR NON-U.S. JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Classification of the Notes
The determination of whether a security is classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the Notes. In the opinion of Vinson & Elkins LLP, under current law and based on the facts contained in this prospectus supplement, the terms of the Notes of each series and the indenture applicable to the Notes of each series, and certain assumptions and representations relied upon in rendering such opinion, the Notes should be treated as indebtedness for U.S. federal income tax purposes (although there is no controlling authority directly on point). This opinion is not binding on the IRS or any court, and there can be no assurance that the IRS or a court will not challenge this opinion or that a court would not sustain such a challenge. If the IRS were to successfully challenge the classification of the Notes as indebtedness, interest payments on the Notes likely would be treated for U.S. federal income tax purposes as guaranteed payments or distributions with respect to preferred partnership interests of PAA, and the U.S. federal income tax consequences to holders of the Notes would be materially different from those described herein. In such case, certain holders of the Notes could have substantial adverse tax consequences. For example, employee benefit plans and most other tax-exempt organizations, including IRAs and other retirement plans, could be subject to U.S. federal income tax on income and gain, if any, recognized by them with respect to the Notes as unrelated business taxable income. Non-U.S. holders of the Notes could be subject to U.S. federal income tax on income and gain, if any, recognized by them with respect to the Notes as effectively connected income (that would be attributable to a permanent establishment in the United States within the meaning of an applicable tax treaty), and be required to file U.S. federal tax returns in respect thereof. In addition, non-U.S. holders could be subject to substantial withholding taxes in connection with any payment from us or upon a taxable disposition of the Notes. Holders are urged to consult their own tax advisors regarding the tax consequences to them if the Notes were not to be treated as indebtedness for U.S. federal income tax purposes.
We intend to treat the notes as indebtedness for U.S. federal income tax purposes. Each holder of the Notes will, by accepting the Notes, be deemed to have agreed that the holder intends that the Notes constitute indebtedness and will treat the Notes as indebtedness for U.S. federal and applicable state and local income tax purposes. The remainder of this discussion assumes that the Notes will be respected as indebtedness for U.S. federal income tax purposes.
Redemption of the Notes
In certain circumstances (see “Description of the notes — Redemption — Redemption Following a Rating Agency Event”), we may be obligated to make payments on the Notes in excess of the stated interest or principal on the Notes. If any of these contingencies were to occur, it would affect the amount and timing of income recognized by you. Further, these contingencies may implicate the provisions of the U.S.

Treasury Regulations relating to contingent payment debt instruments. We do not intend to treat the possibility of such contingencies occurring as causing the Notes to be treated as contingent payment debt instruments. Our position may be binding on you unless you disclose your contrary position to the IRS in the manner required by applicable U.S. Treasury Regulations. However, our position is not binding on the IRS, and it is possible that the IRS might take a different position, in which case, if the IRS’s position is sustained, you may be required (i) to accrue ordinary interest income based on a projected payment schedule and comparable yield, regardless of your regular method of accounting for U.S. federal income tax purposes and (ii) to treat as ordinary income rather than capital gain any gain recognized on a taxable disposition of a Note. The remainder of this discussion assumes that the Notes will not be treated as contingent payment debt instruments. You should consult your own tax advisor regarding the possible application of the contingent payment debt instrument rules to the Notes.
Tax Consequences to U.S. Holders
The following summary applies to you if you are a U.S. holder of the Notes. You are a “U.S. holder” for purposes of this discussion if you are a beneficial owner of a Note and you are for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons (as defined in the Code) that have the authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

Interest and Original Issue Discount
We have the option under certain circumstances to defer payments of stated interest on the Notes (see “Description of the notes — Option to Defer Interest Payments”). Under the U.S. Treasury Regulations relating to original issue discount (“OID”), a debt instrument is deemed to be issued with OID if there is more than a “remote” contingency that periodic stated interest payments due on the instrument will not be timely paid. We believe the likelihood of our exercising the option to defer payment of stated interest on the Notes is remote within the meaning of the U.S. Treasury Regulations, in part because our exercise of the option to defer payments of stated interest on the Notes would generally prevent us from:
•
declaring or paying any dividends or distributions on any of our Capital Stock;

•
redeeming, purchasing, acquiring or making a liquidation payment with respect to any of our Capital Stock;

•
paying any principal, interest or premium on, or repaying, repurchasing or redeeming, any of our indebtedness that ranks equally with or junior to the Notes of such series in right of payment; or

•
making any payments with respect to any of our guarantees of any indebtedness if such guarantees rank equally with or junior to the Notes of such series in right of payment.

Our determination that these contingencies are remote is binding on you unless you disclose your contrary position in the manner required by applicable U.S. Treasury Regulations. Our determination is not, however, binding on the IRS. There can be no assurance that the IRS or a court will agree with these positions. The meaning of the term “remote” in the U.S. Treasury Regulations has not yet been addressed in any rulings or other guidance by the IRS or any court.
In addition to the foregoing, we expect the Notes of each series to be treated as “variable rate debt instruments” for U.S. federal income tax purposes. Based on the U.S. Treasury Regulations applicable to variable rate debt instruments and the expected pricing terms of the Notes, we do not expect the pricing of the Notes of each series to result in the Notes as being treated as issued with OID for U.S. federal income tax purposes.

Based on the foregoing positions, it is expected that the Notes of each series will be issued without OID for U.S. federal income tax purposes, and you generally will be required to recognize any stated interest as ordinary income at the time it is received or accrued on the Notes of such series in accordance with your regular method of accounting for U.S. federal income tax purposes.
However, if the option to defer interest payments on the Notes of any series were determined not to be remote, if we exercise the option to defer interest payments on the Notes of any series, if the pricing terms for the Notes of a series were to be set in a manner different than our expectations or if the Notes of a series were otherwise determined to have OID, the Notes of such series would be treated as issued with OID at the time of issuance or as reissued with OID at the time of such deferral, as the case may be, and all or a portion of the stated interest or, if interest is in fact deferred, all stated interest due after such deferral would be treated as OID. Under the OID rules, you would be required to include such OID in taxable income (as ordinary income) with respect to the Notes of such series as it accrues, using a constant yield method, regardless of your method of accounting for U.S. federal income tax purposes and in advance of the receipt of cash to which such OID is attributable with respect to the Notes of such series. Consequently, you would be required to include OID in gross income with respect to the Notes of such series even though we would not make any actual cash payments during an Optional Deferral Period with respect to the Notes of such series.
Disposition of the Notes
You generally will recognize capital gain or loss on the sale, redemption, exchange, retirement or other taxable disposition of a Note in an amount equal to the difference, if any, between the amount realized on such disposition and your adjusted tax basis in the Note. The amount realized will include the amount of any cash and the fair market value of any other property received for the Note (excluding any amount attributable to accrued but unpaid interest on the Note, which will be recognized as ordinary interest income to the extent you have not previously included the accrued interest in gross income). Your adjusted tax basis in a Note of any series will, in general, be your cost for that Note of such series, and if the Note of such series is treated as having been issued or reissued with OID, such adjusted tax basis will also be increased by the amount of any OID previously included in your gross income with respect to the Note of such series and decreased by any payments received on the Note of such series since and including the date that the Note of such series was deemed to be issued or reissued with OID (other than any payments of qualified stated interest).
If you sell or otherwise dispose of a Note of any series before the record date for the payment of interest at the end of an Optional Deferral Period, you will not receive such accrued and unpaid interest. Instead, the accrued and unpaid interest will be paid to the holder of record on the record date regardless of who the holder of record may have been on any other date during the Optional Deferral Period. Moreover, the accrued OID will be added to your adjusted tax basis in the Note of such series but may not be reflected in the amount you realize on the sale or other disposition. To the extent that the amount realized on a sale or other taxable disposition of a Note of such series is less than your adjusted tax basis, you will generally recognize a capital loss for U.S. federal income tax purposes.
Any gain or loss will be capital gain or loss and will be long-term capital gain or loss if you held the Note for more than one year at the time of the sale, redemption, exchange, retirement or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains of individuals, estates and trusts currently are eligible for reduced rates of U.S. federal income tax. The deductibility of capital losses may be subject to limitation.
Information Reporting and Backup Withholding
Information reporting generally will apply to payments of interest (including accrued OID, if any) on, and the proceeds of the sale or other disposition (including a redemption, exchange, or retirement) of, Notes held by you, and backup withholding generally will apply to such payments unless you provide to the applicable withholding agent your taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against your U.S. federal income tax liability, if any, and a refund may be obtained from the

IRS if the amounts withheld exceed your actual U.S. federal income tax liability and you timely provide the required information or appropriate claim form to the IRS.
Tax Consequences to Non-U.S. Holders
The following summary applies to you if you are a non-U.S. holder of the Notes. You are a “non-U.S. holder” for purposes of this discussion if you are a beneficial owner of a Note that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. holder.
Interest on the Notes
Subject to the discussion below regarding backup withholding and withholding requirements under FATCA, payments to you of interest (which, for purposes of this discussion under the heading “— Tax Consequences to Non-U.S. Holders”, includes any OID) on a Note generally will not be subject to U.S. federal income or withholding tax under the “portfolio interest” exemption if you properly certify as to your non-U.S. status, as described below, and:
•
you do not own, actually or constructively, 10% or more of our capital or profits interests;

•
you are not a “controlled foreign corporation” that is related to us (actually or constructively);

•
you are not a bank whose receipt of interest on the Note is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business; and

•
interest on the Notes is not effectively connected with your conduct of a U.S. trade or business.

The portfolio interest exemption generally applies only if you also appropriately certify as to your non-U.S. status. You can generally meet the certification requirement by providing a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) to the applicable withholding agent. If you hold a Note through a financial institution or other agent acting on your behalf, you may be required to provide appropriate certifications to the agent. Your agent will then generally be required to provide appropriate certifications to the applicable withholding agent, either directly or through other intermediaries. Special rules apply to non-U.S. partnerships, estates and trusts, and in certain circumstances certifications as to the non-U.S. status of partners, trust owners or beneficiaries may have to be provided to the applicable withholding agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.
If you cannot satisfy the requirements described above, payments of interest made to you will be subject to U.S. federal withholding tax at a 30% rate, unless (i) you provide the applicable withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) claiming an exemption from (or a reduction of) withholding under the benefits of an applicable income tax treaty, or (ii) the payments of such interest are effectively connected with your conduct of a trade or business in the United States and you meet the certification requirements described below. (See “— Tax Consequences to Non-U.S. Holders — Income or Gain Effectively Connected with a U.S. Trade or Business.”)
The certifications described above and below must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. If you do not timely provide the applicable withholding agent with the required certification, but you qualify for an exemption from (or a reduced rate of) withholding under an applicable income tax treaty, you may obtain a refund of any excess amounts withheld if you timely provide the required information or appropriate claim form to the IRS. You should consult your tax advisor regarding your entitlement to benefits under any applicable income tax treaty.
For a discussion of OID in respect of the Notes of each series, see the discussion above under “— Tax Consequences to U.S. Holders — Interest and Original Issue Discount”.
Disposition of the Notes
Subject to the discussion below regarding backup withholding, you generally will not be subject to U.S. federal income tax on any gain recognized on the sale, redemption, exchange, retirement or other taxable disposition of a Note unless:

•
the gain is effectively connected with the conduct by you of a U.S. trade or business; or

•
you are an individual who has been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met.

If your gain is described in the first bullet point above, you generally will be subject to U.S. federal income tax in the manner described below under “— Tax Consequences to Non-U.S. Holders — Income or Gain Effectively Connected with a U.S. Trade or Business.” If you are a non-U.S. holder described in the second bullet point above, you will be subject to a U.S. federal income tax at a 30% rate (or a lower applicable income tax treaty rate) on the gain derived from the sale or other disposition of a Note, which may be offset by certain U.S. source capital losses. To the extent that any portion of the amount recognized on a sale, redemption, exchange, retirement or other taxable disposition of the Notes is attributable to accrued and unpaid interest on the Notes, this amount generally will be treated in the same manner as described above in “— Tax Consequences to Non-U.S. Holders — Interest on the Notes.”
Income or Gain Effectively Connected with a U.S. Trade or Business
If any interest on the Notes or gain from the sale, redemption, exchange, retirement or other taxable disposition of the Notes is effectively connected with a U.S. trade or business conducted by you, such interest income or gain will be subject to U.S. federal income tax at regular graduated income tax rates generally in the same manner as if you were a U.S. holder, unless an applicable income tax treaty provides otherwise. Effectively connected interest income that is subject to U.S. federal income tax will not be subject to U.S. federal withholding tax if you satisfy certain certification requirements by providing to the applicable withholding agent a properly executed IRS Form W-8ECI (or successor form). In addition, if you are a corporation, that portion of your earnings and profits that is effectively connected with your U.S. trade or business, subject to adjustments, may also be subject to a “branch profits tax” at a 30% rate, unless an applicable income tax treaty provides for a lower rate. For this purpose, interest received on a Note and gain recognized on the disposition of a Note will be included in earnings and profits if the interest or gain is effectively connected with the conduct by you of a U.S. trade or business.
Information Reporting and Backup Withholding
Payments to you of interest on a Note of any series, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to you. Copies of the information returns reporting such interest payments and withholding may also be made available to the tax authorities of the country in which you reside or are established under the provisions of an applicable treaty or other agreement.
Backup withholding generally will not apply to payments to you of interest on a Note if the certification described in “— Tax Consequences to Non-U.S. Holders — Interest on the Notes” is duly provided or you otherwise establish an exemption.
Payment of the proceeds from the sale or other taxable disposition (including a redemption, exchange or retirement) of a Note effected by the U.S. office of a U.S. or non-U.S. broker will be subject to information reporting requirements and backup withholding unless you properly certify under penalties of perjury as to your non-U.S. status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable or successor form) and certain other conditions are met or you otherwise establish an exemption. Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds from the disposition of a Note effected outside the United States by a non-U.S. office of a broker. However, unless such a broker has documentary evidence in its records that you are not a United States person and certain other conditions are met, or you otherwise establish an exemption, information reporting will apply to a payment of the proceeds of the taxable disposition of a Note effected outside the United States by such a broker if it has certain relationships with the United States.
Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules may be allowed as a credit against your U.S. federal income tax liability, if any, and a refund may be obtained from the IRS if the amounts withheld exceed your actual U.S. federal income tax liability and you timely provide the required information or appropriate claim form to the IRS.

Withholding on Payments to Certain Foreign Entities
Sections 1471 through 1474 of the Code and the U.S. Treasury Regulations and administrative guidance issued thereunder (referred to as “FATCA”) generally impose a 30% U.S. federal withholding tax on “withholdable payments” (as defined in the Code), including payments of interest (including any OID) on the Notes if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless: (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners); (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying its direct and indirect substantial United States owners (generally by providing an IRS Form W-8BEN-E or other applicable or successor form); or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). While withholdable payments would have originally included payments of gross proceeds from the sale or other disposition of a Note, proposed U.S. Treasury Regulations provide that such payments of gross proceeds (other than amounts treated as interest) do not constitute withholdable payments. In general, taxpayers may rely on these proposed U.S. Treasury Regulations until they are revoked or final U.S. Treasury Regulations are issued.
Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these rules may be subject to different rules. Under certain circumstances, a holder of Notes might be eligible for refunds or credits of such taxes. You should consult your own tax advisor regarding the effects of FATCA on your investment in the Notes.
THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL USE ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF OWNING AND DISPOSING OF THE NOTES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

Underwriting
Subject to the terms and conditions set forth in the underwriting agreement, dated the date of this prospectus supplement, between us and the underwriters named below, we have agreed to sell to each of the underwriters, for whom J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Mizuho Securities USA LLC, MUFG Securities Americas Inc. and Truist Securities, Inc. are acting as representatives, and the underwriters have agreed, severally and not jointly, to purchase the principal amount of the Notes of each series set forth opposite their respective names below:
Principal Amount
Underwriter	Series A Notes	Series B Notes
J.P. Morgan Securities LLC	$	$
Citigroup Global Markets Inc.
Mizuho Securities USA LLC
MUFG Securities Americas Inc.
Truist Securities, Inc.
Total	$	$
The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. Under the terms of the underwriting agreement, the underwriters are committed to purchase all of the Notes if any are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or, in certain circumstances, the underwriting agreement may be terminated.
Underwriting discounts
The underwriters propose initially to offer the Notes to the public at the public offering prices set forth on the cover page of this prospectus supplement and may offer the Notes to certain dealers at a price less a concession not in excess of    % of the principal amount of the Series A Notes, with respect to the Series A Notes, or    % of the principal amount of the Series B Notes, with respect to the Series B Notes. The underwriters may allow a discount not in excess of    % of the principal amount of the Series A Notes, with respect to the Series A Notes, or    % of the principal amount of the Series B Notes, with respect to the Series B Notes, on sales to certain other brokers and dealers. After this initial public offering, the public offering price, concession and discount for either series of the Notes may be changed.
The following table summarizes the compensation to be paid by us to the underwriters.
Underwriting Discount
Per Series A Note		%
Total	$
Per Series B Note		%
Total	$
We estimate that our share of the total expenses of the offering, excluding the underwriting discounts, will be approximately $      .
New issue of notes
Each series of the Notes is a new issue of securities with no established trading market. We do not currently intend to apply for listing of either series of the Notes on any securities exchange or to have either series of the Notes quoted on any automated quotation system. We have been advised by the underwriters that the underwriters intend to make a market in each series of the Notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to whether or not a trading market for either series of the Notes will develop or as to the liquidity of any trading market for either series of the Notes which may develop. If an active public trading market for either series of the Notes does not develop, the market price and liquidity of such series of Notes may be adversely affected. If either series of the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.
Stabilization, short positions and penalty bids
In connection with the offering of the Notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the underwriters may overallot in connection with the offering of the Notes, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, Notes in the open market to cover syndicate short positions or to stabilize the price of the Notes.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to another underwriter a portion of the underwriting discount received by it because such other underwriter has repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the Notes in the offering of the Notes, if the syndicate repurchases previously distributed Notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Notes above independent market levels. The underwriters are not required to engage in any of these activities and may end any of them at any time. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.
Settlement
We expect delivery of the Notes will be made against payment therefor on or about           , 2026, which is the         business day following the date of pricing of the Notes (such settlement being referred to as “T+      ”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on any date prior to the business day before delivery will be required, by virtue of the fact that the Notes initially will settle in T+      , to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.
Selling restrictions
Notice to prospective investors in the United Kingdom
The Notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018; (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”). Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the New Notes or otherwise making them available to any retail investor in the UK may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.

Each of the underwriters has severally represented, warranted and agreed that:
(a)
it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuer; and

(b)
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

In the UK, this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, and any offer subsequently made may only be directed at persons (i) who are “qualified investors” (as defined in the UK Prospectus Regulation), (ii) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (iii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (e) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the Notes in the UK within the meaning of the FSMA. This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is only available to, and will be engaged in with, relevant persons.
Notice to prospective investors in the member states of the European Economic Area
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.
Notice to prospective investors in Japan
The Notes offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (“Financial Instruments and Exchange Law”). The Notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (which term as used herein means any resident of Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and in compliance with, the Financial Instruments and Exchange Law and any other applicable requirements of Japanese law.
Notice to prospective investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.
Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
•
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

•
to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA;

•
where no consideration is or will be given for the transfer; or

•
where the transfer is by operation of law.

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to prospective investors in Switzerland
This prospectus supplement and the accompanying base prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement and the accompanying base prospectus nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement and the accompanying base prospectus nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to prospective investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The Notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Notes offered should conduct their own due diligence on the Notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to prospective investors in Taiwan
The Notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued, or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or filing with or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized or will be authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Notes in Taiwan.
Notice to prospective investors in the United Arab Emirates
The Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.
Notice to prospective investors in South Korea
The Notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in South Korea or to any resident of South Korea except pursuant to the applicable laws and regulations of South Korea, including the Financial Investment Services and Capital Markets Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The Notes have not been registered with the Financial Services Commission of South Korea for public offering in South Korea. Furthermore, the Notes may not be re-sold to South Korean residents unless the purchaser of the Notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with their purchase.
Notice to prospective investors in the Abu Dhabi Global Market
This prospectus supplement is for distribution only to persons who (a) are outside the Abu Dhabi Global Market, or (b) are Authorised Persons or Recognised Bodies (as such terms are defined in the Financial Services and Markets Regulations 2015 (“FSMR”)), or (c) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 18 of FSMR) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons. This document relates to an “Exempt Offer” within the meaning of section 61(3)(a) of the FSMR and Rule 4.3.1 of the Market Rules of the Financial Services Regulatory Authority or otherwise in circumstances which do not require the publication of an “Approved Prospectus” (as defined in section 61(2) of the FSMR).
Notice to prospective investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Notes without disclosure to investors under Chapter 6D of the Corporations Act.
The Notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions. This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Other relationships
Each of the underwriters and their affiliates have performed or may in the future perform investment and commercial banking and advisory services for us and our affiliates or engage in transactions with us and our affiliates, from time to time, in the ordinary course of their business for which they have received or will receive customary payments, fees and expenses.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes of either series. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Indemnification
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Legal matters
Certain legal matters in connection with the Notes being offered hereby will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas and for the underwriters by Baker Botts L.L.P., Houston, Texas.
Experts
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of EPIC Crude Holdings, LP and its subsidiaries as of and for the years ended December 31, 2024 and 2023 have been incorporated by reference in this Prospectus in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
Where you can find more information
We are “incorporating by reference” into this prospectus supplement information we file with the U.S. Securities and Exchange Commission (the “SEC”). This procedure means that we can disclose important information to you by referring you to documents filed with the SEC. The information we incorporate by reference is part of this prospectus supplement and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished and not filed pursuant to any Current Report on Form 8-K) until the offering and sale of the Notes contemplated by this prospectus supplement are complete:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including information specifically incorporated by reference from our Proxy Statement for our 2026 Annual Meeting;

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Quarterly Reports on Form 10-Q for the periods ended March 31, 2026 and June 30, 2026; and

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Current Report on Form 8-K/A filed with the SEC on January 16, 2026 (excluding Exhibit 99.3 thereto) and Current Reports on Form 8-K filed with the SEC on March 3, 2026, May 12, 2026, May 13, 2026, May 22, 2026, June 2, 2026, June 17, 2026 and September 9, 2026.

You may request a copy of these filings (other than any exhibits unless specifically incorporated by reference into this prospectus supplement and the accompanying base prospectus) at no cost by making written or telephone requests for copies to:
Plains All American Pipeline, L.P.
333 Clay Street, Suite 1600
Houston, Texas 77002
Attention: Corporate Secretary
Telephone: (713) 646-4100
The SEC maintains a website that contains reports, proxy and information statements, and other information regarding us. The SEC’s website address is www.sec.gov.

PROSPECTUS
PLAINS ALL AMERICAN PIPELINE, L.P.
PAA FINANCE CORP.
Common Units
Preferred Units
Debt Securities
We may offer and sell common units representing limited partner interests in Plains All American Pipeline, L.P., preferred units representing limited partner interests in Plains All American Pipeline, L.P. and debt securities described in this prospectus from time to time in one or more classes or series and in amounts, at prices and on terms to be determined by market conditions at the time of our offerings. PAA Finance Corp. may act as co-issuer of the debt securities.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes the general terms of these common units, preferred units and debt securities and the general manner in which we will offer the common units, preferred units and debt securities. The specific terms of any common units, preferred units or debt securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the common units, preferred units or debt securities.
Investing in our common units, preferred units and debt securities involves risks. Limited partnerships are inherently different from corporations. You should carefully consider the risk factors described under “Risk Factors” beginning on page 3 of this prospectus before you make an investment in our securities.
Our common units are traded on the Nasdaq Global Select Market under the symbol “PAA.” We will provide information in the prospectus supplement for the trading market, if any, for any preferred units or debt securities we may offer.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 6, 2024.

This prospectus, any accompanying prospectus supplement and any free writing prospectus that we prepare or authorize contain and incorporate by reference information that you should consider when making your investment decision. We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
This prospectus and any prospectus supplement are not an offer to sell, or a solicitation of an offer to buy, securities in any jurisdiction where the offer or sale of such securities is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of such document, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we and PAA Finance Corp. have filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, over time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus generally describes Plains All American Pipeline, L.P. and the securities. Each time we sell securities with this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in such prospectus supplement. Before you invest in our securities, you should carefully read both this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” and any additional information you may need to make your investment decision.

WHERE YOU CAN FIND MORE INFORMATION
We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus or any prospectus supplement, and the information we file later with the SEC will automatically supersede this information. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of such document. Our business, financial condition, results of operations and prospects may have changed since such dates.
We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding, in each case, any information furnished pursuant to Item 2.02 or 7.01 of any Current Report on Form 8-K) until all offerings under the registration statement and the prospectus are completed:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

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our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024 and June 30, 2024;

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our Current Reports on Form 8-K filed on May 28, 2024, June 20, 2024, June 27, 2024 and August 22, 2024;

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information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023 from our proxy statement, on Schedule 14A, filed with the SEC on April 12, 2024; and

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the description of our common units contained in Exhibit 4.16 of our Annual Report on Form 10-K for the year ended December 31, 2023, Form 8-A/A dated November 16, 2016 and Form 8-A dated December 11, 2020, and any subsequent amendment thereto filed for the purpose of updating such description.

You may request a copy of any document incorporated by reference into this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:
Plains All American Pipeline, L.P.
333 Clay Street, Suite 1600
Houston, Texas 77002
Attention: Corporate Secretary
Telephone: (713) 646-4100
We file periodic reports, current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains information we have filed electronically with the SEC, which you can access over the internet at http://www.sec.gov. Our SEC filings are also available free of charge on our website at www.plains.com under “Investor Relations” as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website as part of this prospectus.

FORWARD-LOOKING STATEMENTS
All statements included or incorporated by reference in this prospectus or the accompanying prospectus supplement, other than statements of historical fact, are forward-looking statements, including but not limited to statements incorporating the words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “intend” and “forecast,” as well as similar expressions and statements regarding our business strategy, plans and objectives for future operations. The absence of such words, expressions or statements, however, does not mean that the statements are not forward-looking. Any such forward-looking statements reflect our current views with respect to future events, based on what we believe to be reasonable assumptions. Certain factors could cause actual results or outcomes to differ materially from the results or outcomes anticipated in the forward-looking statements. The most important of these factors include, but are not limited to:
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general economic, market or business conditions in the United States and elsewhere (including the potential for a recession or significant slowdown in economic activity levels, the risk of persistently high inflation and continued supply chain issues, the impact of global public health events, such as pandemics, on demand and growth, and the timing, pace and extent of economic recovery) that impact (i) demand for crude oil, drilling and production activities and therefore the demand for the midstream services we provide and (ii) commercial opportunities available to us;

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declines in global crude oil demand and/or crude oil prices or other factors that correspondingly lead to a significant reduction of North American crude oil and natural gas liquids (“NGL”) production (whether due to reduced producer cash flow to fund drilling activities or the inability of producers to access capital, or both, the unavailability of pipeline and/or storage capacity, the shutting-in of production by producers, government-mandated pro-ration orders, or other factors), which in turn could result in significant declines in the actual or expected volume of crude oil and NGL shipped, processed, purchased, stored, fractionated and/or gathered at or through the use of our assets and/or the reduction of the margins we can earn or the commercial opportunities that might otherwise be available to us;

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fluctuations in refinery capacity and other factors affecting demand for various grades of crude oil and NGL and resulting changes in pricing conditions or transportation throughput requirements;

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unanticipated changes in crude oil and NGL market structure, grade differentials and volatility (or lack thereof);

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the effects of competition and capacity overbuild in areas where we operate, including downward pressure on rates, volumes and margins, contract renewal risk and the risk of loss of business to other midstream operators who are willing or under pressure to aggressively reduce transportation rates in order to capture or preserve customers;

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negative societal sentiment regarding the hydrocarbon energy industry and the continued development and consumption of hydrocarbons, which could influence consumer preferences and governmental or regulatory actions that adversely impact our business;

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environmental liabilities, litigation or other events that are not covered by an indemnity, insurance or existing reserves;

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the occurrence of a natural disaster, catastrophe, terrorist attack (including eco-terrorist attacks) or other event that materially impacts our operations, including cyber or other attacks on our or our service providers’ electronic and computer systems;

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weather interference with business operations or project construction, including the impact of extreme weather events or conditions (including wildfires and drought);

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the impact of current and future laws, rulings, legislation, governmental regulations, executive orders, trade policies, accounting standards and statements, and related interpretations that (i) prohibit, restrict or regulate the development of oil and gas resources and the related infrastructure on lands dedicated to or served by our pipelines or (ii) negatively impact our ability to develop, operate or repair midstream assets;

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negative impacts on production levels in the Permian Basin or elsewhere due to issues associated with (or laws, rules or regulations relating to) hydraulic fracturing and related activities (including wastewater injection or disposal), including earthquakes, subsidence, expansion or other issues;

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loss of key personnel and inability to attract and retain new talent;

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disruptions to futures markets for crude oil, NGL and other petroleum products, which may impair our ability to execute our commercial or hedging strategies;

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the effectiveness of our risk management activities;

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shortages or cost increases of supplies, materials or labor;

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maintenance of our credit ratings and ability to receive open credit from our suppliers and trade counterparties;

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the successful operation of joint ventures and joint operating arrangements we enter into from time to time, whether relating to assets operated by us or by third parties, and the successful integration and future performance of acquired assets or businesses;

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the availability of, and our ability to consummate, acquisitions, divestitures, joint ventures or other strategic opportunities;

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the refusal or inability of our customers or counterparties to perform their obligations under their contracts with us (including commercial contracts, asset sale agreements and other agreements), whether justified or not and whether due to financial constraints (such as reduced creditworthiness, liquidity issues or insolvency), market constraints, legal constraints (including governmental orders or guidance), the exercise of contractual or common law rights that allegedly excuse their performance (such as force majeure or similar claims) or other factors;

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our inability to perform our obligations under our contracts, whether due to non-performance by third parties, including our customers or counterparties, market constraints, third-party constraints, supply chain issues, legal constraints (including governmental orders or guidance), or other factors or events;

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the incurrence of costs and expenses related to unexpected or unplanned capital or maintenance expenditures, third-party claims or other factors;

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failure to implement or capitalize, or delays in implementing or capitalizing, on investment capital projects, whether due to permitting delays, permitting withdrawals or other factors;

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tightened capital markets or other factors that increase our cost of capital or limit our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, investment capital projects, working capital requirements and the repayment or refinancing of indebtedness;

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the amplification of other risks caused by volatile or closed financial markets, capital constraints, liquidity concerns and inflation;

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the use or availability of third-party assets upon which our operations depend and over which we have little or no control;

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the currency exchange rate of the Canadian dollar to the United States dollar;

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inability to recognize current revenue attributable to deficiency payments received from customers who fail to ship or move more than minimum contracted volumes until the related credits expire or are used;

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significant under-utilization of our assets and facilities;

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increased costs, or lack of availability, of insurance;

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fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans;

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risks related to the development and operation of our assets;

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the pace of development of natural gas infrastructure and its impact on expected crude oil production growth in the Permian Basin; and

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other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil, as well as in the processing, transportation, fractionation, storage and marketing of NGL.

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Other factors described or incorporated by reference herein, as well as factors that are unknown or unpredictable, could also have a material adverse effect on future results. See “Risk Factors” beginning on page 3 of this prospectus and discussed in Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 (File No. 001-14569) and in any of our subsequent quarterly or current reports, which are incorporated into this prospectus by reference, for information regarding risks you should consider before making an investment decision. Except as required by applicable securities laws, we do not intend to update these forward-looking statements and information.

ABOUT PLAINS ALL AMERICAN PIPELINE, L.P.
Overview
We are a Delaware limited partnership formed in 1998. Our operations are conducted directly and indirectly through our primary operating subsidiaries.
Our business model integrates large-scale supply aggregation capabilities with the ownership and operation of critical midstream infrastructure systems that connect major producing regions to key demand centers and export terminals. As one of the largest crude oil midstream service providers in North America, we own an extensive network of pipeline transportation, terminalling, storage and gathering assets in key crude oil and NGL producing basins (including the Permian Basin) and transportation corridors and at major market hubs in the United States and Canada. Our assets and the services we provide are primarily focused on and conducted through two operating segments: Crude Oil and NGL.
PAA Finance Corp. was incorporated under the laws of the State of Delaware in 2004, is wholly owned by Plains All American Pipeline, L.P., and has no material assets or any liabilities other than as a co-issuer of debt securities. Its activities are limited to co-issuing debt securities and engaging in other activities incidental thereto.
Our non-economic general partner interest is held by PAA GP, whose sole member is AAP. In addition to its ownership of PAA GP, as of June 30, 2024, AAP also owned a limited partner interest in us through its ownership of approximately 232.7 million of our common units (approximately 30% of our total outstanding common units and Series A preferred units combined). GP LLC is AAP’s general partner. PAGP is the sole and managing member of GP LLC, and, at June 30, 2024, owned an approximate 85% limited partner interest in AAP. PAGP GP is the general partner of PAGP.
As the sole member of GP LLC, PAGP has responsibility for conducting our business and managing our operations; however, the board of directors of PAGP GP has ultimate responsibility for managing the business and affairs of PAGP, AAP and us. GP LLC employs our domestic officers and personnel; our Canadian officers and personnel are employed by our subsidiary, Plains Midstream Canada ULC.
For purposes of this prospectus, unless the context clearly indicates otherwise, “Partnership,” “Plains,” “PAA,” “we,” “us,” “our,” “ours” and similar terms refer to Plains All American Pipeline, L.P. and its subsidiaries. References to our “general partner,” as the context requires, include any or all of PAA GP Holdings LLC (“PAGP GP”), Plains GP Holdings, L.P. (“PAGP”), PAA GP LLC (“PAA GP”), Plains AAP, L.P. (“AAP”) and Plains All American GP LLC (“GP LLC”).
Ongoing Activities Related to Strategic Transactions
We are continuously engaged in the evaluation of potential transactions that support our current business strategy. In the past, such transactions have included the acquisition of assets that complement our existing footprint, the sale of non-core assets, the sale of partial interests in assets to strategic joint venture partners, and large investment capital projects. With respect to a potential acquisition or divestiture, we may conduct an auction process or participate in an auction process conducted by a third party or we may negotiate a transaction with one or a limited number of potential sellers (in the case of an acquisition) or buyers (in the case of a divestiture). Such transactions could have a material effect on our financial condition and results of operations.
We typically do not announce a transaction until after we have executed a definitive agreement. In certain cases, in order to protect our business interests or for other reasons, we may defer public announcement of a transaction until closing or a later date. Past experience has demonstrated that discussions and negotiations regarding a potential transaction can advance or terminate in a short period of time. Moreover, the closing of any transaction for which we have entered into a definitive agreement may be subject to customary and other closing conditions, which may not ultimately be satisfied or waived. Accordingly, we can give no assurance that our current or future efforts with respect to any such transactions will be successful, and we can provide no assurance that our financial expectations with respect to such transactions will ultimately be realized.

Principal Executive Offices and Internet Address
Our principal executive offices are located at 333 Clay Street, Suite 1600, Houston, Texas 77002 and our telephone number is (713) 646-4100. We maintain a website at www.plains.com that provides information about our business and operations. We make our periodic and current reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information contained on or available through our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.
Additional Information
For additional information about us please refer to the documents set forth under “Where You Can Find More Information” in this prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (File No. 001-14569) and any of our subsequent quarterly reports or current reports, which are incorporated by reference herein.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before you invest in our securities, you should carefully consider the risk factors included in Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 (File No. 001-14569) and in any of our subsequent quarterly reports or current reports, which are incorporated into this prospectus by reference, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be materially adversely affected. In such case, the market value of our common units, preferred units or debt securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS
Unless otherwise indicated to the contrary in an applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of securities covered by this prospectus and any prospectus supplement for general partnership purposes, which may include, among other things, repayment of indebtedness, acquisitions, capital expenditures and additions to working capital.
Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in the applicable prospectus supplement.

DESCRIPTION OF OUR DEBT SECURITIES
General
The debt securities will be:
•
our direct general obligations;

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either senior debt securities or subordinated debt securities; and

•
issued under separate indentures (which may be existing indentures) among Plains All American Pipeline, PAA Finance and U.S. Bank Trust Company, National Association, as successor Trustee.

Plains All American Pipeline may issue debt securities in one or more series, and PAA Finance may be a co-issuer of one or more series of debt securities. PAA Finance was incorporated under the laws of the State of Delaware in May 2004, is wholly-owned by Plains All American Pipeline, and has no material assets or any liabilities other than as a co-issuer of debt securities. Its activities are limited to co-issuing debt securities and engaging in other activities incidental thereto. When used in this section “Description of Our Debt Securities,” the terms “we,” “us,” “our” and “issuers” refer jointly to Plains All American Pipeline and PAA Finance, and the terms “Plains All American Pipeline” and “PAA Finance” refer strictly to Plains All American Pipeline, L.P. and PAA Finance Corp., respectively.
If we offer senior debt securities, we will issue them under a senior indenture. If we issue subordinated debt securities, we will issue them under a subordinated indenture. A form of each indenture is filed as an exhibit to the latest registration statement of which this prospectus is a part. We have not restated either indenture in its entirety in this description. You should read the relevant indenture because it, and not this description, controls your rights as holders of the debt securities. Capitalized terms used in this summary have the meanings specified in the indentures.
Specific Terms of Each Series of Debt Securities in the Prospectus Supplement
A prospectus supplement and a supplemental indenture or authorizing resolutions relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:
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whether PAA Finance will be a co-issuer of the debt securities;

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whether the debt securities are senior or subordinated debt securities;

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the title of the debt securities;

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the total principal amount of the debt securities;

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the assets, if any, that are pledged as security for the payment of the debt securities;

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whether we will issue the debt securities in individual certificates to each holder in registered form, or in the form of temporary or permanent global securities held by a depository on behalf of holders;

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the prices at which we will issue the debt securities;

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the portion of the principal amount that will be payable if the maturity of the debt securities is accelerated;

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the currency or currency unit in which the debt securities will be payable, if not U.S. dollars;

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the dates on which the principal of the debt securities will be payable;

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the interest rate that the debt securities will bear and the interest payment dates for the debt securities;

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any conversion or exchange provisions;

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any optional redemption provisions;

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any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

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any changes to or additional events of default or covenants; and

•
any other terms of the debt securities.

We may offer and sell debt securities, including original issue discount debt securities, at a substantial discount below their principal amount. The prospectus supplement will describe special U.S. federal income tax and any other considerations applicable to those securities. In addition, the prospectus supplement may describe certain special U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency other than U.S. dollars.
Possible Future Guarantees
We contemplate that none of the subsidiaries of Plains All American Pipeline will guarantee the debt securities of any series. If at any time after the issuance of the debt securities of any series, however, a subsidiary of Plains All American Pipeline guarantees any of our debt, we will cause such subsidiary to guarantee that series in accordance with the applicable indenture by simultaneously executing and delivering a supplemental indenture.
Any guarantors of a series of debt securities would unconditionally guarantee to each holder and the Trustee, on a joint and several basis, the full and prompt payment of principal of, premium, if any, and interest on the debt securities of that series when and as the same became due and payable, whether at maturity, upon redemption or repurchase, by declaration of acceleration or otherwise. If a series of debt securities is guaranteed, the related prospectus supplement will identify all of the guarantor subsidiaries. Also, such prospectus supplement will describe any limitation on the maximum amount of any particular guarantee and the conditions under which guarantees may be released.
Any guarantees would be general obligations of the guarantors. Guarantees of subordinated debt securities would be subordinated to the Senior Indebtedness of the guarantors on the same basis as the subordinated debt securities are subordinated to the Senior Indebtedness of Plains All American Pipeline.
Consolidation, Merger or Asset Sale
Each indenture will, in general, allow us to consolidate or merge with or into another domestic entity. It will also allow each issuer to sell, lease, transfer or otherwise dispose of all or substantially all of its assets to another domestic entity. If this happens, the remaining or acquiring entity must assume all of the issuer’s responsibilities and liabilities under the indenture including the payment of all amounts due on the debt securities and performance of the issuer’s covenants in the indenture.
However, each indenture will impose certain requirements with respect to any consolidation or merger with or into an entity, or any sale, lease, transfer or other disposition of all or substantially all of an issuer’s assets, including:
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the remaining or acquiring entity must be organized under the laws of the United States, any state or the District of Columbia; provided that PAA Finance may not merge, amalgamate or consolidate with or into another entity other than a corporation satisfying such requirement for so long as Plains All American Pipeline is not a corporation;

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the remaining or acquiring entity must assume the issuer’s obligations under the indenture; and

•
immediately after giving effect to the transaction, no Default or Event of Default (as defined under “— Events of Default and Remedies” below) may exist.

The remaining or acquiring entity will be substituted for the issuer in the indenture with the same effect as if it had been an original party to the indenture, and the issuer will be relieved from any further obligations under the indenture.
No Protection in the Event of a Change of Control
Unless otherwise set forth in the prospectus supplement, the debt securities will not contain any provisions that protect the holders of the debt securities in the event of a change of control of us or in the event of a highly leveraged transaction, whether or not such transaction results in a change of control of us.

Modification of Indentures
We may supplement or amend an indenture if the holders of a majority in aggregate principal amount of the outstanding debt securities of all series issued under the indenture affected by the supplement or amendment consent to it. Further, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive past defaults under the indenture and compliance by us with our covenants with respect to the debt securities of that series only. Those holders may not, however, waive any default in any payment on any debt security of that series or compliance with a provision that cannot be supplemented or amended without the consent of each holder affected. Without the consent of each outstanding debt security affected, no modification of the indenture or waiver may:
•
reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•
reduce the principal of or change the fixed maturity of any debt security;

•
reduce or waive the premium payable upon redemption or alter or waive the provisions with respect to the redemption of the debt securities (except as may be permitted in the case of a particular series of debt securities);

•
reduce the rate of or change the time for payment of interest on any debt security;

•
waive a Default or an Event of Default in the payment of principal of or premium, if any, or interest on the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the debt securities and a waiver of the payment default that resulted from such acceleration);

•
except as otherwise permitted under the indenture, release any security that may have been granted with respect to the debt securities;

•
make any debt security payable in currency other than that stated in the debt securities;

•
in the case of any subordinated debt security, make any change in the subordination provisions that adversely affects the rights of any holder under those provisions;

•
make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of debt securities to receive payments of principal of or premium, if any, or interest on the debt securities;

•
waive a redemption payment with respect to any debt security (except as may be permitted in the case of a particular series of debt securities);

•
except as otherwise permitted in the indenture, release any guarantor from its obligations under its guarantee or the indenture or change any guarantee in any manner that would adversely affect the rights of holders; or

•
make any change in the preceding amendment, supplement and waiver provisions (except to increase any percentage set forth therein).

We may supplement or amend an indenture without the consent of any holders of the debt securities in certain circumstances, including:
•
to establish the form of terms of any series of debt securities;

•
to cure any ambiguity, defect or inconsistency;

•
to provide for uncertificated notes in addition to or in place of certificated notes;

•
to provide for the assumption of an issuer’s obligations to holders of debt securities in the case of a merger or consolidation or disposition of all or substantially all of such issuer’s assets;

•
in the case of any subordinated debt security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any holder of Senior Indebtedness of Plains All American Pipeline;

•
to add or release any guarantors pursuant to the terms of the indenture;

•
to make any changes that would provide any additional rights or benefits to the holders of debt securities or that do not, taken as a whole, adversely affect the rights under the indenture of any holder of debt securities;

•
to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

•
to evidence or provide for the acceptance of appointment under the indenture of a successor Trustee;

•
to add any additional Events of Default; or

•
to secure the debt securities and/or any guarantees.

Events of Default and Remedies
“Event of Default,” when used in an indenture, will mean any of the following with respect to the debt securities of any series:
•
failure to pay when due the principal of or any premium on any debt security of that series;

•
failure to pay, within 60 days of the due date, interest on any debt security of that series;

•
failure to pay when due any sinking fund payment with respect to any debt securities of that series;

•
failure on the part of the issuers to comply with the covenant described under “— Consolidation, Merger or Asset Sale;”

•
failure to perform any other covenant in the indenture that continues for 30 days after written notice is given to the issuers;

•
certain events of bankruptcy, insolvency or reorganization of an issuer; or

•
any other Event of Default provided under the terms of the debt securities of that series.

An Event of Default for a particular series of debt securities will not necessarily constitute an Event of Default for any other series of debt securities issued under an indenture. The Trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, premium, if any, or interest) if it considers such withholding of notice to be in the best interests of the holders.
If an Event of Default for any series of debt securities occurs and continues, the Trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of, and accrued interest on, all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority in the aggregate principal amount of the debt securities of that series can rescind the declaration.
Other than its duties in case of a default, a Trustee is not obligated to exercise any of its rights or powers under either indenture at the request, order or direction of any holders, unless the holders offer the Trustee reasonable security or indemnity. If they provide this reasonable security or indemnification, the holders of a majority in aggregate principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any power conferred upon the Trustee, for that series of debt securities.
No Limit on Amount of Debt Securities
Neither indenture will limit the amount of debt securities that we may issue, unless we indicate otherwise in a prospectus supplement. Each indenture will allow us to issue debt securities of any series up to the aggregate principal amount that we authorize.
Registration of Notes
We will issue debt securities of a series only in registered form, without coupons, unless otherwise indicated in the prospectus supplement.

Minimum Denominations
Unless the prospectus supplement states otherwise, the debt securities will be issued only in principal amounts of $1,000 each or integral multiples of $1,000.
No Personal Liability
None of the past, present or future partners, incorporators, managers, members, directors, officers, employees, unitholders or stockholders of either issuer, the general partner of Plains All American Pipeline or any guarantor will have any liability for the obligations of the issuers or any guarantors under either indenture or the debt securities or for any claim based on such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities. The waiver may not be effective under federal securities laws, however, and it is the view of the SEC that such a waiver is against public policy.
Payment and Transfer
The Trustee will initially act as paying agent and registrar under each indenture. The issuers may change the paying agent or registrar without prior notice to the holders of debt securities, and the issuers or any of their subsidiaries may act as paying agent or registrar.
If a holder of debt securities has given wire transfer instructions to the issuers, the issuers will make all payments on the debt securities in accordance with those instructions. All other payments on the debt securities will be made at the corporate trust office of the Trustee, unless the issuers elect to make interest payments by check mailed to the holders at their addresses set forth in the debt security register.
The Trustee and any paying agent will repay to us upon request any funds held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment as general creditors.
Exchange, Registration and Transfer
Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the indenture. Holders may present debt securities for exchange or registration of transfer at the office of the registrar. The registrar will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.
We will not be required to:
•
issue, register the transfer of, or exchange debt securities of a series either during a period beginning 15 business days prior to the selection of debt securities of that series for redemption and ending on the close of business on the day of mailing of the relevant notice of redemption or repurchase, or between a record date and the next succeeding interest payment date; or

•
register the transfer of or exchange any debt security called for redemption or repurchase, except the unredeemed portion of any debt security we are redeeming or repurchasing in part.

Provisions Relating only to the Senior Debt Securities
The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral for that debt. We will disclose the amount of our secured debt in the prospectus supplement.
Provisions Relating only to the Subordinated Debt Securities
Subordinated Debt Securities Subordinated to Senior Indebtedness
The subordinated debt securities will rank junior in right of payment to all of the Senior Indebtedness of Plains All American Pipeline. “Senior Indebtedness” will be defined in a supplemental indenture or authorizing resolutions respecting any issuance of a series of subordinated debt securities, and the definition will be set forth in the prospectus supplement.
Payment Blockages
The subordinated indenture will provide that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event:
•
we or our property is involved in any voluntary or involuntary liquidation or bankruptcy;

•
we fail to pay the principal, interest, any premium or any other amounts on any Senior Indebtedness of Plains All American Pipeline within any applicable grace period or the maturity of such Senior Indebtedness is accelerated following any other default, subject to certain limited exceptions set forth in the subordinated indenture; or

•
any other default on any Senior Indebtedness of Plains All American Pipeline occurs that permits immediate acceleration of its maturity, in which case a payment blockage on the subordinated debt securities will be imposed for a maximum of 179 days at any one time.

No Limitation on Amount of Senior Debt
The subordinated indenture will not limit the amount of Senior Indebtedness that Plains All American Pipeline may incur, unless otherwise indicated in the prospectus supplement.
Book Entry, Delivery and Form
The debt securities of a particular series may be issued in whole or in part in the form of one or more global certificates that will be deposited with the Trustee as custodian for The Depository Trust Company, New York, New York (“DTC”). This means that we will not issue certificates to each holder. Instead, one or more global debt securities will be issued to DTC, who will keep a computerized record of its participants (for example, your broker) whose clients have purchased the debt securities. The participant will then keep a record of its clients who purchased the debt securities. Unless it is exchanged in whole or in part for a certificated debt security, a global debt security may not be transferred, except that DTC, its nominees and their successors may transfer a global debt security as a whole to one another.
Beneficial interests in global debt securities will be shown on, and transfers of global debt securities will be made only through, records maintained by DTC and its participants.
DTC has provided us the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also records the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for Direct Participants’ accounts. This eliminates the need to exchange certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.
DTC’s book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a Direct Participant. The rules that apply to DTC and its participants are on file with the SEC.
DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., The American Stock Exchange, Inc. and the Financial Industry Regulatory Authority (“FINRA”).
We will wire all payments on the global debt securities to DTC’s nominee. We and the Trustee will treat DTC’s nominee as the owner of the global debt securities for all purposes. Accordingly, we, the Trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global debt securities to owners of beneficial interests in the global debt securities.

It is DTC’s current practice, upon receipt of any payment on the global debt securities, to credit Direct Participants’ accounts on the payment date according to their respective holdings of beneficial interests in the global debt securities as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to Direct Participants whose accounts are credited with debt securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global debt securities, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interests, as is the case with debt securities held for the account of customers registered in “street name.” However, payments will be the responsibility of the participants and not of DTC, the Trustee or us.
Debt securities represented by a global debt security will be exchangeable for certificated debt securities with the same terms in authorized denominations only if:
•
DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and in either event a successor depositary is not appointed by us within 90 days; or

•
we determine not to require all of the debt securities of a series to be represented by a global debt security.

Satisfaction and Discharge; Defeasance
Each indenture will be discharged and will cease to be of further effect as to all outstanding debt securities of any series issued thereunder, when:
(a)
either:

(1)
all outstanding debt securities of that series that have been authenticated (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

(2)
all outstanding debt securities of that series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise or will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust cash in U.S. dollars, non-callable U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness of such debt securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the date of such deposit (in the case of debt securities that have been due and payable) or the stated maturity or redemption date;

(b)
we have paid or caused to be paid all other sums payable by us under the indenture; and

(c)
we have delivered an officers’ certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

The debt securities of a particular series will be subject to legal or covenant defeasance to the extent, and upon the terms and conditions, set forth in the prospectus supplement.
The Trustee
U.S. Bank Trust Company, National Association is the Trustee under the senior indenture and will be the initial Trustee under the subordinated indenture. We maintain a banking relationship in the ordinary course of business with affiliates of U.S. Bank Trust Company, National Association.
Resignation or Removal of Trustee
If the Trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the Trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable indenture.

Any resignation will require the appointment of a successor trustee under the applicable indenture in accordance with the terms and conditions of such indenture.
The Trustee may resign or be removed by us with respect to one or more series of debt securities and a successor Trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the Trustee with respect to the debt securities of such series.
Limitations on Trustee if it is a Creditor
Each indenture will limit the right of the Trustee thereunder, in the event that it becomes a creditor of an issuer or any guarantor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.
Certificates and Opinions to be Furnished to Trustee
Each indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of the indenture, every application by us for action by the Trustee must be accompanied by a certificate of certain of our officers and an opinion of counsel (who may be our counsel) stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.
Governing Law
Each indenture and all of the debt securities will be governed by the laws of the State of New York.

DESCRIPTION OF OUR PREFERRED UNITS
Series A Preferred Units
On January 28, 2016, we completed a private placement of 61,030,127 Series A Convertible Preferred Units representing limited partner interests in us (the “Series A preferred units”) for a cash purchase price of $26.25 per unit (the “Issue Price”). The Series A preferred units currently rank pari passu with our Series B preferred units (as defined below) and senior to our common units with respect to distribution rights and rights upon liquidation. The holders of the Series A preferred units receive cumulative quarterly distributions, subject to customary anti-dilution adjustments, within 45 days following the end of each quarter. The initial Series A preferred unit distribution was equal to an annual rate of 8% of the Issue Price ($2.10 per unit annualized). After the fifth anniversary of the January 28, 2016 issue date of the Series A preferred units, the holders of Series A preferred units, acting by majority vote, had the option to make a one-time election to reset the Series A preferred unit distribution rate to equal the then applicable rate of ten-year U.S. Treasury Securities plus 5.85% (the “Preferred Distribution Rate Reset Option”). In January 2023, the Series A preferred unitholders elected the Preferred Distribution Rate Reset Option. Effective January 31, 2023, the new Series A preferred unit distribution rate is equal to 9.375% per annum of the original Issue Price (approximately $2.46 per unit annualized).
We may redeem all or any portion of the outstanding Series A preferred units in exchange for cash, common units (valued at 95% of the volume-weighted average price of our common units for the 30 trading day period ending on the fifth trading day immediately prior to the date of such redemption) or a combination of cash and common units at a redemption price equal to 110% of the Issue Price, plus any accrued and unpaid distributions.
The holders of Series A preferred units may convert such units into common units, generally on a one-for-one basis and subject to customary anti-dilution adjustments, at any time (but not more often than once per quarter), in whole or in part, so long as any partial conversion is not for less than $100 million (calculated based on the closing price of our common units on the trading day immediately prior to the notice of conversion) or such lesser amount, if such conversion relates to all of a holder’s remaining Series A preferred units. We may convert the Series A preferred units into common units at any time (but not more often than once per quarter), in whole or in part, if the closing price of our common units is greater than 150% of the Issue Price for the preceding 20 trading days, so long as any partial conversion is not for less than $500 million (calculated based on the closing trading price of common units on the trading day immediately prior to the notice of conversion) or such lesser amount, if such conversion relates to all of the then outstanding Series A preferred units.
The Series A preferred units vote on an as-converted basis with our common units (see “Description of Our Common Units — Voting”) and have certain other class voting rights with respect to any amendment to our partnership agreement that would adversely affect any rights, preferences or privileges of the Series A preferred units. In addition, upon certain events involving a change of control, the holders of the Series A preferred units may elect, among other potential elections, to convert their Series A preferred units into common units at the then applicable conversion rate.
Series B Preferred Units
On October 10, 2017, we issued 800,000 Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units representing limited partner interests in us (the “Series B preferred units”) at a price to the public of $1,000 per unit. The Series B preferred units currently rank pari passu with our Series A preferred units and senior to our common units with respect to distribution rights and rights upon liquidation.
The Series B preferred units represent perpetual equity interests in us, and they have no stated maturity or mandatory redemption date and are not redeemable at the option of the holders under any circumstances. Holders of the Series B preferred units generally have no voting rights, except for limited voting rights with respect to (i) potential amendments to our partnership agreement that would have a material adverse effect on the existing preferences, rights, powers or duties of the Series B preferred units, (ii) the creation or issuance of any parity securities if the cumulative distributions payable on then outstanding Series B preferred units are in arrears, (iii) the creation or issuance of any senior securities and (iv) the payment of distributions to our common unitholders out of capital surplus.
Holders of our Series B preferred units are entitled to receive, when, as and if declared by our general partner out of legally available funds for such purpose, cumulative semiannual or quarterly cash distributions, as applicable. Through November 15, 2022, distributions on the Series B preferred units were paid semiannually in arrears on the 15th day of May and November. After November 15, 2022, distributions on the Series B preferred units are payable quarterly in arrears on the 15th day of February, May, August and November of each year. The initial distribution rate for the Series B preferred units from and including October 10, 2017 to, but not including, November 15, 2022 was 6.125% per year of the liquidation preference per unit (equal to $61.25 per unit per year). From November 15, 2022 through August 14, 2023, distributions on the Series B preferred units accumulated for each distribution period at a percentage of the liquidation preference equal to the applicable three-month LIBOR plus a spread of 4.11% per annum. Subsequently, distributions on the Series B preferred units accumulate based on the applicable three-month SOFR, plus a credit spread adjustment of 0.26161%, plus 4.11% per annum.
The Series B preferred units have a liquidation preference of $1,000 per unit. We may, at any time, redeem the Series B preferred units, at our option, in whole or in part, at a redemption price of $1,000 per Series B preferred unit plus an amount equal to all accumulated and unpaid distributions thereon to, but not including, the date of redemption, whether or not declared.
Future Issuances of Preferred Units
Our partnership agreement authorizes us to issue an unlimited number of additional limited partner interests and other equity securities on the terms and conditions established by our general partner, subject to the approval of (i) the holders of our Series A preferred units with respect to securities that rank senior to, and in excess of a permitted amount of parity preferred securities pari passu with, the Series A preferred units with respect to distributions and (ii) the holders of our Series B preferred units for the issuance of parity securities or senior securities as described above under “— Series B Preferred Units.” As of the date of this prospectus, we had 71,090,468 Series A preferred units outstanding and 800,000 Series B preferred units outstanding.
Should we offer preferred units under this prospectus, a prospectus supplement relating to the particular series of preferred units offered will include the specific terms of those preferred units, including, among other things, the following:
•
the designation, stated value, and liquidation preference of the preferred units and the number of preferred units offered;

•
the initial public offering price at which the preferred units will be issued;

•
any conversion or exchange provisions of the preferred units;

•
any redemption or sinking fund provisions of the preferred units;

•
the distribution rights of the preferred units, if any;

•
a discussion of any additional material federal income tax considerations regarding the preferred units; and

•
any additional rights, preferences, privileges, limitations, and restrictions of the preferred units.

DESCRIPTION OF OUR COMMON UNITS
Generally, our common units represent limited partner interests that entitle the holders to participate in our cash distributions and to exercise the rights and privileges available to limited partners under our partnership agreement. For a description of the relative rights and preferences of holders of common units in and to cash distributions, see “Cash Distribution Policy.”
Our outstanding common units are listed on NASDAQ under the symbol “PAA.” Any additional common units we issue will also be listed on NASDAQ.
The transfer agent and registrar for our common units is Equiniti Trust Company, LLC.
Voting
Each holder of common units is entitled to one vote for each common unit on all matters submitted to a vote of the common unitholders. However, our unitholders are limited partners and do not directly or indirectly participate in our management or operation. Unlike holders of common stock in a corporation, our unitholders have only limited voting rights on matters affecting our business or governance, including the director voting rights described below.
Our general partner manages our day-to-day operations and activities; however, PAGP effectively controls our business and affairs through the exercise of its rights as the sole and managing member of GP LLC. The business and affairs of GP LLC are managed by or under the direction of the board of directors of PAGP GP, which we refer to as the “board.”
Subject to limited exceptions, PAGP GP’s Fourth Amended and Restated Limited Liability Company Agreement, as amended, provides that the board will consist of up to 13 members, including the CEO. In addition, if we fail to make three distributions on the Series A preferred units (whether or not consecutive), the holders of Series A preferred units will have the right to appoint a new member of the board to serve until such time as all accrued and unpaid distributions on the Series A preferred units have been paid in full.
The board is divided into three staggered classes. At each annual meeting, only the directors of the class whose term is expiring will be up for election and, upon election, the elected directors in that class will serve for a term of three years, subject to a director’s earlier resignation, death or removal. If a director is elected to the board to fill a vacancy, that director will have the same remaining term as his or her predecessor.
PAGP holds annual shareholder meetings for the purpose of electing directors. PAA, which holds all of PAGP’s issued and outstanding Class C shares, will hold annual meetings of its limited partners entitled to vote immediately in advance of PAGP’s annual meetings. The purpose of our annual meetings is to allow our limited partners, other than AAP and holders of our Series B preferred units, to cast a “pass-through” vote instructing us how to vote the Class C shares that we own in the election of directors at PAGP’s annual meeting. We will vote (or refrain from voting) our Class C shares for the election of directors at the direction and on behalf of our eligible common and Series A preferred unitholders in the same proportion as the votes received from or withheld by our limited partners. Common units held by AAP will not be voted in the election of directors and will not be counted for purposes of determining whether a quorum exists.
Status as Limited Partner or Assignee
Except as described under “Description of Our Partnership Agreement — Limited Liability,” the common units will be fully paid, and common unitholders will not be required to make additional capital contributions to us.
Each purchaser of common units must execute a transfer application whereby the purchaser requests admission as a substituted limited partner and makes representations and agrees to provisions stated in the transfer application. If this action is not taken, a purchaser will not be registered as a record holder of common units on the books of our transfer agent or issued a common unit certificate. Purchasers may hold common units in nominee accounts.
An assignee, pending its admission as a substituted limited partner, is entitled to an interest in us equivalent to that of a limited partner with respect to the right to share in allocations and distributions, including liquidating distributions. Our general partner will vote and exercise other powers attributable to common units owned by an assignee who has not become a substituted limited partner at the written direction of the assignee. A nominee or broker who has executed a transfer application with respect to common units held in street name or nominee accounts will receive distributions and reports pertaining to its common units.
Redemption Right
Each holder of AAP’s Class A units (other than PAGP) has the right (a “Redemption Right”) to cause AAP to redeem any or all of such holder’s AAP Class A units in exchange for the distribution of an equivalent number of our common units held by AAP. In connection with any such redemption, the redeeming holder will transfer the AAP Class A units to AAP and a corresponding number of PAGP Class B shares and general partner units (if applicable), in each case, to PAGP. The AAP Class A units transferred to AAP will be canceled, the PAGP Class B shares transferred to PAGP will be canceled and the general partner units transferred to PAGP (if applicable) will remain outstanding and increase PAGP’s ownership percentage in PAGP GP.
The above mechanisms are subject to customary conversion rate adjustments for equity splits, equity dividends and reclassifications.

CASH DISTRIBUTION POLICY
Distributions of Available Cash
General.   We will distribute to our unitholders, on a quarterly basis, all of our available cash in the manner described below.
Definition of Available Cash.   Available cash generally means, for any quarter ending prior to liquidation, all cash and cash equivalents on hand at the end of that quarter less reserves established in the reasonable discretion of the general partner to:
•
provide for the proper conduct of our business and the business of our operating partnerships (including reserves for future capital expenditures and for our anticipated future credit needs);

•
comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation; or

•
provide funds for future distributions to our Series A and Series B preferred unitholders or distributions to our common unitholders for any one or more of the next four quarters.

Our available cash also includes cash on hand resulting from borrowings made after the end of the quarter.
Operating Surplus and Capital Surplus
General.   Cash distributions to our common unitholders will be characterized as either operating surplus or capital surplus. We distribute available cash from operating surplus differently than available cash from capital surplus. See “— Quarterly Distributions of Available Cash.”
Definition of Operating Surplus.   Operating surplus refers generally to:
•
our cash balances on the closing date of our initial public offering; plus

•
$25 million; plus

•
all of our cash receipts from operations, excluding cash that is capital surplus; less

•
all of our operating expenses, debt service payments (but not including payments required with the sale of assets or any refinancing with the proceeds of new indebtedness or an equity offering), maintenance capital expenditures and reserves established for future operations.

Definition of Capital Surplus.   Capital surplus will generally be generated only by:
•
borrowings other than working capital borrowings;

•
sales of debt and equity securities; and

•
sales or other dispositions of assets for cash, other than inventory, accounts receivable and other assets in the ordinary course of business.

We will treat all available cash distributed as coming from operating surplus until the sum of all available cash distributed after the closing date of our initial public offering equals the operating surplus as of the end of the quarter prior to the distribution. Any available cash in excess of operating surplus, regardless of its source, will be treated as capital surplus.
If we distribute available cash from capital surplus for each common unit in an aggregate amount per common unit equal to the initial public offering price of the common units, there will not be a distinction between operating surplus and capital surplus, and all distributions of available cash will be treated as operating surplus. We do not anticipate that we will make distributions from capital surplus.
Effect of Issuance of Additional Units
We can issue additional common units or other equity securities for consideration and under terms and conditions approved by our general partner in its sole discretion and without the approval of our unitholders, other than current holders of our Series A preferred units and Series B preferred units in certain circumstances. We may fund acquisitions through the issuance of additional common units or other equity securities.
Holders of any additional common units that we issue will be entitled to share equally with our then-existing common unitholders in distributions of available cash. In addition, the issuance of additional interests may dilute the value of the interests of the then-existing unitholders.
Series A Preferred Units
The terms of our Series A preferred units and notable provisions with respect to distributions on the Series A preferred units are described under “Description of Our Preferred Units — Series A Preferred Units.”
Series B Preferred Units
The terms of our Series B preferred units and notable provisions with respect to distributions on the Series B preferred units are described under “Description of Our Preferred Units — Series B Preferred Units.”
Quarterly Distributions of Available Cash
After making distributions to holders of our outstanding preferred units, we will distribute the remainder of our available cash for each quarter prior to our liquidation to our common unitholders. We expect to make distributions of all available cash within 45 days after the end of each quarter to holders of record on the applicable record date.
Distributions from Operating Surplus
We will make distributions of available cash from operating surplus to all common unitholders, pro rata until we distribute an aggregate amount of available cash equal to the aggregate operating surplus generated by the Partnership from the time of our initial public offering through the end of the quarter in respect of such distribution.
Distributions from Capital Surplus
We will make distributions of available cash from capital surplus to all common unitholders pro rata. We may not make distributions of capital surplus without the approval of (i) holders of at least 75% of the outstanding Series A preferred units and (ii) holders of at least 66 2∕3% of the outstanding Series B preferred units.
Distribution of Cash upon Liquidation
If we dissolve and liquidate, we will sell or otherwise dispose of our assets and adjust the partners’ capital account balances to reflect any resulting gain or loss. We will apply the proceeds of liquidation (i) first to the payment of our creditors in the order of priority provided in our partnership agreement and by law, (ii) second to the holders of outstanding preferred units in accordance with their adjusted capital account balances and (iii) thereafter, to the common unitholders in accordance with their adjusted capital account balances.

DESCRIPTION OF OUR PARTNERSHIP AGREEMENT
The following is a summary of certain material provisions of our partnership agreement. The following provisions of our partnership agreement are summarized elsewhere in this prospectus:
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distributions of our available cash are described under “Cash Distribution Policy”;

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allocations of taxable income and other tax matters are described under “Material U.S. Federal Income Tax Consequences”;

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rights of holders of our preferred units are described under “Description of Our Preferred Units”; and

•
rights of holders of our common units are described under “Description of Our Common Units.”

Purpose
Our purpose under our partnership agreement is to serve as a partner of our operating partnerships and to engage in any business activities that may be engaged in by our operating partnerships or that are approved by our general partner. The partnership agreements of our operating partnerships provide that they may engage in any activity that was engaged in by our predecessors at the time of our initial public offering or reasonably related thereto and any other activity approved by our general partner.
Applicable Law; Forum, Venue and Jurisdiction
Our partnership agreement is governed by Delaware law. Our partnership agreement requires that any claims, suits, actions or proceedings:
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arising out of or relating in any way to the partnership agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of the partnership agreement or the duties, obligations or liabilities among unitholders or of unitholders to us, or the rights or powers of, or restrictions on, the unitholders or us);

•
brought in a derivative manner on our behalf;

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asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of us or our generally partner, or owed by our general partner to us or the unitholders;

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asserting a claim arising pursuant to any provision of the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”); or

•
asserting a claim governed by the internal affairs doctrine;

shall be exclusively brought in the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction), regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims.
By purchasing a common unit, a unitholder is irrevocably consenting to these limitations and provisions regarding claims, suits, actions or proceedings and submitting to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or such other Delaware courts) in connection with any such claims, suits, actions or proceedings. The exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for the federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Power of Attorney
Each limited partner, and each person who acquires a unit from a unitholder and executes and delivers a transfer application, grants to our general partner and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants the authority for the amendment of, and to make consents and waivers under, our partnership agreement.
Issuance of Additional Securities
Our partnership agreement authorizes us to issue an unlimited number of additional limited partner interests and other equity securities that are equal in rank with or junior to our common units on terms and conditions established by our general partner in its sole discretion without the approval of any limited partners.
It is likely that we will fund acquisitions through the issuance of additional common units or other equity securities. Holders of any additional common units we issue will be entitled to share equally with the then-existing holders of common units in our cash distributions. In addition, the issuance of additional partnership interests may dilute the value of the interests of the then-existing holders of common units in our net assets.
In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional partnership interests that, in the sole discretion of our general partner, may have special voting rights to which common units are not entitled.
Our general partner has the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units or other equity securities whenever, and on the same terms that, we issue those securities to persons other than our general partner and its affiliates, to the extent necessary to maintain their percentage interests in us that existed immediately prior to the issuance. The holders of common units will not have preemptive rights to acquire additional common units or other partnership interests in us.
Amendments to Our Partnership Agreement
Amendments to our partnership agreement may be proposed only by our general partner. Any amendment that materially and adversely affects the rights or preferences of any type or class of limited partner interests in relation to other types or classes of limited partner interests or our general partner interest will require the approval of at least a majority of the type or class of limited partner interests or general partner interests so affected. However, in some circumstances, more particularly described in our partnership agreement, our general partner may make amendments to our partnership agreement without the approval of our limited partners or assignees.
Withdrawal or Removal of Our General Partner
Our general partner may withdraw as general partner without obtaining approval of any unitholder by giving 90 days’ written notice, and that withdrawal will not constitute a violation of our partnership agreement. In addition, our general partner may withdraw without unitholder approval upon 90 days’ notice to our limited partners if at least 50% of our outstanding units are held or controlled by one person and its affiliates other than our general partner and its affiliates.
Upon the voluntary withdrawal of our general partner, the holders of a majority of our outstanding common units and Series A preferred units, excluding any common units and Series A preferred units held by the withdrawing general partner and its affiliates, may elect a successor to the withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up and liquidated, unless within 90 days after that withdrawal, the holders of a majority of our outstanding common units and Series A preferred units, excluding the common units and Series A preferred units held by the withdrawing general partner and its affiliates, agree to continue our business and to appoint a successor general partner.

Our general partner may not be removed unless that removal is approved by the vote of the holders of not less than two-thirds of our outstanding units, including units held by our general partner and its affiliates, and we receive an opinion of counsel regarding limited liability and tax matters. Any removal of this kind is also subject to the approval of a successor general partner by the vote of the holders of a majority of our outstanding common units and Series A preferred units, including those held by our general partner and its affiliates.
While our partnership agreement limits the ability of our general partner to withdraw, it allows the general partner interest to be transferred to an affiliate or to a third party in conjunction with a merger or sale of all or substantially all of the assets of our general partner.
In addition, our partnership agreement expressly permits the sale, in whole or in part, of the ownership of our general partner. Our general partner may also transfer, in whole or in part, the common units it owns.
Merger, Sale or Other Disposition of Assets
A merger or consolidation of us requires the prior consent of our general partner. However, our partnership agreement generally prohibits our general partner, without the prior approval of a majority of our outstanding units, from causing us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions. Our general partner may, however, mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without unitholder approval. Our general partner may also sell all or substantially all of our assets under a foreclosure or other realization upon any such mortgage, pledge, hypothecate or security interest without that approval.
If conditions specified in our partnership agreement are satisfied, our general partner may merge us or any of our subsidiaries into, or convey some or all of our assets to, a newly formed entity if the sole purpose of that merger or conveyance is to effect a mere change in our legal form into another limited liability entity. Our unitholders are not entitled to dissenters’ rights or appraisal rights (and, therefore, will not be entitled to demand payment of a fair price for their units) under our partnership agreement or applicable Delaware law in the event of a merger or consolidation, a sale of substantially all of our assets or any other transaction or event.
Liquidation and Distribution of Proceeds
Upon our dissolution, unless we are reconstituted and continued as a new limited partnership, the person authorized to wind up our affairs (the liquidator) will, acting with all the powers of our general partner that the liquidator deems necessary or desirable in its good faith judgment, liquidate our assets. The proceeds of the liquidation will be applied as follows:
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first, towards the payment of all of our creditors and the creation of a reserve for contingent liabilities;

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next, to all holders of preferred units an aggregate amount equal to the positive balance in their capital accounts distributed in a manner that provides the holders of preferred units with the same percentage of their respective liquidation preferences; and

•
finally, to all partners in accordance with the positive balance in their respective capital accounts.

Under some circumstances and subject to some limitations, the liquidator may defer liquidation or distribution of our assets for a reasonable period of time. If the liquidator determines that a sale would be impractical or would cause a loss to our partners, our general partner may distribute assets in kind to our partners.
Change of Management Provisions
Our partnership agreement contains the following specific provisions that are intended to discourage a person or group from attempting to remove our general partner or otherwise change management:
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generally, if a person acquires 20% or more of any class of units then outstanding other than from our general partner or its affiliates, the units owned by such person cannot be voted on any matter; and

•
provisions limiting the ability of unitholders to call meetings or to acquire information about our operations, as well as other provisions limiting the unitholders’ ability to influence the manner or direction of management.

Limited Call Right
If at any time our general partner and its affiliates (other than, with respect to the Series A preferred units, such affiliates that originally purchased Series A preferred units) own 80% or more of the issued and outstanding limited partner interests of any class, our general partner will have the right to purchase all, but not less than all, of the outstanding limited partner interests of that class that are held by non-affiliated persons. The record date for determining ownership of the limited partner interests would be selected by our general partner on at least 10 but not more than 60 days’ notice. The purchase price in the event of a purchase under these provisions would be the greater of (1) the current market price (as defined in our partnership agreement) of the limited partner interests of the class as of the date three days prior to the date that notice is mailed to the limited partners as provided in our partnership agreement and (2) the highest cash price paid by our general partner or any of its affiliates for any limited partner interest of the class purchased within the 90 days preceding the date our general partner mails notice of its election to purchase the units.
Indemnification
Under our partnership agreement, in most circumstances, we will indemnify our general partner, its affiliates and their officers and directors to the fullest extent permitted by law, from and against all losses, claims or damages any of them may suffer by reason of their status as general partner, officer or director, as long as the person seeking indemnity acted in good faith and in a manner reasonably believed to be in or (in the case of an indemnitee other than the general partner) not opposed to our best interest. Any indemnification under these provisions will only be out of our assets. Our general partner shall not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable us to effectuate any indemnification.
We are authorized to purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement.
Registration Rights
Under our partnership agreement, we have agreed to register for resale under the Securities Act and applicable state securities laws any common units, or other partnership securities proposed to be sold by our general partner or any of its affiliates or their assignees if an exemption from the registration requirements is not otherwise available. We are obligated to pay all expenses incidental to the registration, excluding underwriting discounts and commissions.
Limited Liability
Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Act and that such limited partner otherwise acts in conformity with the provisions of our partnership agreement, such limited partner’s liability under the Delaware Act will be limited, subject to some possible exceptions, generally to the amount of capital such limited partner is obligated to contribute to us in respect of such limited partner’s units plus such limited partner’s share of any undistributed profits and assets.
Under the Delaware Act, a limited partnership may not make a distribution to a partner to the extent that at the time of the distribution, after giving effect to the distribution, all liabilities of the partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, exceed the fair value of the assets of the limited partnership. For the purposes of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of the property subject to liability of which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act is liable to the limited partnership for the amount of the distribution for three years from the date of the distribution.
In addition, our partnership agreement limits any fiduciary duties our general partner might owe to our unitholders. As our general partner, our general partner is liable for all of our debts (to the extent not paid from our assets), except for indebtedness or other obligations that are made specifically non-recourse to it. Our general partner has the sole discretion to incur indebtedness or other obligations on our behalf on a non-recourse basis to the general partner. Our general partner has in the past exercised such discretion, in most instances involving payment liability.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
This section summarizes the material U.S. federal income tax consequences that may be relevant to prospective unitholders and is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations thereunder (the “Treasury Regulations”), and current administrative rulings and court decisions, all of which are subject to change. Changes in these authorities may cause the federal income tax consequences to a prospective unitholder to vary substantially from those described below, possibly on a retroactive basis. Unless the context otherwise requires, references in this section to “we,” “us,” or “the Partnership” are references to Plains All American Pipeline, L.P. and its subsidiaries.
Legal conclusions contained in this section, unless otherwise noted, are the opinion of Vinson & Elkins L.L.P. insofar as they relate to matters of federal income tax law and are based on the accuracy of representations made by us to them for this purpose. However, this section does not address all federal income tax matters that may affect us or our unitholders, such as the application of the alternative minimum tax that may be applicable to certain unitholders. This section also does not address local taxes, state taxes, non-U.S. taxes, or other taxes that may be applicable, except to the limited extent that such tax considerations are addressed below under “— State, Local and Other Tax Considerations.” Furthermore, this section focuses on unitholders who are individual citizens or residents of the United States (for federal income tax purposes), who have the U.S. dollar as their functional currency, who use the calendar year as their taxable year, who purchase units in this offering, who do not materially participate in the conduct of our business activities and who hold such units as capital assets (typically, property that is held for investment). This section has limited applicability to corporations (including other entities treated as corporations for federal income tax purposes), partnerships (including other entities treated as partnerships for federal income tax purposes), estates, trusts, non-resident aliens or other unitholders subject to specialized tax treatment, such as tax-exempt entities, non-U.S. persons, individual retirement accounts (“IRAs”), employee benefit plans, real estate investment trusts or mutual funds.
Accordingly, we encourage each prospective unitholder to consult the unitholder’s own tax advisor in analyzing the federal, state, local and non-U.S. tax consequences particular to that unitholder resulting from ownership or disposition of our units and potential changes in applicable tax laws.
No ruling has been or will be requested from the Internal Revenue Service (the “IRS”) with respect to the Partnership’s classification as a partnership for federal income tax purposes or as to the classification of our partnership and limited liability company operating subsidiaries. We will rely on the opinions and advice of Vinson & Elkins L.L.P. with respect to the matters described herein. An opinion of counsel represents only that counsel’s best legal judgment and does not bind the IRS or a court. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any such contest of the matters described herein may materially and adversely impact the market for our units and the prices at which our units trade. In addition, our costs of any contest with the IRS will be borne indirectly by our unitholders and our general partner because the costs will reduce our cash available for distribution. Furthermore, the tax consequences of an investment in us may be significantly modified by future legislative or administrative changes or court decisions, which may be retroactively applied.
For the reasons described below, Vinson & Elkins L.L.P. has not rendered an opinion with respect to the following federal income tax issues:
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the treatment of a unitholder whose units are the subject of a securities loan (e.g., a loan to a short seller to cover a short sale of units) (please read “— Tax Consequences of Unit Ownership — Treatment of Securities Loans”);

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whether our monthly convention for allocating taxable income and losses is permitted by existing Treasury Regulations (please read “— Disposition of Units — Allocations Between Transferors and Transferees”);

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whether our method for taking into account Section 743 adjustments is sustainable in certain cases (please read “— Tax Consequences of Unit Ownership — Section 754 Election” and “— Disposition of Units — Uniformity of Units”);

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whether our use of simplifying conventions for making adjustments to “book” basis and relevant allocations is permitted by existing Treasury Regulations (please read “— Tax Consequences of Unit Ownership — Allocation of Income, Gain, Loss and Deduction” and “— Uniformity of Units”); and

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whether our allocations of income, gain, loss and deduction will be given effect for federal income tax purposes (please read “— Tax Consequences of Unit Ownership — Allocation of Income, Gain, Loss and Deduction”).

Taxation of the Partnership
Partnership Status
We expect to be treated as a partnership for federal income tax purposes and, therefore, subject to the discussion below under “— Administrative Matters — Information Returns and Audit Procedures”, generally will not be liable for entity-level federal income taxes. Instead, as described below, each of our unitholders will take into account its respective share of our items of income, gain, loss and deduction in computing its federal income tax liability as if the unitholder had earned such income directly, even if we make no cash distributions to the unitholder. Distributions we make to a unitholder will not give rise to income or gain taxable to such unitholder, unless the amount of cash distributed exceeds the unitholder’s adjusted tax basis in its units. Please read “— Tax Consequences of Unit Ownership — Treatment of Distributions” and “— Disposition of Units”.
Section 7704 of the Code generally provides that a publicly traded partnership will be treated as a corporation for federal income tax purposes. However, if 90% or more of a partnership’s gross income for every taxable year it is publicly traded consists of “qualifying income,” the partnership may continue to be treated as a partnership for federal income tax purposes (the “Qualifying Income Exception”). Qualifying income includes (i) interest, (ii) dividends, (iii) real property rents within the meaning of Section 856(d) of the Code, as modified by Section 7704(d)(3) of the Code, (iv) gains from the sale or other disposition of real property, (v) income and gains derived from the exploration, development, mining or production, processing, refining, transportation (including pipelines transporting gas, oil, or products thereof) or the marketing of any “mineral or natural resource”, and (vi) gains from the sale or other disposition of capital assets (or property described in Section 1231(b) of the Code) held for the production of income that otherwise constitutes qualifying income. We estimate that less than 5 percent of our current gross income is not qualifying income; however, this estimate could change from time to time.
Vinson & Elkins L.L.P. is of the opinion that we will be treated as a partnership for federal income tax purposes and each of our operating subsidiaries, other than those that have been identified as corporations to Vinson & Elkins L.L.P., will be treated as a partnership or will be disregarded as an entity separate from us. In rendering its opinion, Vinson & Elkins L.L.P. has relied on the factual representations made by us and our general partner, including, without limitation:
(a)
Neither we nor any of our partnership or limited liability company operating subsidiaries, other than those that have been identified as corporations to Vinson & Elkins L.L.P., has elected or will elect to be treated as a corporation for federal income tax purposes;

(b)
For each taxable year since and including the year of our initial public offering, more than 90% of our gross income has been and will be income of a character that Vinson & Elkins L.L.P. has opined is “qualifying income” within the meaning of Section 7704(d) of the Code; and

(c)
Each hedging transaction that we treat as resulting in qualifying income has been and will be appropriately identified as a hedging transaction pursuant to applicable Treasury Regulations, and has been and will be associated with oil, natural gas, or products thereof that are held or to be held by us in activities that Vinson & Elkins L.L.P. has opined or will opine result in qualifying income.

We believe that these representations are true and will be true in the future.
If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our unitholders or pay other amounts), we will be treated as transferring all of our assets, subject to all of our liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception in return for stock in that corporation and then as distributing that stock to our unitholders in liquidation of their interests in us. This deemed contribution and liquidation should not result in the recognition of taxable income (i) to us (which would be allocated to our unitholders) so long as the aggregate amount of our liabilities does not exceed the adjusted tax basis of our assets or (ii) by our unitholders so long as their respective shares of our liabilities do not exceed their adjusted tax basis in their units. Thereafter, we would be treated as an association taxable as a corporation for federal income tax purposes.
The present federal income tax treatment of publicly traded partnerships, including us, or an investment in our units may be modified by administrative or legislative action or judicial interpretation at any time. From time to time, members of the U.S. Congress and certain presidential administrations have proposed and considered substantive changes to the existing federal income tax laws that would affect publicly traded partnerships. Recent proposals have provided for the expansion of the Qualifying Income Exception in certain circumstances and other proposals have provided for the total elimination of the Qualifying Income Exception upon which we rely for our treatment as a partnership for federal income tax purposes.
It is possible that a change in law could affect us and may be applied retroactively. Any such changes could negatively impact the value of an investment in our units. If for any reason we are taxable as a corporation in any taxable year, our items of income, gain, loss and deduction would be taken into account by us in determining the amount of our liability for federal income tax, rather than being passed through to our unitholders.
At the state level, several states have been evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise, or other forms of taxation. Imposition of a similar tax on us in the jurisdictions in which we operate or in other jurisdictions to which we may expand could substantially reduce our cash available for distribution to our unitholders.
If for any reason we are taxable as a corporation in any taxable year, our items of income, gain, loss and deduction would be taken into account by us in determining the amount of our liability for federal income tax, rather than being passed through to our unitholders. Our taxation as a corporation would materially reduce the cash available for distribution to unitholders and thus would likely substantially reduce the value of our units. Any distribution made to a unitholder at a time when we are treated as a corporation would be (i) a taxable dividend to the extent of our current or accumulated earnings and profits, then (ii) a nontaxable return of capital to the extent of the unitholder’s adjusted tax basis in its units (determined separately for each unit), and thereafter (iii) taxable capital gain.
The remainder of this discussion is based on the opinion of Vinson & Elkins L.L.P. that we will be treated as a partnership for federal income tax purposes.
Tax Consequences of Unit Ownership
Limited Partner Status
Unitholders of the Partnership who are admitted as limited partners of the Partnership will be treated as partners of the Partnership for federal income tax purposes and unitholders whose units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their units will be treated as partners of the Partnership for federal income tax purposes.
As there is no direct or indirect controlling authority addressing assignees of units who are entitled to execute and deliver transfer applications and thereby become entitled to direct the exercise of attendant rights, but who fail to execute and deliver transfer applications, Vinson & Elkins L.L.P.’s opinion does not extend to these persons. Furthermore, a purchaser or other transferee of units who does not execute and deliver a transfer application may not receive some federal income tax information or reports furnished to record holders of units unless the units are held in a nominee or street name account and the nominee or broker has executed and delivered a transfer application for those units.

For a discussion related to the risks of losing partner status as a result of securities loans, please read “— Tax Consequences of Unit Ownership  — Treatment of Securities Loans.”
A unitholder who is not treated as a partner in us as described above is urged to consult its own tax advisors with respect to the tax consequences applicable to such unitholder under its particular circumstances.
Flow-Through of Taxable Income
Subject to the discussion below under “— Entity-Level Collections of Unitholder Taxes” and “— Administrative Matters — Information Returns and Audit Procedures,” with respect to payments we may be required to make on behalf of our unitholders, and aside from any taxes paid by a corporate subsidiary, we will not pay any federal income tax. Rather, each unitholder will be required to report on its federal income tax return each year its share of our income, gains, losses and deductions for our taxable year or years ending with or within its taxable year. Consequently, we may allocate income to a unitholder even if that unitholder has not received a cash distribution.
Basis of Units
A unitholder’s tax basis in its units initially will be the amount paid or treated as paid for those units increased by the unitholder’s initial allocable share of our liabilities. That basis generally will be (i) increased by the unitholder’s share of our income and any increases in such unitholder’s share of our liabilities, and (ii) decreased, but not below zero, by the amount of all distributions to the unitholder, the unitholder’s share of our losses, any decreases in its share of our liabilities, and the amount of any excess business interest allocated to the unitholder. The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all of those interests.
Treatment of Distributions
Distributions made by us to a unitholder generally will not be taxable to the unitholder, unless such distributions are of cash or marketable securities that are treated as cash and exceed the unitholder’s tax basis in its units, in which case the unitholder generally will recognize gain taxable in the manner described below under “— Disposition of Units.”
Any reduction in a unitholder’s share of our “nonrecourse liabilities” (liabilities for which no partner bears the economic risk of loss) will be treated as a distribution by us of cash to that unitholder. A decrease in a unitholder’s percentage interest in us because of our issuance of additional units may decrease such unitholder’s share of our nonrecourse liabilities. For purposes of the foregoing, a unitholder’s share of our nonrecourse liabilities generally will be based upon such unitholder’s share of the unrealized appreciation (or depreciation) in our assets, to the extent thereof, with any excess nonrecourse liabilities allocated based on the unitholder’s share of our profits. Please read “— Disposition of Units.”
A non-pro rata distribution of money or property (including a deemed distribution as a result of the reallocation of our nonrecourse liabilities described above) may cause a unitholder to recognize ordinary income if the distribution reduces the unitholder’s share of our “unrealized receivables,” including depreciation recapture and substantially appreciated “inventory items,” both as defined in Section 751 of the Code (“Section 751 Assets”). To the extent of such reduction, the unitholder would be deemed to receive its proportionate share of the Section 751 Assets and exchange such assets with us in return for a portion of the non-pro rata distribution. This deemed exchange will generally result in the unitholder’s recognition of ordinary income in an amount equal to the excess of (1) the non-pro rata portion of that distribution over (2) the unitholder’s tax basis (typically zero) in the Section 751 Assets deemed to be relinquished in the exchange.
Limitations on Deductibility of Losses
A unitholder may not be entitled to deduct the full amount of loss we allocate to it because its share of our losses will be limited to the lesser of (i) the unitholder’s adjusted tax basis in its units, and (ii) in the case of a unitholder that is an individual, estate, trust or certain types of closely-held corporations, the amount for which the unitholder is considered to be “at risk” with respect to our activities. A unitholder will be at risk to the extent of its adjusted tax basis in its units, reduced by (1) any portion of that basis attributable to the unitholder’s share of our nonrecourse liabilities, (2) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or similar arrangement, and (3) any amount of money the unitholder borrows to acquire or hold its units, if the lender of those borrowed funds owns an interest in us, is related to another unitholder or can look only to the units for repayment. A unitholder subject to the at risk limitation must recapture losses deducted in previous years to the extent that distributions (including distributions deemed to result from a reduction in a unitholder’s share of nonrecourse liabilities) cause the unitholder’s at risk amount to be less than zero at the end of any taxable year.
Losses disallowed to a unitholder or recaptured as a result of the basis or at risk limitations will carry forward and will be allowable as a deduction in a later year to the extent that the unitholder’s adjusted tax basis or at risk amount, whichever is the limiting factor, is subsequently increased. Upon a taxable disposition of units, any gain recognized by a unitholder can be offset by losses that were previously suspended by the at risk limitation but not losses suspended by the basis limitation. Any loss previously suspended by the at risk limitation in excess of that gain can no longer be used, and will not be available to offset a unitholder’s salary or active business income.
In addition to the basis and at risk limitations, passive activity loss limitations limit the deductibility of losses incurred by individuals, estates, trusts, some closely-held corporations and personal service corporations from “passive activities” (generally, trade or business activities in which the taxpayer does not materially participate). The passive loss limitations are applied separately with respect to each publicly traded partnership. Consequently, any passive losses we generate will be available to offset only passive income generated by us. For this purpose, any income from a guaranteed payment for the use of capital generally will not be treated as passive income. As a result, holders of certain of our preferred units treated as receiving guaranteed payment for the use of capital generally may not be able to offset that income with losses or deductions allocated to our common units. Passive losses that exceed a unitholder’s share of the passive income we generate may be deducted in full when a unitholder disposes of all of its units in a fully taxable transaction with an unrelated party. The passive activity loss rules are applied after other applicable limitations on deductions, including the at risk and basis limitations.
For taxpayers other than corporations in taxable years beginning before January 1, 2029, an “excess business loss” limitation further limits the deductibility of losses by such taxpayers. An excess business loss is the excess (if any) of a taxpayer’s aggregate deductions for the taxable year that are attributable to the trades or businesses of such taxpayer (determined without regard to the excess business loss limitation) over the aggregate gross income or gain of such taxpayer for the taxable year that is attributable to such trades or businesses plus a threshold amount. The threshold amount for 2024 is equal to $305,000, or $610,000 (increased annually by the applicable inflation adjustment) for taxpayers filing a joint return. Disallowed excess business losses are treated as a net operating loss carryover to the following tax year. Any losses we generate that are allocated to a unitholder and not otherwise limited by the basis, at risk, or passive loss limitations will be included in the determination of such unitholder’s aggregate trade or business deductions. Consequently, any losses we generate that are not otherwise limited will only be available to offset a unitholder’s other trade or business income plus an amount of non-trade or business income equal to the applicable threshold amount. Thus, except to the extent of the threshold amount, our losses that are not otherwise limited may not offset a unitholder’s non-trade or business income (such as salaries, fees, interest, dividends and capital gains). This excess business loss limitation will be applied after the passive activity loss limitation.
Limitations on Interest Deductions
In general, we are entitled to a deduction for interest paid or accrued on indebtedness properly allocable to our trade or business during our taxable year. However, our deduction for this “business interest” is limited to the sum of our business interest income and 30% of our “adjusted taxable income.” For the purposes of this limitation, our adjusted taxable income is computed without regard to any business interest or business interest income. This limitation is first applied at the partnership level and any deduction for business interest is taken into account in determining our non-separately stated taxable income or loss.

Then, in applying this business interest limitation at the partner level, the adjusted taxable income of each of our unitholders is determined without regard to such unitholder’s distributive share of any of our items of income, gain, deduction, or loss and is increased by such unitholder’s distributive share of our excess taxable income, which is generally equal to the excess of 30% of our adjusted taxable income over the amount of our deduction for business interest for a taxable year.
To the extent our deduction for business interest is not limited, we will allocate the full amount of our deduction for business interest among our unitholders in accordance with their percentage interests in us. To the extent our deduction for business interest is limited, the amount of any disallowed deduction for business interest will also be allocated to each unitholder in accordance with their percentage interest in us, but such amount of “excess business interest” will not be currently deductible. Subject to certain limitations and adjustments to a unitholder’s basis in its units, this excess business interest may be carried forward and deducted by a unitholder in a future taxable year. Further, a unitholder’s basis in his or her units will generally be increased by the amount of any excess business interest upon a disposition of such units.
In addition to this limitation on the deductibility of a partnership’s business interest, the deductibility of a non-corporate taxpayer’s “investment interest expense” is generally limited to the amount of that taxpayer’s “net investment income.” Investment interest expense includes:
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interest on indebtedness allocable to property held for investment;

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interest expense allocated against portfolio income; and

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the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent allocable against portfolio income.

The computation of a unitholder’s investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income. Net investment income does not include qualified dividend income (if applicable) or gains attributable to the disposition of property held for investment. A unitholder’s share of a publicly-traded partnership’s portfolio income and, according to the IRS, net passive income will be treated as investment income for purposes of the investment interest expense limitation.
Entity-Level Collections of Unitholder Taxes
If we are required or elect under applicable law to pay any federal, state, local or non-U.S. tax on behalf of any current or former unitholder or our general partner, our partnership agreement authorizes us to treat the payment as a distribution of cash to the relevant unitholder or general partner. Where the tax is payable on behalf of all unitholders or we cannot determine the specific unitholder on whose behalf the tax is payable, our partnership agreement authorizes us to treat the payment as a distribution to all current unitholders. Payments by us as described above could give rise to an overpayment of tax on behalf of a unitholder, in which event the unitholder may be entitled to claim a refund of the overpayment amount. Please read “— Administrative Matters — Information Returns and Audit Procedures.” Each unitholder is urged to consult its tax advisor to determine the consequences to them of any tax payment we make on its behalf.
Allocation of Income, Gain, Loss and Deduction
Except as described below, our items of income, gain, loss and deduction will be allocated among our unitholders in accordance with their percentage interests in us. Specified items of our income, gain, loss and deduction will be allocated under Section 704(c) of the Code (or the principles of Section 704(c) of the Code) to account for any difference between the adjusted tax basis and fair market value of our assets at the time such assets are contributed to us and at the time of any subsequent offering of our units (a “Book-Tax Disparity”). As a result, the federal income tax burden associated with any Book-Tax Disparity immediately prior to an offering will be borne by our partners holding interests in us prior to such offering. In addition, items of recapture income will be specially allocated to the extent possible (subject to the limitations described above) to the unitholder who was allocated the deduction giving rise to that recapture income in order to minimize the recognition of ordinary income by other unitholders.
It may not be administratively feasible to make the relevant adjustments to “book” basis and the relevant Section 704(c) allocations separately each time we issue units, particularly in the case of small or frequent unit issuances. If that is the case, we may use simplifying conventions to make those adjustments and allocations, which may include the aggregation of certain issuances of units. Our counsel, Vinson & Elkins, L.L.P., is unable to opine as to the validity of such conventions.
An allocation of items of our income, gain, loss or deduction, other than an allocation required by the Code to eliminate a Book-Tax Disparity, will be given effect for federal income tax purposes in determining a unitholder’s share of an item of income, gain, loss or deduction only if the allocation has “substantial economic effect.” In any other case, a unitholder’s share of an item will be determined on the basis of the unitholder’s interest in us, which will be determined by taking into account all the facts and circumstances, including (i) the unitholder’s relative contributions to us, (ii) the interests of all the partners in profits and losses, (iii) the interest of all the partners in cash flow and (iv) the rights of all the partners to distributions of capital upon liquidation. Our allocations and liquidation provisions are designed in a way to give effect to our allocations, except to the extent required to achieve parity among the preferred units. Consequently, Vinson & Elkins LLP is unable to opine on whether our allocations of income, gain, loss and deduction will be given effect for U.S. federal income tax purposes.
Treatment of Securities Loans
A unitholder whose units are the subject of a securities loan (for example, a loan to a “short seller” to cover a short sale of units) may be treated as having disposed of those units. If so, such unitholder would no longer be treated for tax purposes as a partner with respect to those units during the period of the loan and may recognize gain or loss as a result of such deemed disposition. As a result, during this period (i) any of our income, gain, loss or deduction allocated to those units would not be reportable by the lending unitholder, and (ii) any cash distributions received by the lending unitholder as to those units may be treated as ordinary taxable income.
Due to a lack of controlling authority, Vinson & Elkins L.L.P. has not rendered an opinion regarding the tax treatment of a unitholder that enters into a securities loan with respect to its units. A unitholder desiring to assure its status as a partner and avoid the risk of income recognition from a loan of its units is urged to modify any applicable brokerage account agreements to prohibit its brokers from borrowing and lending its units. The IRS has announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please read “— Disposition of Units — Recognition of Gain or Loss.”
Tax Rates
Under current law, the highest marginal federal income tax rates for individuals applicable to ordinary income and long-term capital gains (generally, gains from the sale or exchange of certain investment assets held for more than one year) are 37% and 20%, respectively. These rates are subject to change by new legislation at any time.
In addition, a 3.8% net investment income tax applies to certain net investment income earned by individuals, estates, and trusts. For these purposes, net investment income generally includes a unitholder’s allocable share of our income and gain realized by a unitholder from a sale of units (without taking into account the 20% deduction discussed below). In the case of an individual, the tax will be imposed on the lesser of (i) the unitholder’s net investment income from all investments, or (ii) the amount by which the unitholder’s modified adjusted gross income exceeds $250,000 (if the unitholder is married and filing jointly or a surviving spouse), $125,000 (if the unitholder is married and filing separately) or $200,000 (if the unitholder is unmarried or in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income, or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins.
For taxable years beginning after December 31, 2017 and ending on or before December 31, 2025, subject to certain limitations, an individual unitholder is entitled to a deduction equal to 20% of his or her allocable share of our “qualified business income.” For purposes of this deduction, our “qualified business income” is equal to the sum of:
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the net amount of our U.S. items of income, gain, deduction, and loss to the extent such items are included or allowed in the determination of taxable income for the year, excluding, however, certain specified types of passive investment income (such as capital gains and dividends) and certain payments made to the unitholder for services rendered to the Partnership; and

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any gain recognized upon a disposition of our units to the extent such gain is attributable to Section 751 Assets, such as depreciation recapture and our “inventory items,” and is thus treated as ordinary income under Section 751 of the Code.

The income attributable to our Canadian business operations is not considered effectively connected to our U.S. business, and as a result our unitholders will not be entitled to a deduction equal to 20% of his or her allocable share of such income.
Section 754 Election
We have made the election permitted by Section 754 of the Code that permits us to adjust the tax basis in each of our assets as to specific purchasers of our units under Section 743(b) of the Code to reflect the unit purchase price upon subsequent purchases of units and to adjust the tax basis in each of our assets under Section 734(b) of the Code in the event of our repurchase of common units in the open market. That election is irrevocable without the consent of the IRS. The Section 743(b) adjustment separately applies to a unitholder who purchases units from another unitholder based upon the values and adjusted tax basis of each of our assets at the time of the relevant purchase, and the adjustment will reflect the purchase price paid. The Section 743(b) adjustment does not apply to a person who purchases units directly from us. For purposes of this discussion, a unitholder’s basis in our assets will be considered to have two components: (1) its share of the tax basis in our assets as to all unitholders and (2) its Section 743(b) adjustment to that tax basis (which may be positive or negative).
Subject to certain limitations, a Section 743(b) adjustment may create additional depreciable basis that is eligible for bonus depreciation under Section 168(k) to the extent the adjustment is attributable to depreciable property and not to goodwill or real property. However, because we may not be able to determine whether transfers of our units satisfy all of the eligibility requirements and due to other limitations regarding administrability, we plan to elect out of the bonus depreciation provisions of Section 168(k) with respect to basis adjustments under Section 743(b).
Under our partnership agreement, we are authorized to take a position to preserve the uniformity of units even if that position is not consistent with applicable Treasury Regulations. A literal application of Treasury Regulations governing a Section 743(b) adjustment attributable to properties depreciable under Section 167 of the Code may give rise to differences in the taxation of unitholders purchasing units from us and unitholders purchasing from other unitholders. If we have any such properties, we intend to adopt methods employed by other publicly traded partnerships to preserve the uniformity of units, even if inconsistent with existing Treasury Regulations, and Vinson & Elkins L.L.P. has not opined on the validity of this approach. Please read “— Uniformity of Units.”
The IRS may challenge the positions we adopt with respect to depreciating or amortizing the Section 743(b) or Section 734(b) adjustment to preserve the uniformity of units due to the lack of controlling authority. Because a unitholder’s adjusted tax basis for its units is reduced by its share of our items of deduction or loss, any position we take that understates deductions will overstate a unitholder’s tax basis in its units, and may cause the unitholder to understate gain or overstate loss on any sale of such units. Please read “— Disposition of Units — Recognition of Gain or Loss.” If a challenge to such treatment were sustained, the gain from the sale of units may be increased without the benefit of additional deductions.
The calculations involved in the Section 754 election are complex and are made on the basis of assumptions as to the value of our assets and other matters. The IRS could seek to reallocate some or all of any Section 743(b) adjustment or Section 734(b) adjustment we allocated to our depreciable assets to goodwill or nondepreciable assets. Goodwill, as an intangible asset, is generally amortizable over a longer period of time or under a less accelerated method than certain of our tangible assets. We cannot assure any unitholder that the determinations we make will not be successfully challenged by the IRS or that the resulting deductions will not be reduced or disallowed altogether. Should the IRS require a different tax basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If permission is granted, a subsequent purchaser of units may be allocated more income than it would have been allocated had the election not been revoked.
Tax Treatment of Operations
Accounting Method and Taxable Year
We will use the year ending December 31 as our taxable year and the accrual method of accounting for federal income tax purposes. Each unitholder will be required to include in its tax return its share of our income, gain, loss and deduction for each taxable year ending within or with its taxable year. In addition, a unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of its units following the close of our taxable year but before the close of its taxable year must include its share of our income, gain, loss and deduction in income for its taxable year, with the result that it will be required to include in income for its taxable year its share of more than twelve months of our income, gain, loss and deduction. Please read “— Disposition of Units — Allocations Between Transferors and Transferees.”
Tax Basis, Depreciation and Amortization
The tax basis of each of our assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. If we dispose of depreciable property by sale, foreclosure or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation deductions previously taken, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a unitholder who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of its interest in us. Please read “— Tax Consequences of Unit Ownership — Allocation of Income, Gain, Loss and Deduction” and “— Disposition of Units — Recognition of Gain or Loss.”
The costs we incur in offering and selling our units (called “syndication expenses”) must be capitalized and cannot be deducted currently, ratably or upon our termination. While there are uncertainties regarding the classification of certain costs as organization expenses, which may be amortized by us, and as syndication expenses, which may not be amortized by us, the underwriting discounts and commissions we incur will be treated as syndication expenses. Please read “— Disposition of Units — Recognition of Gain or Loss.”
We are allowed a first-year bonus depreciation deduction equal to 60% of the adjusted basis of certain depreciable property acquired and placed in service in 2024. For property placed in service during subsequent years, the deduction is phased down by 20% per year until December 31, 2026. This depreciation deduction applies to both new and used property. However, use of the deduction with respect to used property is subject to certain anti-abuse restrictions, including the requirement that the property be acquired from an unrelated party. We can elect to forgo the depreciation bonus and use the alternative depreciation system for any class of property for a taxable year.
Valuation and Tax Basis of Each of Our Properties
The federal income tax consequences of the ownership and disposition of units will depend in part on our estimates of the relative fair market values and the tax basis of each of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates ourselves. These estimates and determinations of tax basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or tax basis are later found to be incorrect, the character and amount of items of income, gain, loss or deduction previously reported by a unitholder could change, and such unitholder could be required to adjust its tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of Units
Recognition of Gain or Loss
A unitholder will be required to recognize gain or loss on a sale or exchange of a unit equal to the difference, if any, between the unitholder’s amount realized and the adjusted tax basis in the unit sold (taking into account any basis adjustments attributable to previously disallowed interest deductions). A unitholder’s amount realized generally will equal the sum of the cash and the fair market value of other property it receives plus its share of our nonrecourse liabilities with respect to the unit sold or exchanged. Because the amount realized includes a unitholder’s share of our nonrecourse liabilities, the gain recognized on the sale or exchange of a unit could result in a tax liability in excess of any cash received from such sale or exchange.
Except as noted below, gain or loss recognized by a unitholder on the sale or exchange of a unit held for more than one year generally will be taxable as long-term capital gain or loss. However, gain or loss recognized on the disposition of units will be separately computed and taxed as ordinary income or loss under Section 751 of the Code to the extent attributable to Section 751 Assets, such as depreciation recapture and our “inventory items,” regardless of whether such inventory item has substantially appreciated in value. Ordinary income attributable to Section 751 Assets may exceed net taxable gain realized on the sale or exchange of a unit and may be recognized even if there is a net taxable loss realized on the sale or exchange of a unit. Thus, a unitholder may recognize both ordinary income and capital gain or loss upon a sale or exchange of a unit. Net capital loss may offset capital gains and, in the case of individuals, up to $3,000 of ordinary income per year.
For purposes of calculating gain or loss on the sale or exchange of a unit, the unitholder’s adjusted tax basis will be adjusted by its allocable share of our income or loss in respect of its unit for the year of the sale. Furthermore, as described above, the IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an “equitable apportionment” method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner’s tax basis in its entire interest in the partnership as the value of the interest sold bears to the value of the partner’s entire interest in the partnership.
Treasury Regulations under Section 1223 of the Code allow a selling unitholder who can identify units transferred with an ascertainable holding period to elect to use the actual holding period of the units transferred. Thus, according to the ruling discussed in the paragraph above, a unitholder will be unable to select high or low basis units to sell or exchange as would be the case with corporate stock, but, according to the Treasury Regulations, such unitholder may designate specific units sold for purposes of determining the holding period of the units transferred. A unitholder electing to use the actual holding period of any unit transferred must consistently use that identification method for all subsequent sales or exchanges of our units. A unitholder considering the purchase of additional units or a sale or exchange of units purchased in separate transactions is urged to consult its tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.
Specific provisions of the Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an “appreciated” financial position, including a partnership interest with respect to which gain would be recognized if it were sold, assigned or terminated at its fair market value, in the event the taxpayer or a related person enters into:
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a short sale;

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an offsetting notional principal contract; or

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a futures or forward contract with respect to the partnership interest or substantially identical property.

Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is authorized to issue Treasury Regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position. Please read “— Tax Consequences of Unit Ownership — Treatment of Securities Loans.”
Allocations Between Transferors and Transferees
In general, our taxable income or loss will be determined annually, will be prorated on a monthly basis and will be subsequently apportioned among the unitholders in proportion to the number of units owned by each of them as of the opening of the applicable exchange on the first business day of the month (the “Allocation Date”). Nevertheless, we allocate certain deductions for depreciation of capital additions based upon the date the underlying property is placed in service, and gain or loss realized on a sale or other disposition of our assets or, in the discretion of the general partner, any other extraordinary item of income, gain, loss or deduction will be allocated among the unitholders on the Allocation Date in the month in which such income, gain, loss or deduction is recognized. As a result, a unitholder transferring units may be allocated income, gain, loss and deduction realized after the date of transfer.
Although simplifying conventions are contemplated by the Code and most publicly traded partnerships use similar simplifying conventions, existing Treasury Regulations do not specifically authorize the use of the proration method we have adopted. Accordingly, Vinson & Elkins L.L.P. is unable to opine on the validity of this method of allocating income and deductions between transferee and transferor unitholders. If the IRS determines that this method is not allowed under the Treasury Regulations our taxable income or losses could be reallocated among our unitholders. Under our partnership agreement, we are authorized to revise our method of allocation between transferee and transferor unitholders, as well as among unitholders whose interests vary during a taxable year, to conform to a method permitted under the Treasury Regulations.
A unitholder who disposes of units prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deduction attributable to the month of disposition (and any other month during the quarter to which such cash distribution relates and the holder held common units on the first day of such month) but will not be entitled to receive a cash distribution for that period.
Notification Requirements
A unitholder who sells or exchanges any of its units is generally required to notify us in writing of that transaction within 30 days after the transaction (or, if earlier, January 15 of the year following the transaction in the case of a seller). Upon receiving such notifications, we are required to notify the IRS of the transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a transfer of units may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale or exchange through a broker who will satisfy such requirements.
Uniformity of Units
Because we cannot match transferors and transferees of units and for other reasons, we must maintain uniformity of the economic and tax characteristics of the units to a purchaser of these units. As a result of the need to preserve uniformity, we may be unable to completely comply with a number of federal income tax requirements. Any non-uniformity could have a negative impact on the value of our units. Please read “— Tax Consequences of Unit Ownership — Section 754 Election.”
Our partnership agreement permits our general partner to take positions in filing our tax returns that preserve the uniformity of our units. These positions may include reducing the depreciation, amortization or loss deductions to which a unitholder would otherwise be entitled or reporting a slower amortization of Section 743(b) adjustments for some unitholders than that to which they would otherwise be entitled. Vinson & Elkins L.L.P. is unable to opine as to the validity of such filing positions.

A unitholder’s adjusted tax basis in units is reduced by its share of our deductions (whether or not such deductions were claimed on an individual income tax return) so that any position that we take that understates deductions will overstate the unitholder’s basis in its units, and may cause the unitholder to understate gain or overstate loss on any sale of such units. Please read “— Disposition of Units — Recognition of Gain or Loss” and “— Tax Consequences of Unit Ownership — Section 754 Election” above. The IRS may challenge one or more of any positions we take to preserve the uniformity of our units. If such a challenge were sustained, the uniformity of units might be affected, and, under some circumstances, the gain from any sale of our units might be increased without the benefit of additional deductions.
In addition, as described above at “— Tax Consequences of Unit Ownership — Allocation of Income, Gain, Loss and Deduction,” if we aggregate multiple issuances of units for purposes of making adjustments to “book” basis and related tax allocations, to ensure the uniformity of our units, we will treat each of our units as having the same capital account balance, regardless of the price actually paid by each purchaser of units in the aggregated offerings. Although our counsel, Vinson & Elkins L.L.P., is unable to opine as to the validity of such an approach, we do not expect the number of affected units, or the differences between the purchase price of a unit and the initial capital account balance assigned to the unit, to be material.
Tax-Exempt Organizations and Other Investors
Ownership of our units by employee benefit plans and other tax-exempt organizations, as well as by non-resident alien individuals, non-U.S. corporations and other non-U.S. persons (collectively, “Non-U.S. Unitholders”) raises issues unique to those investors and, as described below, may have substantial adverse tax consequences to them. Each prospective unitholder that is a tax-exempt entity or a Non-U.S. Unitholder should consult its tax advisors before investing in our units.
Employee benefit plans and most other tax-exempt organizations, including IRAs and other retirement plans, are subject to federal income tax on unrelated business taxable income. Virtually all of our income allocated to tax-exempt organizations will be unrelated business taxable income and will be taxable to a tax-exempt unitholder. Tax-exempt unitholders with more than one unrelated trade or business (including by attribution from the Partnership to the extent it is engaged in one or more unrelated trade or business) are required to separately compute their unrelated business taxable income with respect to each unrelated trade or business (including for purposes of determining any net operating loss deduction). As a result, it may not be possible for tax-exempt unitholders to utilize losses from an investment in the Partnership to offset unrelated business taxable income from another unrelated trade or business and vice versa. Additionally, all or part of any gain recognized by a tax exempt organization upon a sale or other disposition of our units may be unrelated business taxable income and may be taxable to them.
Non-U.S. Unitholders are taxed by the United States on income effectively connected with a U.S. trade or business (“effectively connected income”) and on certain types of U.S.-source non-effectively connected income (such as dividends), unless exempted or further limited by an income tax treaty. Each Non-U.S. Unitholder will be considered to be engaged in business in the United States because of its ownership of our units. Furthermore, Non-U.S. Unitholders will be deemed to conduct such activities through a permanent establishment in the United States within the meaning of an applicable tax treaty. Consequently, each Non-U.S. Unitholder will be required to file federal tax returns to report its share of our income, gain, loss or deduction and pay federal income tax on its share of our net income or gain. Moreover, under rules applicable to publicly-traded partnerships, distributions to Non-U.S. Unitholders are subject to withholding at the highest applicable effective tax rate. In addition, distributions to non-U.S. persons will also be subject to a 10% withholding tax on the amount of any distribution in excess of our cumulative net income. As we do not compute our cumulative net income for such purposes due to the complexity of the calculation and lack of clarity in how it would apply to us, we intend to treat all of our distributions as being in excess of our cumulative net income for such purposes and subject to such 10% withholding tax. Accordingly, distributions to non-U.S. persons will be subject to a combined withholding tax rate equal to the sum of the highest applicable effective tax rate and 10%. Each Non-U.S. Unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN or W-8BEN-E (or other applicable or successor form) in order to obtain credit for these withholding taxes.

In addition, if a Non-U.S. Unitholder is classified as a non-U.S. corporation, it will be treated as engaged in a United States trade or business and may be subject to the U.S. branch profits tax at a rate of 30%, in addition to regular federal income tax, on its share of our income and gain as adjusted for changes in the foreign corporation’s “U.S. net equity” to the extent reflected in the corporation’s earnings and profits.
That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate unitholder is a “qualified resident.” In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Code.
A Non-U.S. Unitholder who sells or otherwise disposes of a unit will be subject to federal income tax on gain realized from the sale or disposition of that unit to the extent the gain is effectively connected with a U.S. trade or business of the Non-U.S. Unitholder. Gain realized by a Non-U.S. Unitholder from the sale of its interest in a partnership that is engaged in a trade or business in the United States will be considered to be “effectively connected” with a U.S. trade or business to the extent that gain that would be recognized upon a sale by the partnership of all of its assets would be “effectively connected” with a U.S. trade or business. Thus, a substantial portion of a Non-U.S. Unitholder’s gain from the sale or other disposition of our units would be treated as effectively connected with a unitholder’s indirect U.S. trade or business constituted by its investment in us and would be subject to federal income tax. As a result of the effectively connected income rules described above, the exclusion from U.S. taxation under the Foreign Investment in Real Property Tax Act for gain from the sale of partnership units regularly traded on an established securities market will not prevent a Non-U.S. Unitholder from being subject to federal income tax on gain from the sale or disposition of its units to the extent such gain is effectively connected with a U.S. trade or business. We expect a substantial portion of the gain from the sale or disposition of our units to be treated as effectively connected with a U.S. trade or business.
Moreover, the transferee of an interest in a partnership that is engaged in a U.S. trade or business is generally required to withhold 10% of the amount realized by the transferor unless the transferor certifies that it is not a foreign person. While the determination of a partner’s “amount realized” generally includes any decrease of a partner’s share of the partnership’s liabilities, the Treasury regulations provide that the “amount realized” on a transfer of an interest in a publicly traded partnership, such as our units, will generally be the amount of gross proceeds paid to the broker effecting the applicable transfer on behalf of the transferor, and thus will be determined without regard to any decrease in that partner’s share of a publicly traded partnership’s liabilities. For a transfer of interests in a publicly traded partnership that is effected through a broker, the obligation to withhold is imposed on the transferor’s broker. Current and prospective foreign unitholders should consult their tax advisors regarding the impact of these rules on an investment in our units.
Administrative Matters
Information Returns and Audit Procedures
We intend to furnish to each unitholder, within 90 days after the close of each taxable year, specific tax information, including a Schedule K-1, which describes its share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each unitholder’s share of income, gain, loss and deduction. We cannot assure our unitholders that those positions will yield a result that conforms to all of the requirements of the Code, Treasury Regulations or administrative interpretations of the IRS.
The IRS may audit our federal income tax information returns. Neither we nor Vinson & Elkins L.L.P. can assure prospective unitholders that the IRS will not successfully challenge the positions we adopt, and such a challenge could adversely affect the value of our units. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year’s tax liability, and may result in an audit of the unitholder’s own return. Any audit of a unitholder’s return could result in adjustments unrelated to our returns.
Publicly-traded partnerships are treated as entities separate from their owners for purposes of federal income tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings.

The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings for each of the partners.
If the IRS makes audit adjustments to our income tax returns, it may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from us, unless we elect to have our general partner, unitholders and former unitholders take any audit adjustment into account in accordance with their interests in us during the taxable year under audit. Similarly, for such taxable years, if the IRS makes audit adjustments to income tax returns filed by an entity in which we are a member or partner, it may assess and collect any taxes (including penalties and interest) resulting from such audit adjustment directly from such entity.
Generally, we expect to elect to have our general partner, unitholders and former unitholders take any such audit adjustment into account in accordance with their interests in us during the taxable year under audit, but there can be no assurance that such election will be effective in all circumstances. If we are unable or if it is not economical to have our general partner, unitholders and former unitholders take such audit adjustment into account in accordance with their interests in us during the taxable year under audit, then our current unitholders may bear some or all of the tax liability resulting from such audit adjustment, even if such unitholders did not own our units during the taxable year under audit. If, as a result of any such audit adjustment, we are required to make payments of taxes, penalties or interest, our cash available for distribution to our unitholders might be substantially reduced.
The Code requires us to designate a partner, or other person, with a substantial presence in the United States as the partnership representative (“Partnership Representative”). The Partnership Representative has the sole authority to act on our behalf for purposes of, among other things, federal income tax audits and judicial review of administrative adjustments by the IRS. We have designated our general partner as the Partnership Representative. Any actions taken by us or by the Partnership Representative on our behalf with respect to, among other things, federal income tax audits and judicial review of administrative adjustments by the IRS, will be binding on us and all of our unitholders.
Additional Withholding Requirements
Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Code) and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on withholdable payments, including interest, dividends and other fixed or determinable annual or periodic gains, profits and income from sources within the United States (“FDAP Income”) paid to a foreign financial institution or to a “non-financial foreign entity” (as specially defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting, (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. While withholdable payments would have originally included payments of gross proceeds from the sale or other disposition of any property of a type which could produce interest or dividends from sources within the United States (“Gross Proceeds”) on or after January 1, 2019, proposed Treasury Regulations provide that such payments of Gross Proceeds do not constitute withholdable payments. Taxpayers may rely generally on these proposed Treasury Regulations until they are revoked or final Treasury Regulations are issued.
If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these requirements may be subject to different rules.
To the extent we have FDAP Income that is not treated as effectively connected with a U.S. trade or business (please read “— Tax-Exempt Organizations and Other Investors”), a unitholder that is a foreign financial institution or certain other non-U.S. entity, or a person that holds its units through such foreign entities, may be subject to withholding on distributions they receive from us, or its distributive share of our income, pursuant to the rules described above. Each prospective unitholder should consult its own tax advisors regarding the potential application of these withholding provisions to its investment in our units.
Nominee Reporting
Persons who hold an interest in us as a nominee for another person are required to furnish to us:
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the name, address and taxpayer identification number of the beneficial owner and the nominee;

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a statement regarding whether the beneficial owner is:

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a non-U.S. person;

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a non-U.S. government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing; or

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a tax-exempt entity;

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the amount and description of units held, acquired or transferred for the beneficial owner; and

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specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

Each broker and financial institution is required to furnish additional information, including whether such broker or financial institution is a U.S. person and specific information on any units such broker or financial institution acquires, holds or transfers for its own account. A penalty per failure, with a significant maximum penalty per calendar year, is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of our units with the information furnished to us.
Accuracy-Related Penalties
Certain penalties may be imposed as a result of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for the underpayment of that portion and that the taxpayer acted in good faith regarding the underpayment of that portion. We do not anticipate that any accuracy-related penalties will be assessed against us.
State, Local and Other Tax Considerations
In addition to federal income taxes, unitholders may be subject to other taxes, including state and local income taxes, unincorporated business taxes and estate, inheritance or intangibles taxes that may be imposed by the various jurisdictions in which we conduct business or own property now or in the future or in which the unitholder is a resident. We conduct business or own property in many states in the United States. Some of these states may impose an income tax on individuals, corporations and other entities. As we make acquisitions or expand our business, we may own property or conduct business in additional states that impose a personal income tax. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider the potential impact of such taxes on its investment in us.
A unitholder may be required to file income tax returns and pay income taxes in some or all of the jurisdictions in which we do business or own property, though such unitholder may not be required to file a return and pay taxes in certain jurisdictions because its income from such jurisdictions falls below the jurisdiction’s filing and payment requirement. Further, a unitholder may be subject to penalties for a failure to comply with any filing or payment requirement applicable to such unitholder. Some of the jurisdictions may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the jurisdiction. Withholding, the amount of which may be greater or less than a particular unitholder’s income tax liability to the jurisdiction, generally does not relieve a nonresident unitholder from the obligation to file an income tax return.

Tax Consequences of Ownership of Preferred Units
A description of the material U.S. federal income tax consequences of the acquisition, ownership, and disposition of any series of preferred units offered pursuant to this prospectus will be set forth in the prospectus supplement relating to the offering of such preferred units.
Tax Consequences of Ownership of Debt Securities
A description of the material U.S. federal income tax consequences of the acquisition, ownership, and disposition of any series of debt securities will be set forth in the prospectus supplement relating to the offering of such debt securities.
It is the responsibility of each unitholder to investigate the legal and tax consequences, under the laws of pertinent jurisdictions, of its investment in us. We strongly recommend that each prospective unitholder consult, and depend upon, its own tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each unitholder to file all state, local and non-U.S., as well as federal tax returns that may be required of it. Vinson & Elkins L.L.P. has not rendered an opinion on the state, local, alternative minimum tax or non-U.S. tax consequences of an investment in us.

PLAN OF DISTRIBUTION
Under this prospectus, we intend to offer our securities to the public:
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through one or more underwriters for public offering and sale;

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through one or more broker-dealers who may act as agent or may purchase securities as principal and thereafter resell the securities from time to time;

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in or through one or more transactions (which may involve crosses and block transactions) or distributions, including exchange distributions, distributions to beneficial owners and/or secondary distributions;

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on NASDAQ;

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in the over-the-counter market;

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in private transactions;

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to investors directly;

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through short sales and delivery of such securities to close out short positions;

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a combination of any such methods of sale; or

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or any other method permitted pursuant to applicable law.

We will price our securities at:
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market prices prevailing at the time of any sale under this registration statement;

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prices related to then-current market prices;

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a fixed price; or

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negotiated prices.

We may change the price of the securities offered from time to time.
We will pay or allow distributors’ or sellers’ commissions that will not exceed those customary in the types of transactions involved.
Broker-dealers or underwriters may receive compensation in the form of underwriting discounts or commissions and may receive commissions from purchasers of the securities for whom they may act as agents. If any broker-dealer purchases the securities as principal, it may effect resales of the securities from time to time to or through other broker-dealers, and other broker-dealers may receive compensation in the form of concessions or commissions from the purchasers of securities for whom they may act as agents.
To the extent required, the names of the specific managing underwriter or underwriters, if any, as well as other important information, will be set forth in an applicable prospectus supplement. In that event, the discounts and commissions we will allow or pay to the underwriters, if any, and the discounts and commissions the underwriters may allow or pay to dealers or agents, if any, will be set forth in, or may be calculated from, the applicable prospectus supplement. Any underwriters, brokers, dealers and agents who participate in any sale of the securities may also engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses. We may indemnify underwriters, brokers, dealers and agents against specific liabilities, including liabilities under the Securities Act.
Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto.
We may offer our units into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters and dealers who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

The aggregate maximum compensation the underwriters will receive in connection with the sale of any securities under this prospectus and the registration statement of which it forms a part will not exceed 8% of the gross proceeds from the sale.
Because FINRA views our common units as interests in a direct participation program, any offering of common units under the registration statement of which this prospectus forms a part will be made in compliance with Rule 2310 of the FINRA Rules.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.
In connection with offerings under this shelf registration statement and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases the previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

LEGAL MATTERS
The validity of the securities offered in this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. Vinson & Elkins L.L.P. will also render an opinion on certain material U.S. federal income tax consequences regarding the securities. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$
$    % Series A Junior Subordinated Notes due 2056
$    % Series B Junior Subordinated Notes due 2056

Prospectus supplement
           , 2026

Joint Book-Running Managers
J.P. Morgan	Citigroup	Mizuho	MUFG	Truist Securities